CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Reinsurance Agreement #I414848US-12

Th is Automatic Self Administered YRT Reinsuranc e Agreement

Effective November 1, 2011

(hereinafter referred to as the “Agreement”)

is made between

Nationwide Life Insurance Company

an Ohio insurance company

(hereinafter referred to as the “Company”)

and

Swiss Re Life & Health America Inc.

a Connecticut insurance company

(hereinafter referred to as the “Reinsurer”)

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Table of Contents

Article 1

1.1	General

1.2	Scope of Coverage

Article 2

2.1	Automatic Reinsurance

2.2	Facultat ive Reinsurance

Article 3

3.1	Automatic Submissions

3.2	Facultative Submissions

Article 4

4.1	Commencement of Automatic Reinsurance Liability

4.2	Commencement of Facultative Reinsurance Liability

4.3	Conditional Receipt or Temporary Insurance Agreement Liability

Article 5

5.1	Premium Accounting

5.2	Currency

5.3	Non-Payment of Premiums

Article 6

6.1	Right of Offset

Article 7

7.1	Conversions
7.2	Policy Changes
7.3	Reductions
7.4	Lapses
7.5	Reinstatements
7.6	Reinsur ance Limits

Article 8

8.1	Retention Limit Change
8.2	Recapture
8.3	Waiver of Premium Claims

Article 9

9.1	Claims Notice and Consultation
9.2	Claims Payment
9.3	Claims Practices
9.4	Contested Claims
9.5	Claims Expenses
9.6	Extra Contractual Obligations
9.7	Misstatement of Age or Sex

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Article 10

10.1	Errors and Omissions in Administration of Reinsurance
10.2	Dispute Resolution
10.3	Arbitration
10.4	Expedited Dispute Resolution Process

Article 11

11.1	Insolvency

Article 12

12.1	DAC Tax Election
12.2	Taxes and Expenses

Article 13

13.1	Entire Agreement
13.2	Inspection of Records
13.3	Utmost Good Faith
13.4	Confidential ity
13.5	OFAC Compliance

Article 14

14.1	Representations and Warranties

Article 15

15.1	Business Continuity

Article 16

16.1	Duration of Agreement
16.2	Severability
16.3	Construction
16.4	Credit for Reinsurance
16.5	Non-Waiver
16.6	Retrocessi on
16.7	Governing Law
16.8	Interest
16.9	Medical Information Bureau
16.10	Notice
16.11	Counterparts

Execution

Exhibits

A	Business Covered
A-1	Business Guidelines
A-2	Facultative Submissions
B	Reinsurance Application
B-1	Fac Easy Application
C	General Terms
C-1	Rates and Terms for Specific Plans
D	The Company’s Retention Limits
E	Automatic Issue and Acceptance and Per Location Limits
F	Reinsurance Reports

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Article 1

1.1	General

This Agreement is an indemnity reinsurance agreement solely between the Company and the Reinsurer. The acceptance of risks under this Agreement by the Reinsu rer will create no right or legal relation between the Reinsurer and the insured, owner, beneficiary, or assignee of any insurance policy of the Company.

This Agreement will be binding upon the parties hereto and their respective successors and assigns including any rehabilitator, conservator, liquidator or statutory successor of either party. Neither party may effect any novation of this Agreement without the other party’s prior written consent.

Day or days, when used in this Agreement, will mean calendar days.

1.2	Scope of Coverage

This Agreement applies to all directly issued insurance policies and supplemental benefits and riders listed in Exhibit A (hereinafter referred to as “policies” or “policy”} and issued in a jurisdiction in which the Company is properly licensed. On and after the effective date of this Agreement, the Company will cede and the Reinsurer will accept its share of the benefits specified in Exhibit A in accordance with the terms of this Agreement. The policies accepted by the Reinsurer will be hereinafter referred to as “Reinsured Policies.”

The Company may not reinsure the retained amounts specified in Exhibit D on any basis without the Reinsurer’s prior written consent.

This Agreement does not cover the following unless specified elsewhere:

a}	Noncontractual conversions or group conversions; or

b)	Policies issued under a program where full current evidence of insurability consistent with the amount of insurance is not obtained, or where conventional selection criteria are not applied in underwriting the risk; or

c)	Any conversion of a previously issued policy that had been reinsured with another reinsurer.

Each Reinsured Policy must provide for the maximum periods of suicide and contestability protection permitted by applicable law. Each Reinsured Policy must also provide for the maximum period of suicide protection permitted by applicable law, unless a shorter period is explicitly allowed by the Company’s underwriting guidelines. The Company will notify the Reinsurer of any changes in the underwriting guidelines, as specified in Article 15.1, Busin ess Continuity.

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Article 2

2.1	Automatic Reinsurance

The Company will automatically cede and the Reinsurer will automatically accept its share of the Company’s policies provided that, to the best of the Company’s knowledge:

a)	The Company has retained on each life the amount set out in Exhibit D according to the age and mortality rating at the time of underwriting; and

b)	The total of the new ultimate face amount of reinsurance required, including any contractual increases and the amount already reinsured on that life under this Agreement and all other life agreements between the Reinsurer and the Company, covering business written on an Employer Sponsored plan issued on any underwriting basis, does not exceed the Automatic Acceptance and Per Location Limits set out in Exhibit E; and

c)	The total new ultimate face amount of insurance, including any contractual increases on that life in force with all companies, including the Company, does not exceed the In Force Limits set out in Exhibit E; and

d)	The application is on a life for which the current or any previous application had not been submitted by the Company on a facultative basis to the Reinsurer or any other reinsurer within the last five years, unless the reason for the previous facultative submission was for exceeding Automatic Acceptance Limits or exceeding In Force Limits and no longer applies; and

e)	The Policy is not purchased as part of a premium financing program or third party investment program, unless such programs have been approved in writing by the Reinsurer; and

f)	The policy does not cover any lives employed within the geographical boundaries of the borough of Manhattan, New York.

For purposes of this Agreement, the term “location” shall mean any one or more structures within a one mile radius of any building that serves as the place of employment of any insured at the time a Reinsured Policy is issued.

For purposes of this Article, “ultimate face amount” will mean, to the best of the Company’s knowledge, the projected maximum face amount at the time of underwriting, including any contractual increases, that could be reached based on reasonable assumptions made about the policy.

If the Company is already on the risk for its retention under previously issued policies, the Reinsurer will automatically accept reinsurance for newly issued policies according to the limits set out in Exhibit E, provided the Company has complied with the business guidelines specified in Exhibit A-1 (hereinafter the “Business Guidelines”) that would have applied if the new policy had been fully retained by the Company.

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2.2	Facultative Reinsurance

Policies that do not qualify for automatic reinsurance hereunder may be submitted to the Reinsurer on a facultative basis. Additionally, policies that qualify for automatic reinsurance may be submitted to the Reinsurer for facultative consideration. If a policy that qualifies for automatic reinsurance is submitted to the Reinsurer or other reinsurers for consideration, the policy will be treated as if proposed on a facultative basis.

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Article 3

3.1	Automatic Submissions

The Company will report Reinsured Policies ceded automatically to the Reinsurer according to the terms specified in Exhibit F.

Upon request, the Company will provide the Reinsurer copies of the application, underwriting papers and other information pertaining to any automatic cession under this Agreement.

3.2	Facultative Submissions

Applications for reinsurance on a facultative basis will be made in accordance with Exhibit A-2. Unless the Reinsurer provides written consent to an extension, the Company will have the number of days specified in Exhibit A-2 from the date of the Reinsurer’s final offer in which to place the policy with the insured/owner, after which the Reinsurer’s offer will expire without further notice or obligation.

The terms of this Agreement will apply to each accepted facultative offer, unless the offer specifies different terms.

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Article 4

4.1	Commencement of Automatic Reinsurance liability

The Reinsurer’s liability for any Reinsured Policy accepted automatically will begin simultaneously with the Company’s contractual liability for that policy.

4.2	Commencement of Facultative Reinsurance Liability

The Reinsurer’s liability for facultative reinsurance will begin simultaneously with the Company’s contractual liability if the Company has accepted, during the lifetime of the insured, the Reinsurer’s offer of coverage. However, the Reinsurer will be bound to facultative policies that are placed with the Reinsurer by the Company in accordance with the Company’s reasonably documented facultative acceptance procedures which have been provided to the Reinsurer.

The Reinsurer will have no liability for any application submitted for facultative consideration if the Reinsurer declined facultative coverage or made an offer of coverage that was not accepted by the Company as required by the terms of this Agreement.

4.3	Conditional Receipt or Temporary Insurance Agreement liability

Automatic reinsurance coverage provided by the Reinsurer for the Company’s conditional receipt or temporary insurance agreement will begin simultaneously with the Company’s contractual liability and is limited to the Reinsurer’s share, as shown in Exhibit A, of amounts accepted within the Company’s usual cash-with-application procedures for temporary coverage, up to the limits shown in Exhibit E.

For facultative applications submitted to the Reinsurer, the Reinsurer’s liability under a conditional receipt or a temporary insurance agreement will begin simultaneously with the Company’s contractual liability if the Reinsurer has received notice from the Company that the Reinsurer’s facultative offer has been accepted. The Reinsurer’s liability is limited to its share, as shown in Exhibit A, of amounts accepted within the Company’s usual cash with-application procedures for temporary coverage, up to the limits shown in Exhibit E.

If the proposed insured dies prior to the completion of the underwriting process, the Reinsurer will continue underwriting the risk to determine if a facultative offer would have been made on the risk. If so, the Reinsurer will accept liability for the risk, subject to the limits specified in the paragraph above.

The Reinsurer has no liability for facultative applications that the Company has not submitted to the Reinsurer.

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Article 5

5.1	Premium Accounting

The Company will pay the Reinsurer premiums in accordance with the terms specif ied in Exhibit C-1.

The method and requirements for reporting and remitting premiums are specified in Exhibit F.

5.2	Currency

All payments due under this Agreement will be made in U.S. Dollars.

5.3	Non-Payment of Premiums

The payment of reinsurance premiums is a condition to the liability of the Reinsurer for reinsurance provided by this Agreement. If reinsurance premiums are not paid within 60 days of the due date, the Reinsurer may terminate reinsurance for all Reinsured Policies having reinsurance premiums in arrears. If the Reinsurer elects to terminate any Reinsured Policies after such 60 day period, it will then give the Company at least 15 days’ prior written notice of its intention to terminate such reinsurance. If all rei nsurance premiums in arrears, including any which may become in arrears during such 15 day notice period, are not paid before the end of the notice period, the Reinsurer’s obligations for those Reinsured Policies will be limited to obligations relating to events arising on or before the last date for which reinsurance premiums have been paid in full for each Reinsured Policy.

If reinsurance is terminated according to this Article, unearned premiums, net of outstanding balances, will be paid by the party with the positive balance.

The Reinsurer’s right to terminate reinsurance will not prejudice its right to collect premiums, and applicable interest as specified in Exhibit C, for the period reinsurance was in force, through and including the 15 day notice period.

The Company may not force termination through the non-payment of reinsurance premiums to avoid the Agreement’s requirements or to transfer the Reinsured Policies to another party.

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Article 6

6.1	Right of Offset

The Company and the Reinsurer will have the right to offset any undisputed balances, whether on account of premiums, allowances, credits, claims or otherwise due from one party to the other under this Agreement or under any other reinsurance agreement between the Company and the Reinsurer.

The rights provided under this Article are in addition to any rights of offset that may exist at common law. The parties’ offset rights may be enforced notwithstanding any other provision of this Agreement including, without limitation, the provisions of Article 11.

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Article 7

7.1	Conversions

If a Reinsured Policy is converted according to its terms and the applicable provisions of the Business Guidelines, the Company will notify the Reinsurer as specified in Exhibit F. The amount to be reinsured will be determined on the same basis as used for the original Reinsured Policy (excess of retention or quota share) but will not exceed the amount reinsured as of the date of conversion unless mutually agreed otherwise.

Reinsurance will be on a YRT basis using the YRT Rates for Conversions specified in Exhibit C-1, at the issue age and duration of the original Reinsured Policy.

7.2	Policy Changes

“Policy changes” refers to the variety of actions that may be made to a policy after issue. These actions include, but are not limited to, replacements, changes in plans, a change in the face amount of the policy or the addition of a covered rider. If there is a change to the reinsurance on a Reinsured Policy, the Company will inform the Reinsurer in the subsequent Changes and Terminations Report specified in Exhibit F.

Except as provided in this Article, whenever a Reinsured Policy is changed and the Company’s underwriting guidelines do not require that full evidence of insurability be obtained, the reinsurance will remain in effect with the Reinsurer, whether the change is made before or after any cancellation of this Agreement for new business. The suicide and contestability periods applicable to the original Reinsured Policy will apply to the reissued Reinsured Policy and the duration will be measured from the effective date of the original Reinsured Policy.

Whenever a Reinsured Policy is changed and the Company’s underwriting guidelines require that full evidence of insurability be obtained, and the suicide and contestability periods are based on the reissued policy date, the reinsurance will remain in effect with the Reinsurer only if the change is made before any cancellation of this Agreement for new business. Increases normally applied to existing policies where such policies were issued prior to the cancellation of the Agreement for new business will continue to be reinsured. The suicide period may be based on an earlier policy date if explicitly allowed by the Company’s underwriting guidelines. The Company will notify the Reinsurer of any changes in the underwriting guidelines, as specified in Article 15.1, Business Continuity.

Policy changes to Reinsured Policies will be subject to the Reinsurer’s prior written approval, if:

a)	The new ultimate face amount of the policy, including any contractual increases, would be in excess of the Automatic Acceptance Limit in effect at the time of the change, as set out in Exhibit E; or

b)	The new ultimate face amount of the policy, including any contractual increases, and the amount already in force in all companies on the same life exceeds the In Force Limits stated in Exhibit E; or

c)	The policy was reinsured on a facultative basis; or

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d)	Evidence of insurability is not obtained if required in the Company’s underwriting guidelines.

First year premium rates and allowances as specified in Exhibit C-1 will apply to the amount underwritten for a non-contractual increase.

7.3	Reductions

Unless specified otherwise in this Agreement, if the amount of a Reinsured Policy issued by the Company is reduced and:

a)	The amount of reinsurance is on an excess basis, then the amount of reinsurance on that life will be reduced effective the same date by the full amount of the reduction under the original Reinsured Policy. If the amount of insurance terminated equals or exceeds the amount of reinsurance, the full amount of reinsurance will be terminated; or

b)	The amount of reinsurance is on a quota share basis, then the amount of reinsurance on that Reinsured Policy will be reduced effective the same date by the same proportion as the reduction under the original Reinsured Policy.

The reduction will first apply to any reinsurance on the Reinsured Policy being reduced and then, if applicable, in chronological order according to policy date {“first in, first out”) to any reinsurance on other policies in force on the life. However, the Company will not be required to assume a risk for an amount in excess of its regular retention for the age at issue and the mortality rating of the policy under which reinsurance is being terminated.

If the reinsurance for a Reinsured Policy has been placed with more than one reinsurer, the reduction will be applied to all reinsurers pro rata to the amounts originally reinsured with each reinsurer.

A reduction to one of the Company’s policies not reinsured hereunder will require that the Company maintain its required retention as specified in Exhibit D of this Agreement.

7.4	Lapses

When a policy issued by the Company lapses, the corresponding reinsurance on the Reinsured Policy will be terminated effective the same date. Unless specified otherwise in this Agreement, if a policy fully retained by the Company lapses, the terms of Article 7.3 will apply. Full retention shall be defined as specified in Exhibit D of this Agreement.

If a policy issued by the Company lapses and extended term insurance is elected under the terms of that policy, the corresponding reinsurance on the Reinsured Policy will continue on the same basis as the original Reinsured Policy until the expiry of the extended term period.

If a policy issued by the Company lapses and reduced paid-up insurance is elected under the terms of that policy, the amount of the corresponding reinsurance on the Reinsured Policy will be reduced according to the terms of Article 7.3.

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If the Company allows the policy to remain in force under its automatic premium loan regulations, the corresponding reinsurance on the Reinsured Policy will continue unchanged and in force as long as such regulations remain in effect, except as otherwise provided in this Agreement.

7.5	Reinstatements

If a policy reinsured on an automatic basis is reinstated according to its terms and the Company’s reinstatement rules, the Reinsurer will, upon notification, automatically reinstate the reinsurance. The Reinsurer’s approval is required for the reinstatement of a facultative policy if the Company’s regular reinstatement rules indicate that evidence of insurability, in addition to a statement of good health, is required.

To the extent the Reinsured Policy requires payment of premiums in arrears, the Company will pay all reinsurance premiums in arrears on reinstated policies and such premiums will be subject to Article 16.8 and Exhibit F.

7.6	Reinsurance Limits

The Company will not submit a policy to the Reinsurer unless the amount of reinsurance on the policy equals or exceeds the Minimum Initial Reinsurance Limit ceded to the Reinsurer as specified in Exhibit C. A Reinsured Policy will no longer be reinsured when its reinsured Net Amount at Risk (as defined in Exhibit C-1) is less than the Minimum Final Reinsurance Limit ceded to the Reinsurer as specified in Exhibit C.

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Article 8

8.1	Retention Limit Change

If the Company changes its retention limit (hereinafter “Retention Limit”), it will provide the Reinsurer with written notice of the new Retention Limit at least 90 days prior to the effective date. Changes to the Company’s Retention Limits in Exhibit D will not affect the Reinsured Policies in force at the time of such a change except as specifically provided for elsewhere in this Agreement, and will not affect the Automatic Acceptance Limits in Exhibit E unless mutually agreed in writing by the Company and the Reinsurer.

If the Company decreases its Retention Limit, no reinsurance may be ceded on an automatic basis until the parties have reviewed and either expressly affirmed or revised the terms specified in Exhibit C-1 and the Automatic Acceptance Limits set out in Exhibit E.

8.2	Recapture

Reinsured policies will not be eligible for recapture due solely to an increase in the Company’s quota share percentage retained. The Company may apply an increase in its Retention Limit to reduce the ceded amount of inforce reinsurance ceded on an automatic basis provided, however, that:

a)	The Company gives the Reinsurer an irrevocable written notice of its intention to recapture; and

b)	Recapture will be effected on the next anniversary of each Reinsured Policy eligible for recapture unless agreed otherwise by both parties and with no recapture being made until the Reinsured Policy has been in force for the period specifi ed in Exhibit C-1. For a conversion or re-entry, the recapture terms of the original policy will apply and the duration for the recapture period will be measured from the effective date of the original policy; and

c)	The Company has maintained, from the time the policy was issued, its quota share retention as set out in Exhibit D, and has applied its increased Retention Limit to all categories set out in Exhibit D.

In applying its increased Retention Limit to Reinsured Policies, the age and mortality rating at the time of issue will be used to determine the amount of the Company’s increased retention. The amount of reinsurance eligible for recapture will be the difference between the amount originally retained and the amount the Company would have retained on the same quota share basis had the new retention been in effect at the time of issue. If there is reinsurance with other reinsurers on risks eligible for recapture, the reduction will be applied pro rata to the total outstanding reinsurance.

Recapture is optional, but if any reinsured business is recaptured, all eligible reinsured business must be recaptured. In addition, all life risks reinsured under any other simil arly underwritten COLI or BOLl reinsurance agreement between the Reinsurer and the Company which are eligible for recapture must be similarly recaptured. No reserves for the recaptured business will be paid to the Company by the Reinsurer.

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Effective as of the recapture date, the Reinsurer will not be liab le for any eligi ble business which was overlooked. The parties’ obliga tions for any recaptured business will be limited to those relating to events or cir cumstances arising or occurring before the recapture date, including payment of the termination settlement amount.

Upon recapture, each party will be deemed to be fully and finally released from all obligations under this Agreement with respect to the recaptured business.

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Article 9

9.1	Claims Notice and Consultation

The Company is responsible for the settlement of claims in accordance with applicable law and policy terms. It is the Company’s sole decision to determine whether a claim is payable under the policy. For purposes of this Article, Reinsured Policies include conditional receipts and temporary insurance agreements covered under the terms of this Agreement. It is a condition to the Reinsurer’s obligation to pay a claim that the Company notify the Reinsurer in writing as soon as possible, but in any event not later than twenty-four (24) months after the Company receives notice of a claim on a Reinsured Policy. The Company will promptly provide the Reinsurer with copies of all claims documents.

As a condition to the Reinsurer’s obligation to pay a claim, before making a claim decision or settlement offer, the Company will seek the Reinsurer’s recommendation on such matters to the extent specified in Exhibit C-1. The Reinsurer will promptly make a recommendation; failing such, the Company may settle the claim without further consultation. The terms of Exhibit C-1 notwithstanding, the Company may request a recommendation from the Reinsurer on any claim on a Reinsured Policy. The Company will provide the Reinsurer all information, including underwriting files, reasonably requested by the Reinsurer for consideration of any claim on a Reinsured Policy.

The Company, if notified, will notify the Reinsurer of deaths that do not trigger policy benefits.

9.2	Claims Payment

The Reinsurer will be liable to the Company for its share of the benefits owed under the express contractual terms of the Reinsured Policies and as specified under the terms of this Agreement. The Reinsurer will not participate in any ex gratia payments made by the Company (i.e., payments the Company is not required to make under the Reinsured Policy terms.) The payment of death benefits by the Reinsurer will be in one lump sum regardless of the mode of settlement under the Reinsured Policy. Benefit payments from the Reinsurer will be due within 30 days of the claim satisfying the requirements established under this Agreement. The Reinsurer’s share of any interest payable under the terms of a Reinsured Policy or applicable law which is based on the death benefits paid by the Company, will be payable provided that the Reinsurer will not be liable for interest accruing on or after the date of the Company’s payment of benefits. The Reinsurer’s share will be based upon the same interest rate and days used by the Company to calculate their interest paid.

The Reinsurer will make payment to the Company for each such claim.

For Waiver of Premium claims, the Company will continue to pay premiums for reinsurance, except premiums for disability reinsurance. The Reinsurer will pay its proportionate share of the gross premium waived by the Company on the Reinsured Policy, including its share of the premiums for benefits that remain in effect during disability.

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For claims on Accelerated Benefit riders reinsured under this Agreement, the benefit amount payable by the Reinsurer will be calculated by multiplying the total accelerated death benefit rider payout by the ratio of the reinsured Net Amount at Risk, as defined in Exhibit C -1, to the face amount of the Reinsured Policy.

9.3	Claims Practices

It is the Company’s sole decision to determine whether to investigate, contest, compromise or litigate a claim; however, the Company is responsible for investigating, contesting, compromising or litigating Reinsured Policy claims in accordance with applicable law and policy terms.

The Company acknowledges that it obtains a certified death certificate to the extent one exists, otherwise such other documentation as may be agreed to by the Reinsurer for that particular death claim to ascertain the fact, time, and manner of an insured’s death, and follows industry standard and investigates claims with any of the following criteria:

a)	If the claim occurs within the contestable period as defined by the Reinsured Policy; or

b)	If there is a reasonable question regarding the validity of the insured’s death or the authenticity of the proofs of death; or

c)	If the death occurs outside the United States or Canada; or

d)	If the insured is missing or presumed dead; or

e)	If there is a reasonable suspicion of fraud.

A claim investigation generally includes confirming proof of death, medical records to validate the insured’s medical disclosures and, if material, financial condition at the time of Policy application. Investigations may also include obtaining police reports, coroner’s reports, financial records, or other information that would be appropriate under the circumstances.

The Company acknowledges that it does defend against claims meeting the following criteria:

f)	If a material misrepresentation is found in the Policy application and the policy is within the contestable period; or

g)	If fraud is found and there is a legal remedy available; or

h)	If there is insufficient proof of death.

9.4	Contested Claims

The Company will notify the Reinsurer promptly of its intention to investigate, contest, compromise, or litigate any claim involving a Reinsured Policy {hereinafter a “Contested Claim”). The Company will provide the Reinsurer all relevant information and documents,

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as such become available, pertaining to Contested Claims and will promptly report any developments during the Reinsurer’s review. If the Reinsurer:

a)	Does not support the contest of the Claim, the Reinsurer will pay the Company its full share of the reinsurance benefit, and will not share in any subsequent reduction or increase in liability or in any subsequent expenses incurred by the Company; or

b)	Supports the Company’s decision to contest the claim and the Contested Claim results in a reduction or increase in liability, the Reinsurer will share in any reduction or increase in proportion to its share of the risk on the Contested Claim.

If the Reinsurer supports the decision to contest the claim, the Company will promptly advise the Reinsurer of all significant developments, including notice of legal proceedings (including, but not limited to, consumer complaints or actions by governmental authorities) initiated in connection with the Contested Claim.

If the Company returns premiums to the policy owner or beneficiary as a result of rescinding a policy, or if the Company pays a suicide benefit, the Reinsurer will refund net reinsurance premiums received on that policy to the Company.

9.5	Claims Expenses

The Reinsurer will pay its share of reasonable investigation and legal expenses incurred in investigating, adjudicating or litigating a claim, except as otherwise provided in this Agreement. The Reinsurer will not be liable for any routine investigative or administrative claim expenses (such as compensation of salaried employees) or for any expenses incurred in connection with conflicting claims of entitlement to Reinsured Policy benefits that the Company admits are payable.

9.6	Extra Contractual Obligations

For purposes of this Agreement, “Extra Contractual Obligations” are any obligations or expenses other than contractual obligations incurred by the Company, its affiliates, directors, officers, employees, agents or other representatives and arising under the express written terms and conditions of a policy, including but not limited to, punitive damages, bad faith damages, compensatory damages, and other damages or fines or penalties which may arise from the acts, err or s or omissions of the Company or its affiliates, directors, officer s, employees, agents or other representatives.

The Reinsurer is not liable for Extra Contractual Obligations associated with a contested claim unless it concurred in writing and in advance with the claim actions which were the basis for the Extra Contractual Obligations. In these situations, the Company and the Reinsurer will share in Extra Contractual Obligations, in equitable proportions, but all factors being equal, the Reinsurer’s assessments would be in proportion to the risk accepted for the Reinsured Policy involved.

The Reinsurer will not be liable for any Extra Contractual Obligations resulting from the Company’s failure to implement the agreed upon course of action, such as the filing of timely pleadings or meeting court or statutory deadlines, etc.

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9.7	Misstatement of Age or Sex

In the event of a change in the amount payable under a Reinsured Policy due to a misstatement in age or sex, the Reinsurer’s liability will change proportionately. The Reinsured Policy will be rewritten from commencement on the basis of the adjusted amounts using premiums and amounts at risk for the correct ages and sex, and the proper adjustment for the difference in reinsurance premiums, without interest, will be made.

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Article 10

10.1	Errors and Omissions in Administration of Reinsurance

Any unintentional or accidental failure to comply with the terms of this Agreement which can be shown to be the result of an oversight or clerical error relating to the administration of reinsurance by either party will not constitute a breach of this Agreement. Upon discovery, the error will be promptly corrected so that both parties are restored to the position they would have occupied had the oversight or clerical error not occurred. In the event a payment is corrected, the party receiving the payment may charge interest, calculated according to the terms specified in Exhibit C. Should it not be possible to restore both parties to this position, the party responsible for the oversight or clerical error will be responsible for any resulting liabilities and expenses. The Reinsurer will not be responsible for deliberate acts of the Company or for recurring errors made by the Company.

If the Company has failed to cede reinsurance as provided under this Agreement or has failed to comply with reporting requirements with respect to business ceded hereunder, the Reinsurer may require the Company to audit its records for similar errors and take reasonable actions necessary to correct errors and avoid similar errors. Failing prompt correction, the Reinsurer may limit its liability to the correctly reported Reinsured Policies.

10.2	Dispute Resolution

As a condition to the parties’ right to arbitration under this Agreement, either the Company or the Reinsurer will give written notification to the other party of any dispute relating to or arising from this Agreement, including, but not limited to, the formation or breach thereof. Within 15 days of notification, both parties must designate an officer of their respective companies to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as soon as possible and as often as necessary to attempt to negotiate a resolution of the dispute. During the negotiation process, all reasonable requests made for information concerning the dispute will be promptly honored. The format for discussions will be determined mutually by the officers.

If these officers are unable to resolve the dispute within 30 days of their first meeting, the parties may agree in writing to extend the negotiation period for an additional 30 days. If the matter is not resolved within 30 days of the first meeting or the additional 30 day period, if any, then either party may demand arbitration pursuant to Article 10.3. The discussions and all information exchanged for the purposes of such discussions will be confidential and without prejudice.

10.3	Arbitration

Except with respect to disputes subject to the Expedited Dispute Resolution Process in Article 10.4, if the Company and Reinsurer are unable to resolve any dispute arising from this Agreement, including but not limited to the formation or breach thereof, pursuant to Article 10.2, the matter will be referred to arbitration.

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The arbitration will be conducted in accordance with the Procedures for Resolution of U.S. Insurance and Reinsurance Disputes, Neutral Panel Version, April 2004 (the “Procedures”) available at www.arbi trationtaskforce.org, except as modified herein.

The arbitration will be held in New York City or another place as the parties may mutually agree. The arbitration will be conducted before a three person Panel qualified as:

a)	Current or former officers of life insurance or reinsurance companies, or

b)	Professionals with no less than 10 years of experience in or serving the life insurance or reinsurance industries.

The parties will select such candidates from the ARIAS-US Certified Arbitrators List available at www.ARIAS-US.org.

The customs and practices of the life insurance and reinsurance industries may be considered by the Panel to resolve any ambiguities in the Agreement but only insofar as such customs and practices are consistent with the terms of this Agreement. The Panel will not have the authority to award punitive or exemplary damages.

The Panel will award the remedy sought by the party seeking relief to the extent the remedy is provided for in this Agreement or otherwise reasonably compensates the damaged party for the economic effect of any demonstrated breach. Such remedies may include, but will not be limited to, monetary damages, revisions to the terms of the Agreement, including adjustments to premiums or allowances paid or to be paid, or any combination of the foregoing.

The Panel shall issue an order, appropriate for confirmation in a court of competent jurisdiction, to resolve all matters in dispute. In addition, the Panel shall issue a written opinion setting forth the reasons for the award, with citations to the record of the hearing that support the reasoning.

The decision of the Panel will be final and binding upon the parties and their respective successors and assigns. Each party hereby consents to the entry of a judgment confirming or enforcing the award in the United States District Court for the Southern District of New York and/or in any other court of competent jurisdiction.

Within 20 days after the transmittal of an award, either party, upon notice to the other party, may request the Panel to correct any clerical, typographical, or computational errors in the award. The other party will be given ten days to respond to the request. The Panel will dispose of the request within 20 days of its receipt of such request and any response thereto. The Panel will not be empowered to re-determine the merits of any claim already decided.

Each party will:

c)	Bear its own fees and expenses in connection with the arbitration, including the fees of any outside counsel and witness fees, and

d)	Share equally in the fees for the members of the Panel and the costs of the arbitration, such as hearing rooms, court reporters, etc.

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It is the intent of the parties that these arbitration provisions replace and be in lieu of any statutory arbitration provision, if permitted by law.

10.4	Expedited Dispute Resolution Process

The parties agree that the following types of issues and disputes will be subject to arbitration under the expedited procedures set forth in this Article:

a)	Any dispute regarding the obligations of the parties with respect to a single Reinsured Policy, regardless of the amount in controversy; or

b)	Any dispute in which the amount in controversy, exclusive of interest or costs, is less than $1 million.

Arbitration proceedings under this Article will be commenced as specified in Article 10.3, and shall be subject to the requirements of Article 10.3 to the extent they are not inconsistent with this Article.

The proceedings will be held before a single neutral umpire meeting the qualifications set forth in Article 10.3. If the parties are unable to agree on an umpire within 30 days following commencement of the action, the selection will be made pursuant to the Umpire Selection Procedure of the ARIAS-US Certified Arbitrators List available at www.ARIAS-US.org. No ex parte communication will be permitted with the umpire at any time prior to the conclusion of the proceedings.

Within 21 days from the date the selection of the umpire is agreed upon, the parties and umpire will conduct an organizational meeting by teleconference to familiarize the umpire with the dispute and to set a timetable for submission of briefs. There will be no discovery, and the dispute will be submitted on briefs and documentary evidence only, unless otherwise agreed by the parties or ordered by the umpire for good cause.

Within 30 days of submission of briefs by the parties, the umpire will render a written award which will be final and binding on the parties.

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Article 11

11.1	Insolvency

A party to this Agreement will be deemed “insolvent” when it:

a)	Applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor (hereinafter referred to as the Authorized Representative) of its properties or assets; or

b)	Is adjudicated as bankrupt or insolvent; or

c)	Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, rehabilitation, conservation or similar law or statute; or

d)	Becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party’s domicile.

In the event of the insolvency of the Company, all reinsurance ceded, renewed or otherwise becoming effective under this Agreement will be payable by the Reinsurer directly to the Company or to its Authorized Representative on the basis of the liability of the Company for benefits under the Reinsured Policies without diminution because of the insolvency of the Company.

The Reinsurer will be liable only for benefits reinsured as benefits become due under the terms of the Reinsured Policies and will not be or become liable for any amounts or reserves to be held by the Company as to the Reinsured Policies or for any damages or payments resulting from the termination or restructure of the Policies that are not otherwise expressly covered by this Agreement. The Company or its Authorized Representative will give written notice to the Reinsurer of all pending claims against the Company on any Reinsured Policies within a reasonable time after filing in the insolvency proceedings. While a claim is pending, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its Authorized Representative.

The expense incurred by the Reinsurer will be chargeable, subject to court approval, against the Company as part of the expense of its insolvency proceedings to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense will be apportioned in accordance with the terms of the Agreement as though such expense had been incurred by the Company.

In the event of the insolvency of the Reinsurer, the Company may cancel this Agreement for new business by promptly providing the Reinsurer or its Authorized Representative with written notice of cancellation, to be effective as of the date on which the Reinsurer’s insolvency is established by the authority responsible for such determination. Any requirement for a notification period prior to the cancellation of the Agreement would not apply under such circumstances.

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In addition, in the event of the insolvency of the Reinsurer, the Company may provide the Reinsurer or its Authorized Representative with written notice of its intent to recapture all reinsurance in force under this Agreement regardless of the duration the reinsurance has been in force or the amount retained by the Company on the Reinsured Policies. The effective date of a recapture due to insolvency will be at the election of the Company but may not be earlier than the date on which the Reinsurer’s insolvency is established by the authority responsible for such determination. If the Company elects to recapture reinsurance under this Article, unearned premiums, net of outstanding balances, will be paid by the party with the positive balance.

In the event of the insolvency of either party, the rights or remedies of this Agreement will remain in full force and effect.

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Article 12

12.1	DAC Tax Election (If applicable to the Company)

The Company and the Reinsurer agree to the election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended (such election being referred to as the “DAC Tax Election”), whereby:

a)	The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended (the “Code”);

b)	The parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. If requested, the Company will provide supporting information reasonably requested by the Reinsurer. (The term “net consideration” means “net consideration” as defined in Regulation Section 1.848-2(f));

c)	This DAC Tax Election will be effective for the first taxable year in which this Agreement is effective and for all years for which this Agreement remains in effect.

The Company and the Reinsurer will each attach a schedule to their respective federal income tax returns filed for the first taxable year for which this DAC Tax Election is effective. Such schedule will identify the Agreement as a reinsurance agreement for which the DAC Tax Election under Regulation Section 1.848-2(g)(8) has been made.

The Company and the Reinsurer represent and warrant that each is respectively subject to U.S. taxation under either the provisions of subchapter L of Chapter 1 or the provisions of subpart F of subchapter N of Chapter 1 of the Code.

12.2	Taxes and Expenses

No taxes, allowances, or expense will be paid by the Reinsurer to the Company for any Reinsured Policy, except as specifically referred to in this Agreement.

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Article 13

13.1	Entire Agreement

This Agreement and the Exhibits hereto constitute the entire agreement between the parties with respect to the business reinsured hereunder and supersede any and all prior representations, warranties, prior agreements or understandings between the parties pertaining to the subject matter of this Agreement. There are no understandings between the parties other than as expressed in this Agreement and the Exhibits hereto. In the event of any express conflict between the Agreement and the Exhibits hereto, the Exhibits hereto will control.

Any change or modification to this Agreement and the Exhibits hereto will be null and void unless made by written amendment and signed by both parties.

13.2	Inspection of Records

The Reinsurer or its duly appointed representatives will have access to records of the Company, whether written or electronic, and including system view access, concerning the business reinsured hereunder for the purpose of inspecting, auditing and photocopying those records. Such access will be provided at the office of the Company and will be during reasonable business hours. The Reinsurer will provide the Company with two weeks advance written notice for normal records inspection. For inspection of items of an urgent nature, the Reinsurer will provide 48 hours advance notice. Assuming the Reinsurer has continued to perform the undisputed portion of its obligations under this Agreement, the Company may not withhold access to information and records on the grounds that the Reinsurer is in breach.

The Reinsurer’s right of access as specified above will survive until all of the Reinsurer’s obligations under this Agreement have terminated or been fully discharged.

13.3	Utmost Good Faith

All matters with respect to this Agreement require the utmost good faith of each of the parties.

13.4	Confidentiality

13.4.1. Confidential Information

During the course of performance under this Agreement, a party or its representatives (the “Discloser”) may make available to the other party or its representatives (the “Recipient”), Confidential Information.

“Confidential Information” includes, but is not limited to, Customer Information, Proprietary Information, and any other information that a Discloser deems confidential, whether specifically identified or not, in whatever medium, oral, paper or electronic.

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“Customer Information” includes any Personal Information about the Discloser’s applicants, policyholders, certificate holders, beneficiaries or claimants.

“Personal Information” includes, but is not limited to, name address, social security number, date of birth, policy or account number, bank account number, account passwords, account balances, driver’s license number, state identification number, passport number, medical information, employee identification number and maiden name of the individual’s mother. Personal Information does not include information that has been de-identified.

Proprietary Information” includes, but is not limited to, all information or material that has or could have commercial value or other utility. Proprietary Information does not include information that:

a)       is in the Recipient’s possession if it was received on a non-confidential basis from a source not prohibited from disclosing such Proprietary Information by a duty or obligation of confidentiality owed to the Discloser;

b)       is now, or hereafter become generally known to the public other than as a result of a disclosure by the Recipient; or

c)       is independently developed by the Recipient without use of or reference to the Proprietary Information.

13.4.2. Safeguards of Confidential Information

The Recipient shall hold Confidential Information in confidence, which shall not be less than the degree of care Recipient uses to protect its own Confidential Information, and Recipient shall use or disclose such Confidential Information solely for the purposes of evaluation and performance of this Agreement, or as otherwise required or permitted by law.

The Recipient shall establish and maintain commercially reasonable administrative, physical and technical safeguards to (i) insure the security and confidentiality Confidential Information (ii) protect against any anticipated threats or hazards to the security or integrity of Confidential Information, and (iii) protect against unauthorized access to or use of Confidential Information (collectively, the “Information Security Program”). The Recipient represents and warrants that its Information Security Program does and will comply with all applicable federal and state privacy and data protection laws relating to Personal Information. The Recipient shall:

a)       restrict disclosure of Confidential Information to its representatives with a need to know and inform such representatives of its obligations under this Article;

b)       not disclose Confidential Information to third parties without the written consent of the Discloser, except as required by external auditors, regulators, the Medical Information Bureau (MIB), or pursuant to Section 13.4.3 or Section 13.4.7; and

c)       use commercially reasonable secure methods in the transmission, maintenance and disposal of such Confidential Information.

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Notwithstanding any other provisions of this Agreement, pursuant to Section 6011 of the U.S. Internal Revenue Code and the regulations thereunder, each party and its representatives may consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of this transaction (the “Tax Treatment”), and disclose to any and all persons, without limitation of any kind, the Tax Treatment and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to the Tax Treatment.

13.4.3 Sharing of Confidential Information with Retrocessionaires

Notwithstanding Section 13.4.2, the Company acknowledges that the Reinsurer may, in the normal course of its business, share Confidential Information with retrocessionaires, to the extent necessary to retrocede risks covered by this Agreement, so long as the retrocessionaires have contractually agreed to maintain the confidentiality and security of the Confidential Information on terms substantially similar to this Article.

13.4.4 Unauthorized Disclosure

The Recipient shall report to the Discloser any unauthorized access to or release of Confidential Information as soon as possible, but in no event later than thirty (30) days following the identification of such event. The Recipient agrees to cooperate fully with the Discloser in the investigation and handling of any unauthorized access to or release of Confidential Information. If the event results in a security breach under applicable breach notification laws, the Recipient shall be responsible for the reasonable costs of remediation, including credit monitoring and notification services reasonably deemed necessary by Discloser.

13.4.5 Treatment of Confidential Information upon Termination

Following termination of this Agreement, if requested by the Discloser in writing, the Recipient shall immediately destroy any and all Confidential Information received and any and all copies or records of any Confidential Information in its or its Representatives’ possession or control, to the extent such Confidential Information is no longer required by the Recipient in order to perform its obligations hereunder. The Recipient will not be obligated to destroy any Confidential Information that is retained for back-up or archiving purposes, in accordance with a document retention policy, or that the Recipient, in the opinion of its counsel, is legally compelled to keep and store (e.g. for the administration of in force business).

13.4.6 Notice of Order of Disclosure and Remedies

In the event that the Recipient is required by court order or other legislative, judicial, or administrative process to disclose Confidential Information, the Recipient shall provide the Discloser with prompt notice of the order or process.

The Recipient agrees and acknowledges that any use and/or disclosure of the Confidential Information not specifically authorized or permitted by this Article may cause irreparable damage to the Discloser for which monetary damages would not provide adequate relief. Therefore, in addition to all other available remedies, the Discloser shall be entitled to seek injunctive relief to remedy a threatened or actual unauthorized disclosure of Confidential Information.

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1 3.14.7 Consent to Release of Information

The parties shall not disclose Confidential Information, or information about the terms or existence of this Agreement, to any other parties unless agreed to in writing, except as necessary for retrocession, risk management or financing purposes, as requested by external auditors, as required by court order, or as required or permitted by law or regulation.

13.4.8 Survival of Obligations

The obligations of this Article shall survive termination of this Agreement.

13.5	OFAC Compliance

The parties represent that they are using, and shall use, commercially reasonable efforts to continue to be in compliance with all laws, regulations, judicial and administrative orders applicable to the Reinsured Policies as they pertain to the sanction laws administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), as such laws may be amended from time to time (collectively the “Laws”). Neither party shall be required to take any action under this Agreement that would violate said Laws, including, but not limited to, making any payments in violation of the Laws.

Should either party discover or otherwise become aware that a reinsurance transaction has been entered into or a payment has been made in violation of the Laws, the party who first becomes aware of the violation of the Laws shall notify the other party, and the parties shall cooperate in order to take all necessary corrective actions.

The parties agree that such reinsurance transaction shall be null, void and of no effect from its inception, to the same extent as if the reinsurance transaction had never been entered into. In such event, each party shall be restored to the position it would have occupied if the violation had not occurred, including the return of any payments received, unless prohibited by law.

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Article 14

14.1	Representations and Warranties

The Company makes no representations and warranties as to the future experience or profitability arising from the Reinsured Policies.

Each party represents and warrants that as of the Effective Date of this Agreement and at the time of executing this Agreement, if later, it is solvent on a statutory basis in all states in which it does business or is licensed.

“Material” or “materially” for purposes of Articles 14 and 15 will mean facts that a prudent reinsurer or insurer would consider as reasonably likely to affect the Reinsurer’s experience under the Agreement. Prior to the execution of this Agreement, the Company has provided to the Reinsurer the Business Guidelines for use in its assessment of the risks covered hereunder. The Company represents and warrants that, to the best of its knowledge:

a)	It has disclosed to the Reinsurer all information which is material to the risks being assumed hereunder; and

b)	The Business Guidelines were complete and accurate when disclosed; and

c)	There has been no material change in the Business Guidelines between the “as of” dates of the information and the date of Agreement execution.

This Article will not terminate or expire until all Reinsured Policies have been discharged or terminated in full.

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Article 15

15. 1	Business Continuity

All Reinsured Policies will be issued and administered in accordance with the Business Guidelines. The Company will notify the Reinsurer of any change that materially affects the reinsured business, including changes to the Business Guidelines. This Agreement will not cover policies affected by such changes unless the Reinsurer has agreed in writing and in advance with the changes. Outsourcing of underwriting functions, administrative functions or claims administration with respect to the Reinsured Policies will constitute a material change. If the Reinsurer agrees to accept policies affected by the outsourcing, the Company will secure the Reinsurer’s right to audit and inspect the party performing such outsourced services.

If Reinsured Policies are not covered due to an unapproved material change, all payments between the Company and the Reinsurer with respect to the affected Policies shall be refunded, excluding items relating to reserves or interest on reserves. No liability shall remain with the Reinsurer with respect to such Policies.

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Article 16

16.1	Duration of Agreement

This Agreement is unlimited as to its duration.

Except as provided in Article 7.6, the Reinsurer or the Company may terminate this Agreement or any plan listed in Exhibit A with respect to the reinsurance of new business by giving at least 90 days’ written notice of termination to the other party or pursuant to Article 15.1 of this Agreement. During the 90 day notification period, the Company will continue to cede and the Reinsurer will continue to accept policies covered under the terms of this Agreement.

The Reinsurer remains liable for all Reinsured Policies in force as of the date of the termination, until their natural expiration, unless the parties mutually decide otherwise or as specified otherwise in this Agreement. All provisions of this Agreement will survive its termination to the extent necessary to carry out its purpose.

16.2	Severability

Determination that any provision of this Agreement is invalid or unenforceable will not affect or impair the validity or the enforceability of the remaining provisions of this Agreement.

16.3	Construction

This Agreement will be construed and administered without regard to authorship and without any presumption or rule of construction in favor of either party. This Agreement is between sophisticated parties, each of which has reviewed the Agreement and is fully knowledgeable about its terms and conditions.

16.4	Credit for Reinsurance

The parties intend that the Company will receive statutory reserve credit in its state of domicile for reinsurance provided under this Agreement. The parties agree to use reasonable efforts to ensure that such reserve credit will remain available to the Company.

16.5	Non-Waiver

A waiver by either party of any violation, or the default by the other party in its adherence to any term of this Agreement, will not constitute a waiver of any other or subsequent violation or default. No prior transaction or dealing between the parties will establish any custom, usage or precedent waiving or modifying any provision of the Agreement. The failure of either party to enforce any part of this Agreement will not constitute a waiver of any right to do so.

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16.6	Retrocession

The Reinsurer may reinsure or retrocede any risks or business assumed hereunder.

16.7	Governing Law

This Agreement shall be governed by the laws of the State of New York.

16.8	Interest

Each party reserves the right to charge interest on undisputed overdue balances, pursuant to the terms of this Agreement. If applicable, interest will be calculated according to the terms specified in Exhibit C.

16.9	Medical Information Bureau

The Reinsurer is required to strictly adhere to the Medical Information Bureau Rules, and the Company agrees to abide by these Rules, as amended from time to time. The Company will not submit a preliminary notice, application for reinsurance, or reinsurance cession to the Reinsurer unless the Company has an authentic, signed preliminary or regular application for insurance in its home office and the current required Medical Information Bureau authorization.

16.10	Notice

All Notices and other communications under this Agreement will be effective when received and sufficient if given in writing and delivered by confirmed or registered mail, or by an overnight delivery service of general commercial use (such as UPS, Federal Express, or Airborne), addressed to the attention of the applicable party below:

Company Richard David Johnson Actuarial Consultant Nationwide Financial One Nationwide Plaza 1-11-301 Columbus, OH 43215-2239	Reinsurer Individual Life Reinsurance 175 King Street Armonk, NY 10504

16.11	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. When this Agreement has been fully executed by the Company and the Reinsurer, it will become effective as of the Effective Date specified in Exhibit A.

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Execution

This Agreement has been made in duplicate and hereby executed by both parties.

Signed for and on behalf of Nationwide Life and Annuity Insurance Company

By:		By:

Title:	AVP , COLI Actuary	Title:	ACTUARIAL CONSULTANT

Date:	11-29-12	Date:	11/29/12

Signed for and on behalf of Swiss Re Life & Health America Inc.

By:		By:

Title:	SENIOR VP	Title:	VP

Date:	12-3-2012	Date:	12/3/12

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Exhibit A

Business Covered

Agreement Effective Date:

November 1, 2011. The commencement dates for specific plans are shown below.

Coverage:

The policies on the plans shown below which have policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date and that qualify for automatic reinsurance are covered according to the Basis specified below, provided that the policies are issued to permanent residents of the United States of America, US Territories, or Canada.

The plans show below may be issued as Corporate Owned Life Insurance (COLI), Bank Owned Life Insurance (BOLI), or Corporate Sponsored Individually Owned (CSIO), as specified for each plan. A Corporate Sponsored Individually Owned (CSIO) policy is defined as a policy underwritten on a guaranteed issue, simplified issue, or fully underwritten basis and owned by the individual insured instead of by a corporation. A CSIO policy is further defined as SI-1 if it is primarily Corporate Funded and as a SI-2 if it is primarily Individually Funded. CSIO SI-1 policies may have some element of Individual Funding, but Corporate Funding must be significant enough for a policy to accumulate material account value. Similarly, CSIO SI-2 policies may have some element of Corporate Funding, but such Corporate Funding will generally be limited to amounts low enough to keep the policy in force without material account value accumulation.

Basis:

of the total reinsurance) to the maximum. Automatic Acceptance Limits stated in Exhibit E, applicable to policies on lives with surnames commencing with the letters A to Z inclusive.

Company’s State of Domicile: Ohio

Plans, Riders and Benefits:

Plan Identification	Exhibit Reference for Rates	Commencement Date	Termination Date

Executive Indexed Universal Life (COLI, BOLI, CSIO)	C-1	November 1, 2011

Future Executive Variable Universal Life (COLI, BOLI, CSIO)	C-1	December 23, 2011

Future Executive Universal Life (COLI, BOLI, CSIO)	C-1	January 1, 2012

Variable Executive Life (COLI, BOLI, CSIO)	C-1	January 1, 201 2

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Exhibit A

Plans, Riders and Benefits (continued):

Plan Identification	Exhibit Reference for Rates	Commencement Date	Termination Date

Future Corporate Variable Universal Life (COLI, BOLI)	C-1	January 1, 2012

Next Generation Corporate Variable Universal Life (COLI, BOLI)	C-1	January 1, 2012

Private Placement Variable Universal Life (COLI, BOLI)	C-1	January 1, 2012

Riders:

Supplemental Insurance Rider (attached to the plans listed above and issued as COLI, BOLI, or CSIO)	C-1	same as base plan

Change of Insured Rider (attached to the plans listed above and issued as COLI, BOLI, or CSIO)	N/A

Term Rider (attached to the plans listed above and issued as BOLI or CSIO)	C-1	same as base plan

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Exhibit A-1

Business Guidelines

The Company affirms that the following have been supplied to the Reinsurer and are in use as of the effective date of this Agreement:

1.	Policy Form(s)

VLO-0807-AO.pdf; NWLA-453-AO.pdf; L-4875-AO PDP.pdf; L-4875-AO.pdf;

VLO-0790-AO.pdf; VLO-0758.pdf; VLO-0781-AO.pdf; NWLA-440-AO.pdf

2.	Policy Application Form(s)

COLI-3001-F (fillable).pdf; COLI-3002-E.pdf; COLI-3003-H.pdf; COLI-3012-E.pdf

3.	Supplemental Benefit and Rider Form(s)

VLO-0792-AO.pdf; VLO-0793-AO.pdf; L-4878-AO.pdf; L-4876-AO.pdf;

L-4877-AO.pdf; VLO-0792-AO (SP Updates 12.20.10).doc; VLO-0809-AO.pdf,

VLO-0793-AO [SP Updates 12.20.1O].doc, VLO-508.pdf, VLO-512.pdf,

VLO-0775.pdf, VLO-0784-AO.pdf, VLO-0758-AO.pdf, ICCII-NWLA-454.pdf,

ICCII-NWLA-458.pdf, NWLA-416-AO.pdf, NWLA-414-AO.pdf, NWLA-416-AO.pdf,

NWLA-419-AO.pdf

4.	Premium Rates

N/A

5.	Underwriting Requirements Grid (medical and non-medical)

Underwriting Age and Amount Requirements 2.8.2010.pdf

6.	Underwriting Guidelines/Rules

Expanded Underwriting Guidelines (10-11).doc

7.	Preferred Underwriting Criteria or Rules

Preferred Risk Guidelines Chart 3.1.2011 Final.docx; Preferred Risk Guidelines Chart - Older Age 71 + 3.1.2011 Final.docx; Preferred Stretch Guidelines 3.1.2011 Final.docx

8.	Conversion Rules

N/A

The Company affirms that the following Underwriting Manual is in use as of the effective date of this Agreement:

Nationwide Underwriting Manual

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Exhibit A-2

Facultative Submissions

A.	For Guaranteed Issue:

The Company will provide the Reinsurer with a non-password protected census spreadsheet, in Excel, which will include the group name (name of entity insuring its employees with the Reinsurer under this Agreement), full name of each insured, date of birth/age of each insured, risk amount for each insured, and business address for each insured (street address, city, state and zip).

B.	For Fully Underwritten Issues:

The Company may submit on a facultative basis to the Reinsurer any application for a policy which meets the conditions outlined in Article 2.2 by sending to the Reinsurer an Application for Reinsurance, a sample of which is included as Exhibit B. The Application for Reinsurance will include copies of all underwriting evidence that is available for risk assessment, including copies of the application for insurance, medical examiners’ reports, attending physicians’ statements, inspection reports, and other papers bearing on the insurability of the risk as requested by the Reinsurer. The Company will also notify the Reinsurer of any outstanding underwriting requirements at the time of the facultative submission. Any subsequent information pertinent to the risk assessment will be transmitted to the Reinsurer immediately.

After consideration of the Application for Reinsurance and related papers, the Reinsurer will promptly inform the Company of its underwriting decision. The Reinsurer’s facultative offer will expire at the end of 120 days, unless otherwise specified by the Reinsurer. If the Company accepts the Reinsurer’s offer and the policy is placed in force in accordance with the Business Guidelines provided to the Reinsurer, the Company will duly notify the Reinsurer according to the New Business Report specified in Exhibit F. The Reinsurer’s share of liability for such policy will commence at the time specified in Article 4.2 of the Agreement.

If any risk is submitted to more than one reinsurer for consideration, the Company’s rules for placement of facultative cases will apply.

FacEasy Submissions

The Reinsurer may, at its option, permit the Company to apply for facultative reinsurance by using the FacEasy method of submission. Only policies with face amounts of $2,500,000 or less and on proposed insureds aged 75 or less may be submitted as FacEasy submissions.

If this option is made available to the Company by the Reinsurer, the Company may apply for reinsurance on a facultative basis by sending to the Reinsurer an Application for Reinsurance, a sample of which is included as Exhibit B-1. Unless specified elsewhere in the Agreement, only those documents relevant to issues prompting facultative submission will be provided to the Reinsurer, and all other documents will be considered reviewed and approved by the Company. The Company will also notify the Reinsurer of any outstanding under writing requirements at the time of the facultative submission. Any subsequent information pertinent to the risk assessment will be transmitted to the Reinsurer immediately.

I414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

Exhibit A-2

After consideration of the Application for Reinsurance and related papers, the Reinsurer will promptly inform the Company of its underwriting decision. The Reinsurer’s facultative offer will expire at the end of 120 days, unless otherwise specified by the Reinsurer. If the Company accepts the Reinsurer’s offer and the policy is placed in force in accordance with the Business Guidelines provided to the Reinsurer, the Company will duly notify the Reinsurer according to the New Business Report specified in Exhibit F. The Reinsurer’s share of liability for such policy will commence at the time specified in Article 4.2 of the Agreement. If any risk is submitted to more than one reinsurer for consideration, the Company’s rules for placement of facultative cases will apply.

I414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

Exhibit B

Reinsurance Application

From: Company Name

Company Name

	Last	First	Middle	Date of Birth	Age	Sex
Applicant’s Name

Social Security Number

Plan	Preferred	Smoker	Nonsmoker	Reunderwriting

Curr	Residence For Premium Tax	Policy Number	Policy Date	Preliminary Term Form

Type of Application Facultative	Automatic	Placement Date	Self Administered (Bulk)	Terms YRT	Coinsurance

Decrement	Cash Values	Reserves	Age Basis	Retention Code	Full	Reduce	Nil

Reinsurance Amounts	Basic Coverage	Additional Coverage	Waiver Premium Benefit	Accidental Death Benefit	Other Benefits

Previous Insurance In Force

Of Which We Retained -

Insurance Now Applied For-

Of Which We Retain -

Reinsurance This Cession -

Extra Premium

Rating If Substandard -

Coinsurance Premium -

* For YRT cases state Gross Premiums and Expiry Ages for benefits	WP	AD	Other	Amount of Premium to be Waived	Annual Decrement for Amount at Risk

Additional Information or Remarks

Date	By

I414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

Exhibit B-1

FacEasy Application

Initial Summarized Data Capture

Summarized Case Data

First Name:

Middle Initial:

Last Name:

Policy Number:

Amount($):

Date of Birth: Jan 01
Month Day Year

Place of Birth: Please Select ——>

Residence: Please Select ——>

Sex: Male Female

Tobacco: Please Select ——>

Risk Factors
The following Risk Factors are optional but completion may improve offer.

Family History: Please Select ——>

Cholesterol/HDL: Ratio ——>

Blood Pressure: Please Select ——>

Build: Please Select ——>

MIB Authorization

Yes
No

Signed, dated MIB authorization and pre-notice present?

I414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

Exhibit C

General Terms

1.	Premium Tax:

The Reinsurer will not reimburse the Company for premium taxes.

2.	Dividend Payments:

The Reinsurer will not reimburse the Company for dividends paid to policyholders.

3.	Policy Loans: The Reinsurer will not participate in policy loans or other forms of indebtedness as respects the Reinsured Policies.

4.	Cash Surrender Values:

The Reinsurer will not reimburse the Company for cash surrender values paid to the policyholder.

5.	Reinsurance Limits:

Minimum Initial Reinsurance Limit ceded to the Reinsurer: $5,000

Minimum Final Reinsurance Limit ceded to the Reinsurer:   $1,000

Minimum Initial Facultative Reinsurance Limit:    $250,000 (face amount) to age 70

$100,001 (face amount) over age 70

6.	Interest Calculation on Late Payments: Interest will accrue from the due date at a rate equal to the Three Month London Interbank Offering Rate (LIBOR) as published in the Wall Street Journal (or if not available, a comparable publication) on the due date or, if the due date is not a business day, on the next business day after the due date, plus 50 basis points per annum to be compounded and adjusted every three months after such due date.

7.	Rates Applicable to Increases: Non-contractual increases which are underwritten consistently with the Business Guidelines and have the same sales compensation paid as a new issue will be reinsured as a new issue. First year reinsurance premium rates and allowances will apply.

I414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

Exhibit C-1

Rates and Terms for COLI, BOLl, CSIO SI-1, and CSIO SI-2

1.	Reinsurance Structure: YRT

2.	Age Basis: Last

3.	Premium Mode: Annually in Advance, with refund or unearned premium on lapse or death.

4.	Billing Frequency: Quarterly

5.	Premiums:

Basic Premiums: The Company will pay to the Reinsurer a basic premium calculated by multiplying the net amount at risk of the Reinsured Policy, as defined in the Net Amounts At Risk provision of this Exhibit, by the appropriate rate from the set of “2001 VBT S&U ALB gender and smoker distinct” tables included at the end of this Exhibit, subject to the percentages shown below. The Company will continue to pay the appropriate premium to the Reinsurer as long as the Reinsured Policy is in force.

The following percentages will be applied to the reinsurance premiums payable hereunder:

Guaranteed Issue and Simplified Issue (CSIO SI-2):

		Issue Ages (Male)		Issue Ages (Female)
		0 – 59	60 +	0 – 59	60 +
Non-Tobacco	1 – 10 11 – 20 21 – 30 31 – 40 41 – 50 51 – 60 61 +
Tobacco	1 – 10 11 – 20 21 – 30 31 – 40 41 – 50 51 – 60 61 +

Guaranteed Issue and Simplified Issue (COLI, BOLI, and CSIO SI-1):

		Issue Ages (Male)		Issue Ages (Female)
		0 – 59	60 +	0 – 59	60 +
Non-Tobacco	1 – 10 11 – 20 21 – 30 31 – 40 41 – 50 51 – 60 61 +
Tobacco	1 – 10 11 – 20 21 – 30 31 – 40 41 – 50 51 – 60 61 +

I414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

Exhibit C-1

Future Executive Variable Universal life, Variable Executive Life, Future Corporate Variable Universal Life, Next Generation Corporate Variable Universal Life and Private Placement Variable Universal life Fully Underwritten Regular Issue (COLI, BOLI, CSIO SI-1, and CSIO SI-2):

		Issue Ages (Male)		Issue Ages (Female)
		0 – 59	60 +	0 – 59	60 +
Standard NT	1 – 10 11 – 20 21 – 30 31 – 40 41 – 50 51 – 60 61 +
Preferred NT	1 – 10 11 – 20 21 – 30 31 – 40 41 – 50 51 – 60 61 +
Standard TB	1 – 10 11 – 20 21 – 30 31 – 40 41 – 50 51 – 60 61 +
Preferred TB	1 – 10 11 – 20 21 – 30 31 – 40 41 – 50 51 – 60 61 +

I414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

Exhibit C-1

Executive Indexed Universal Life and Future Executive Universal Life Fully Underwritten Regular Issue (COLI, BOLI, CSIO SI-1 and CSIO SI-2) :

		Issue Ages (Male)		Issue Ages (Female)
		0 – 59	60 +	0 – 59	60 +
Standard NT	1 – 10 11 – 20 21 – 30 31 – 40 41 – 50 51 – 60 61 +
Preferred NT	1 – 10 11 – 20 21 – 30 31 – 40 41 – 50 51 – 60 61 +
Preferred Plus NT	1 – 10 11 – 20 21 – 30 31 – 40 41 – 50 51 – 60 61 +
Standard TB	1 – 10 11 – 20 21 – 30 31 – 40 41 – 50 51 – 60 61 +
Preferred TB	1 – 10 11 – 20 21 – 30 31 – 40 41 – 50 51 – 60 61 +

Table Extra Premiums/Multiple Extra Premiums:

The Reinsurer shall receive its proportionate share of any extra premiums payable due to additional mortality risk.

Table extra premiums are equal to 25% of the standard basic premium for each assessed table of extra mortality. The Multiple Extra Premium is developed by adding all Table Extra premiums to the standard basic premium.

I414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

 Exhibit C-1

Supplementary Rider(s):

Supplemental Insurance Rider and Term Rider specified in Exhibit A which are reinsured on a YRT basis, the same basic premium the Company pays the Reinsurer, as developed above, will apply.

Change of Insured Rider: there is no separate charge. Upon election of the Change of Insured Rider option and receipt of acceptable evidence of insurability, the YRT reinsurance premiums will change to reflect the appropriate issue age, gender, and risk classification of the new insured, as well as re-entrance into the select period (i.e., start at duration 1 of the appropriate rate scale).

6.	Other Allowances:

On Multiple Extra Premiums: Not applicable

On Supplementary Riders: Not applicable

On Flat Extra Premiums: When a flat extra premium is payable for 5 years or less, an allowance of the gross flat extra charged by the Company will be made each year. When a flat extra premium is payable for more than 5 years, an allowance of 100% of the gross flat extra charged by the Company will be made in the first year and an allowance of -in each year thereafter.

7.	Policy Fee: There is no policy fee applicable.

8.	Reinsured Net Amounts At Risk: For Variable Benefit Plans, the reinsured net amount at risk will be the difference between the reinsured face amount and the account value applicable to the reinsured face amount. The reinsured face amount is the initial amount reinsured under this Agreement or as reset by subsequent scheduled or fully underwritten increases. For reinsured net amount at risk purposes, the account value is that which is in effect for each reinsurance premium accounting period.

For Universal Life type plans, if the death benefit is Option A, the reinsured net amount at risk will be the difference between the reinsured death benefit and the account values applicable to the reinsured face amount of the policy. If the death benefit is Option B, the reinsured net amount at risk will be the reinsured face amount.

Fluctuations in the amount at risk caused by the normal workings of the cash value fund in Universal Life type plans will be shared by the Company and the Reinsurer using the same retention method as for the base policy.

The Reinsurer agrees to participate on its proportionate share of formula-driven increases after policy issue until the death benefit for a policy has increased to a maximum of two times the initial specified amount.

I414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

Exhibit C-1

9.	Rate Basis: The rates in this subsection are on a non-participating basis.

10.	Rate Guarantee: The reinsurance rates set out in this Exhibit are guaranteed for the first policy year. In subsequent policy years, the Reinsurer reserves the right to increase the premiums for reinsurance but not above the greater of the guaranteed cost of insurance charged to the policyholder or the statutory net valuation premium applicable to the Reinsured Policies after increase.

If the Reinsurer exercises its right to increase reinsurance premiums under this Agreement in an amount greater than that required to ensure that the Reinsurer will participate in its share of any increases in premium rates, costs, charges or fees as implemented by the Company for the Reinsured Policies, the Company may recapture all of the Reinsured Policies on which reinsurance rates have been increased regardless of the Reinsured Policies’ duration in force. If the Company elects to recapture reinsurance under this provision, unearned premiums, net of outstanding balances, will be paid by the party with the positive balance.

11.	Deficiency Reserves: No deficiency reserves will be held by the Reinsurer for the Reinsured Policies.

12.	Minimum Recapture Period:

13.	YRT Rates For Conversions: Not applicable

14.	Conditions Requiring Claims Consultation: Before conceding liability or making settlement to the claimant, the Company will seek the Reinsurer’s recommendation if:

a)	The claim occurs during the contestable period and the Company is not contesting the claim; or

b)	The death occurs outside of the United States or Canada; or

c)	The claim is one for which there is no body, i.e. the insured is missing and presumed dead.

15.	Special Conditions: None

I414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

2001 Valuation Basic Table Select & Ultimate Age Last Birthday

Female Nonsmoker
Issue Age	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Attained Age
0	0.00035	0.00024	0.00016	0.00013	0.00012	0.00012	0.00013	0.00014	0.00014	0.00014	0.00015	0.00018	0.00020	0.00024	0.00027	0.00029	0.00031	0.00033	0.00034	0.00036	0.00036	0.00037	0.00036	0.00038	0.00039	0.00040	25
1	0.00024	0.00016	0.00012	0.00012	0.00012	0.00012	0.00014	0.00014	0.00014	0.00014	0.00017	0.00020	0.00023	0.00026	0.00028	0.00031	0.00032	0.00034	0.00035	0.00036	0.00037	0.00038	0.00038	0.00038	0.00039	0.00042	26
2	0.00016	0.00012	0.00012	0.00012	0.00012	0.00012	0.00014	0.00014	0.00014	0.00015	0.00018	0.00022	0.00026	0.00028	0.00030	0.00032	0.00033	0.00035	0.00035	0.00037	0.00038	0.00038	0.00038	0.00039	0.00041	0.00044	27
3	0.00012	0.00012	0.00012	0.00012	0.00012	0.00012	0.00014	0.00014	0.00015	0.00017	0.00021	0.00025	0.00028	0.00030	0.00031	0.00032	0.00034	0.00035	0.00036	0.00037	0.00038	0.00038	0.00039	0.00041	0.00044	0.00046	28
4	0.00012	0.00012	0.00012	0.00012	0.00012	0.00012	0.00014	0.00014	0.00017	0.00020	0.00025	0.00027	0.00029	0.00031	0.00032	0.00033	0.00034	0.00036	0.00037	0.00037	0.00038	0.00039	0.00041	0.00044	0.00046	0.00048	29
5	0.00012	0.00012	0.00012	0.00012	0.00012	0.00012	0.00014	0.00016	0.00020	0.00024	0.00027	0.00029	0.00030	0.00031	0.00033	0.00034	0.00035	0.00037	0.00037	0.00038	0.00039	0.00041	0.00044	0.00046	0.00048	0.00050	30
6	0.00012	0.00012	0.00012	0.00012	0.00012	0.00014	0.00016	0.00020	0.00024	0.00027	0.00028	0.00030	0.00031	0.00032	0.00033	0.00035	0.00036	0.00037	0.00038	0.00039	0.00041	0.00044	0.00046	0.00047	0.00050	0.00053	31
7	0.00012	0.00012	0.00012	0.00012	0.00012	0.00016	0.00018	0.00023	0.00026	0.00028	0.00029	0.00030	0.00032	0.00033	0.00034	0.00036	0.00036	0.00038	0.00039	0.00041	0.00044	0.00046	0.00047	0.00050	0.00053	0.00056	32
8	0.00012	0.00012	0.00012	0.00012	0.00014	0.00018	0.00022	0.00026	0.00027	0.00029	0.00030	0.00031	0.00033	0.00033	0.00035	0.00036	0.00038	0.00039	0.00041	0.00044	0.00046	0.00047	0.00050	0.00053	0.00056	0.00060	33
9	0.00012	0.00012	0.00012	0.00014	0.00016	0.00022	0.00025	0.00027	0.00028	0.00029	0.00031	0.00032	0.00033	0.00034	0.00035	0.00037	0.00039	0.00041	0.00043	0.00046	0.00047	0.00050	0.00053	0.00056	0.00060	0.00066	34
10	0.00012	0.00012	0.00014	0.00016	0.00021	0.00024	0.00026	0.00028	0.00028	0.00030	0.00031	0.00032	0.00034	0.00035	0.00037	0.00038	0.00040	0.00043	0.00046	0.00047	0.00049	0.00053	0.00055	0.00060	0.00065	0.00071	35
11	0.00012	0.00014	0.00016	0.00021	0.00024	0.00025	0.00027	0.00028	0.00029	0.00030	0.00031	0.00033	0.00035	0.00036	0.00038	0.00040	0.00042	0.00045	0.00047	0.00049	0.00052	0.00055	0.00059	0.00065	0.00070	0.00076	36
12	0.00014	0.00016	0.00021	0.00024	0.00025	0.00026	0.00027	0.00028	0.00029	0.00030	0.00032	0.00034	0.00035	0.00037	0.00039	0.00042	0.00045	0.00047	0.00049	0.00052	0.00055	0.00059	0.00065	0.00070	0.00075	0.00081	37
13	0.00016	0.00021	0.00024	0.00025	0.00026	0.00026	0.00027	0.00028	0.00029	0.00031	0.00033	0.00034	0.00037	0.00039	0.00041	0.00045	0.00047	0.00049	0.00052	0.00055	0.00059	0.00065	0.00070	0.00075	0.00060	0.00085	38
14	0.00021	0.00024	0.00025	0.00026	0.00026	0.00026	0.00028	0.00028	0.00030	0.00031	0.00033	0.00036	0.00038	0.00041	0.00044	0.00047	0.00049	0.00052	0.00055	0.00059	0.00065	0.00070	0.00074	0.00079	0.00084	0.00089	39
15	0.00024	0.00025	0.00026	0.00026	0.00026	0.00027	0.00028	0.00028	0.00030	0.00031	0.00034	0.00037	0.00040	0.00043	0.00046	0.00049	0.00052	0.00055	0.00059	0.00065	0.00070	0.00074	0.00079	0.00084	0.00089	0.00094	40
16	0.00025	0.00026	0.00026	0.00025	0.00026	0.00027	0.00028	0.00029	0.00031	0.00033	0.00036	0.00039	0.00042	0.00046	0.00049	0.00052	0.00055	0.00059	0.00065	0.00070	0.00074	0.00079	0.00064	0.00089	0.00094	0.00100	41
17	0.00026	0.00025	0.00025	0.00025	0.00026	0.00027	0.00028	0.00030	0.00032	0.00035	0.00038	0.00041	0.00045	0.00049	0.00052	0.00055	0.00059	0.00065	0.00070	0.00074	0.00079	0.00064	0.00089	0.00094	0.00100	0.00108	42
18	0.00024	0.00024	0.00024	0.00025	0.00026	0.00027	0.00028	0.00031	0.00034	0.00037	0.00041	0.00044	0.00048	0.00052	0.00055	0.00059	0.00065	0.00070	0.00074	0.00079	0.00084	0.00089	0.00094	0.00100	0.00108	0.00116	43
19	0.00022	0.00023	0.00024	0.00025	0.00026	0.00027	0.00030	0.00033	0.00036	0.00039	0.00043	0.00048	0.00052	0.00055	0.00059	0.00065	0.00070	0.00074	0.00079	0.00084	0.00089	0.00094	0.00100	0.00108	0.00116	0.00127	44
20	0.00020	0.00021	0.00023	0.00024	0.00025	0.00028	0.00032	0.00034	0.00038	0.00042	0.00046	0.00051	0.00065	0.00059	0.00064	0.00070	0.00074	0.00079	0.00083	0.00089	0.00094	0.0010.0	0.00108	0.00116	0.00127	0.00141	45
21	0.00018	0.00020	0.00022	0.00024	0.00026	0.00030	0.00033	0.00036	0.00041	0.00045	0.00049	0.00054	0.00058	0.00063	0.00086	0.00073	0.00078	0.00083	0.00088	0.00094	0.00100	0.00108	0.00116	0.00127	0.00140	0.00155	46
22	0.00016	0.00019	0.00022	0.00024	0.00027	0.00031	0.00035	0.00039	0.00043	0.00048	0.00052	0.00057	0.00062	0.00067	0.00071	0.00077	0.00082	0.00088	0.00094	0.00100	0.00106	0.00116	0.00127	0.00140	0.00155	0.00173	47
23	0.00015	0.00018	0.00021	0.00024	0.00028	0.00032	0.00037	0.00041	0.00046	0.00050	0.00055	0.00060	0.00065	0.00070	0.00075	0.00081	0.00086	0.00092	0.00100	0.00108	0.00116	0.00127	0.00140	0.00155	0.00173	0.00193	48
24	0.00014	0.00018	0.00021	0.00025	0.00029	0.00034	0.00039	0.00043	0.00049	0.00053	0.00058	0.00063	0.00068	0.00073	0.00078	0.00085	0.00091	0.00098	0.00107	0.00116	0.00127	0.00140	0.00155	0.00173	0.00193	0.00216	49
25	0.00013	0.00018	0.00021	0.00026	0.00030	0.00036	0.00041	0.00045	0.00051	0.00056	0.00061	0.00065	0.00071	0.00076	0.00082	0.00089	0.00097	0.00105	0.00116	0.00127	0.00140	0.00155	0.00173	0.00193	0.00216	0.00242	50
26	0.00013	0.00018	0.00022	0.00027	0.00032	0.00037	0.00042	0.00047	0.00053	0.00058	0.00063	0.00068	0.00074	0.00060	0.00087	0.00095	0.00104	0.00114	0.00126	0.00140	0.00155	0.00173	0.00193	0.00216	0.00242	0.00272	51
27	0.00014	0.00018	0.00023	0.00028	0.00033	0.00038	0.00044	0.00049	0.00054	0.00059	0.00065	0.00071	0.00078	0.00065	0.00093	0.00103	0.00112	0.00125	0.00139	0.00154	0.00173	0.00193	0.00216	0.00242	0.00272	0.00305	52
28	0.00015	0.00020	0.00025	0.00029	0.00034	0.00040	0.00045	0.00051	0.00056	0.00061	0.00068	0.00074	0.00082	0.00090	0.00100	0.00111	0.00123	0.00138	0.00153	0.00171	0.00193	0.00216	0.00242	0.00272	0.00305	0.00340	53
29	0.00016	0.00021	0.00026	0.00031	0.00035	0.00041	0.00046	0.00052	0.00057	0.00064	0.00071	0.00078	0.00087	0.00097	0.00108	0.00121	0.00136	0.00152	0.00170	0.00191	0.00216	0.00242	0.00271	0.00304	0.00340	0.00377	54
30	0.00018	0.00023	0.00027	0.00032	0.00037	0.00042	0.00048	0.00053	0.00059	0.00067	0.00075	0.00084	0.00094	0.00106	0.00119	0.00134	0.00150	0.00169	0.00190	0.00214	0.00241	0.00271	0.00303	0.00339	0.00377	0.00418	55
31	0.00019	0.00024	0.00028	0.00033	0.00038	0.00044	0.00050	0.00056	0.00063	0.00071	0.00080	0.00091	0.00103	0.00116	0.00132	0.00148	0.00167	0.00189	0.00212	0.00238	0.00269	0.00302	0.00338	0.00376	0.00418	0.00464	56
32	0.00020	0.00024	0.00029	0.00034	0.00040	0.00046	0.00053	0.00059	0.00067	0.00077	0.00088	0.00100	0.00114	0.00129	0.00146	0.00165	0.00187	0.00210	0.00236	0.00265	0.00299	0.00335	0.00375	0.00416	0.00463	0.00513	57
33	0.00021	0.00025	0.00030	0.00036	0.00042	0.00049	0.00056	0.00065	0.00073	0.00085	0.00097	0.00111	0.00127	0.00143	0.00163	0.00185	0.00208	0.00234	0.00263	0.00295	0.00332	0.00370	0.00414	0.00460	0.00510	0.00564	58
34	0.00021	0.00025	0.00030	0.00037	0.00044	0.00052	0.00061	0.00071	0.00081	0.00094	0.00108	0.00124	0.00141	0.00160	0.00182	0.00206	0.00232	0.00261	0.00292	0.00327	0.00367	0.00409	0.00455	0.00505	0.00558	0.00615	59
35	0.00021	0.00026	0.00032	0.00039	0.00047	0.00056	0.00067	0.00078	0.00091	0.00105	0.00120	0.00138	0.00158	0.00179	0.00203	0.00229	0.00259	0.00290	0.00325	0.00362	0.00405	0.00451	0.00500	0.00553	0.00609	0.00669	60
36	0.00021	0.00027	0.00033	0.00042	0.00051	0.00062	0.00073	0.00086	0.00101	0.00117	0.00134	0.00154	0.00176	0.00200	0.00227	0.00255	0.00288	0.00322	0.00360	0.00401	0.00446	0.00496	0.00546	0.00604	0.00664	0.00727	61
37	0.00021	0.00028	0.00035	0.00045	0.00055	0.00067	0.00081	0.00095	0.00112	0.00130	0.00150	0.00172	0.00196	0.00222	0.00252	0.00284	0.00319	0.00357	0.00398	0.00442	0.00491	0.00544	0.00600	0.00659	0.00723	0.00789	62
38	0.00022	0.00030	0.00038	0.00049	0.00061	0.00074	0.00089	0.00106	0.00124	0.00144	0.00166	0.00191	0.00218	0.00247	0.00279	0.00314	0.00353	0.00394	0.00439	0.00487	0.00540	0.00596	0.00655	0.00716	0.00785	0.00855	63
39	0.00024	0.00033	0.00042	0.00054	0.00067	0.00082	0.00099	0.00118	0.00137	0.00160	0.00184	0.00211	0.00241	0.00274	0.00308	0.00347	0.00390	0.00435	0.00483	0.00536	0.00592	0.00652	0.00715	0.00782	0.00853	0.00928	64
40	0.00027	0.00037	0.00048	0.00060	0.00075	0.00091	0.00109	0.00130	0.00152	0.00177	0.00204	0.00234	0.00267	0.00303	0.00341	0.00384	0.00430	0.00479	0.00531	0.00588	0.00649	0.00713	0.00781	0.00851	0.00926	0.01008	65
41	0.00030	0.00041	0.00054	0.00068	0.00084	0.0102	0.00122	0.00144	0.00168	0.00196	0.00225	0.00259	0.00294	0.00334	0.00376	0.00423	0.00473	0.00526	0.00584	0.00645	0.00711	0.00779	0.00851	0.00925	0.01006	0.01096	66
42	0.00034	0.00047	0.00061	0.00076	0.00095	0.00114	0.00136	0.00160	0.00187	0.00216	0.00249	0.00285	0.00324	0.00368	0.00415	0.00465	0.00520	0.00578	0.00641	0.00707	0.00777	0.00850	0.00925	0.01005	0.01094	0.01193	67
43	0.00039	0.00053	0.00069	0.00087	0.00107	0.00128	0.00152	0.00178	0.00207	0.00239	0.00275	0.00314	0.00357	0.00405	0.00456	0.00511	0.00571	0.00635	0.00703	0.00775	0.00649	0.00924	0.01004	0.01093	0.01190	0.01301	68
44	0.00044	0.00060	0.00078	0.00098	0.00120	0.00144	0.00169	0.00198	0.00230	0.00264	0.00303	0.00345	0.00393	0.00444	0.00500	0.00560	0.00626	0.00695	0.00770	0.00848	0.00924	0.01004	0.01091	0.01190	0.01297	0.01421	69
45	0.00050	0.00068	0.00088	0.00110	0.00134	0.00160	0.00189	0.00220	0.00254	0.00292	0.00333	0.00380	0.00430	0.00486	0.00547	0.00613	0.00684	0.00760	0.00842	0.00924	0.01004	0.01091	0.01188	0.01296	0.01416	0.01556	70
46	0.00056	0.00076	0.00099	0.00122	0.00149	0.00177	0.00209	0.00242	0.00279	0.00320	0.00365	0.00416	0.00470	0.00530	0.00597	0.00668	0.00745	0.00828	0.00919	0.01003	0.01091	0.01188	0.01296	0.01414	0.01551	0.01709	71
47	0.00062	0.00084	0.00109	0.00135	0.00164	0.00194	0.00228	0.00265	0.00305	0.00350	0.00399	0.00453	0.00512	0.00577	0.00649	0.00726	0.00810	0.00902	0.01001	0.01091	0.01187	0.01295	0.01414	0.01550	0.01703	0.01878	72
48	0.00067	0.00091	0.00119	0.00148	0.00178	0.00211	0.00248	0.00288	0.00331	0.00379	0.00433	0.00491	0.00556	0.00627	0.00706	0.00790	0.00881	0.00982	0.01069	0.01187	0.01294	0.01413	0.01550	0.01703	0.01871	0.02063	73
49	0.00070	0.00098	0.00130	0.00159	0.00192	0.00227	0.00267	0.00309	0.00356	0.00409	0.00467	0.00531	0.00501	0.00679	0.00765	0.00858	0.00959	0.01070	0.01186	0.01294	0.01413	0.01550	0.01703	0.01871	0.02057	0.02266	74
50	0.00073	0.00109	0.00141	0.00171	0.00206	0.00243	0.00265	0.00331	0.00382	0.00439	0.00502	0.00571	0.00648	0.00734	0.00828	0.00931	0.01043	0.01163	0.01292	0.01413	0.01550	0.01703	0.01871	0.02057	0.02260	0.02491	75
51	0.00077	0.00123	0.00153	0.00183	0.00219	0.00258	0.00302	0.00352	0.00407	0.00469	0.00538	0.00614	0.00698	0.00793	0.00897	0.01010	0.01135	0.01273	0.01410	0.01550	0.01703	0.01871	0.02057	0.02260	0.02483	0.02738	76
52	0.00081	0.00134	0.00165	0.00196	0.00232	0.00273	0.00320	0.00373	0.00433	0.00501	0.00575	0.00659	0.00752	0.00856	0.00972	0.01098	0.01239	0.01393	0.01545	0.01703	0.01871	0.02057	0.02260	0.02483	0.02728	0.03010	77
53	0.00086	0.00144	0.00177	0.00208	0.00246	0.00289	0.00338	0.00395	0.00460	0.00533	0.00616	0.00708	0.00812	0.00927	0.01056	0.01197	0.01354	0.01527	0.01697	0.01670	0.02056	0.02260	0.02483	0.02728	0.02997	0.03307	78
54	0.00090	0.00154	0.00191	0.00222	0.00261	0.00306	0.00358	0.00419	0.00489	0.00569	0.00660	0.00763	0.00878	0.01007	0.01151	0.01310	0.01485	0.01680	0.01864	0.02055	0.02259	0.02483	0.02728	0.02997	0.03295	0.03633	79
55	0.00098	0.00166	0.00206	0.00239	0.00279	0.00326	0.00382	0.00446	0.00524	0.00612	0.00712	0.00825	0.00953	0.01098	0.01258	0.01438	0.01636	0.01853	0.02048	0.02258	0.02482	0.02728	0.02997	0.03293	0.03620	0.04042	80
56	0.00106	0.00178	0.00224	0.00259	0.00301	0.00351	0.00412	0.00483	0.00566	0.00662	0.00772	0.00897	0.01040	0.01202	0.01381	0.01582	0.01806	0.02041	0.02249	0.02479	0.02725	0.02995	0.03293	0.03616	0.03974	0.04549	81
57	0.00110	0.00191	0.00243	0.00250	0.00326	0.00381	0.00447	0.00526	0.00615	0.00721	0.00641	0.00960	0.01138	0.01319	0.01519	0.01745	0.01997	0.02241	0.02469	0.02722	0.02992	0.03290	0.03616	0.03972	0.04367	0.05084	82
58	0.00117	0.00204	0.00263	0.00303	0.00353	0.00414	0.00487	0.00573	0.00672	0.00789	0.00922	0.01076	0.01251	0.01452	0.01676	0.01929	0.02209	0.02461	0.02711	0.02989	0.03287	0.03612	0.03970	0.04364	0.04797	0.05643	83
59	0.00125	0.00216	0.00284	0.00328	0.00383	0.00451	0.00531	0.00627	0.00738	0.00867	0.01016	0.01186	0.01382	0.01603	0.01853	0.02134	0.02443	0.02702	0.02976	0.03283	0.03609	0.03966	0.04362	0.04795	0.05267	0.06267	84
60	0.00131	0.00229	0.00305	0.00352	0.00413	0.00489	0.00579	0.00686	0.00811	0.00955	0.01122	0.01311	0.01530	0.01777	0.02054	0.02367	0.02690	0.02967	0.03269	0.03603	0.03962	0.04355	0.04792	0.05267	0.05766	0.06894	85
61	0.00139	0.00242	0.00325	0.00377	0.00444	0.00529	0.00630	0.00750	0.00691	0.01053	0.01241	0.01455	0.01699	0.01975	0.02286	0.02634	0.02955	0.03259	0.03590	0.03953	0.04351	0.04785	0.05262	0.05782	0.06359	0.07639	86
62	0.00152	0.00256	0.00344	0.00400	0.00475	0.00569	0.00683	0.00816	0.00978	0.01462	0.01374	0.01617	0.01891	0.02201	0.02549	0.02930	0.03245	0.03579	0.03941	0.04341	0.04777	0.05256	0.05777	0.06352	0.06985	0.08568	87
63	0.00171	0.00300	0.00364	0.00424	0.00505	0.00610	0.00738	0.00892	0.01072	0.01282	0.01522	0.01796	0.02107	0.02454	0.02844	0.03235	0.03563	0.03929	0.04328	0.04764	0.05245	0.05771	0.06346	0.06978	0.07669	0.09546	88
64	0.00193	0.00347	0.00385	0.00448	0.00537	0.00653	0.00798	0.00972	0.01176	0.01414	0.01688	0.01999	0.02348	0.02739	0.03174	0.03552	0.03913	0.04314	0.04750	0.05228	0.05759	0.06336	0.06970	0.07661	0.06424	0.10511	89
65	0.00211	0.00371	0.00408	0.00475	0.00573	0.00702	0.00865	0.01062	0.01295	0.01564	0.01874	0.02226	0.02619	0.03061	0.03531	0.03904	0.04303	0.04740	0.05218	0.05747	0.06326	0.06960	0.07657	0.08416	0.09253	0.11186	90
66	0.00219	0.00397	0.00434	0.00507	0.00616	0.00761	0.00945	0.01167	0.01431	0.01737	0.02087	0.02484	0.02929	0.03425	0.03902	0.04299	0.04738	0.05216	0.05741	0.06320	0.06953	0.07649	0.06412	0.09248	0.10158	0.11816	91
67	0.00238	0.00426	0.00465	0.00546	0.00667	0.00831	0.01039	0.01290	0.01588	0.01935	0.02330	0.02775	0.03277	0.03831	0.04297	0.04733	0.05213	0.05738	0.06317	0.06949	0.07641	0.08407	0.09239	0.10158	0.11158	0.12911	92
68	0.00269	0.00458	0.00503	0.00593	0.00731	0.00915	0.01150	0.01435	0.01771	0.02161	0.02605	0.03106	0.03664	0.04273	0.04731	0.05207	0.05735	0.06310	0.06946	0.07641	0.08403	0.09239	0.10153	0.11158	0.12254	0.14424	93
69	0.00303	0.00493	0.00547	0.00651	0.00808	0.01018	0.01283	0.01605	0.01983	0.02421	0.02917	0.03477	0.04098	0.04731	0.05207	0.05732	0.06310	0.06942	0.07638	0.08398	0.09234	0.10146	0.11152	0.12254	0.13458	0.16326	94
70	0.00344	0.00533	0.00599	0.00721	0.00902	0.01141	0.01441	0.01804	0.02229	0.02719	0.03272	0.03693	0.04564	0.05207	0.05702	0.06294	0.06931	0.07634	0.08398	0.09229	0.10143	0.11141	0.12242	0.13458	0.14773	0.18401	95
71	0.00461	0.00578	0.00661	0.00806	0.01015	0.01289	0.01628	0.02036	0.02512	0.03059	0.03674	0.04361	0.05123	0.05671	0.06245	0.06906	0.07641	0.08394	0.09229	0.10143	0.11141	0.12236	0.13445	0.14766	0.16200	0.20436	96
72	0.00578	0.00630	0.00735	0.00907	0.01151	0.01463	0.01847	0.02304	0.02837	0.03445	0.04127	0.04885	0.05619	0.06196	0.06878	0.07602	0.08386	0.09229	0.10143	0.11141	0.12236	0.13445	0.14758	0.16183	0.17754	0.21676	97
73	0.00628	0.00693	0.00824	0.01030	0.01311	0.01668	0.02101	0.02613	0.03206	0.03880	0.04633	0.05463	0.06151	0.06849	0.07587	0.08377	0.09225	0.10143	0.11135	0.12229	0.13438	0.14752	0.16183	0.17745	0.19456	0.22248	98
74	0.00684	0.00771	0.00934	0.01178	0.01502	0.01907	0.02394	0.02968	0.03626	0.04371	0.05196	0.06104	0.06825	0.07571	0.08373	0.09220	0.10138	0.11135	0.12223	0.13431	0.14744	0.16175	0.17745	0.19456	0.21321	0.23598	99
75	0.00750	0.00867	0.01068	0.01353	0.01724	0.02181	0.02726	0.03363	0.04089	0.04905	0.05805	0.06797	0.07560	0.08369	0.09220	0.10133	0.11135	0.12223	0.13424	0.14744	0.16168	0.17736	0.19447	0.21321	0.23362	0.25598	100

2001 Valuation Basic Table Select & Ultimate Age Last Birthday
Issue Age	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Attained Age
76	0.00838	0.0099	0.0123	0.01561	0.01981	0.02494	0.03099	0.03799	0.04594	0.05486	0.05465	0.07542	0.0836	0.0922	0.10133	0.11129	0.12217	0.13424	0.14729	0.16168	0.17727	0.19437	0.2131	0.23362	0.25598	0.28045	101
77	0.00958	0.01148	0.01431	0.01808	0.02282	0.0285	0.0352	0.04289	0.05155	0.08129	0.07189	0.08354	0.09216	0.10133	0.11124	0.12217	0.13411	0.14729	0.16151	0.17727	0.19437	0.2131	0.23351	0.25598	0.26032	0.30725	102
78	0.01053	0.01348	0.01676	0.02103	0.02631	0.03261	0.03996	0.04835	0.05778	0.06632	0.07979	0.09211	0.10127	0.11124	0.12205	0.13411	0.14714	0.16151	0.17709	0.19437	0.2131	0.23351	0.25585	0.28032	0.30681	0.33639	103
79	0.01144	0.016	0.01973	0.02452	0.03035	0.03728	0.04532	0.05443	0.06465	0.076	0.06635	0.10117	0.11112	0.12198	0.13391	0.14714	0.16135	0.17709	0.19417	0.21301	0.23351	0.25585	0.28032	0.30654	0.33601	0.36802	104
80	0.01286	0.0191	0.02329	0.02859	0.03502	0.04256	0.05129	0.06115	0.07217	0.08439	0.09762	0.11106	0.12192	0.13364	0.14692	0.16135	0.177	0.19417	0.21289	0.23339	0.25585	0.28032	0.30641	0.33563	0.36602	0.40134	105
81	0.01448	0.02286	0.02751	0.03332	0.04033	0.04851	0.05792	0.06653	0.06038	0.09349	0.10765	0.12186	0.13377	0.14692	0.16127	0.17692	0.19417	0.21289	0.23339	0.25585	0.26032	0.30614	0.33544	0.36802	0.40134	0.43542	106
82	0.01619	0.02734	0.03245	0.03878	0.04634	0.05517	0.06524	0.07662	0.0893	0.10332	0.1184	0.1337	0.14677	0.16118	0.17692	0.19407	0.21289	0.23339	0.25585	0.28032	0.30687	0.33506	0.36602	0.40134	0.43542	0.470.02	107
83	0.01912	0.03241	0.03818	0.04499	0.0531	0.06256	0.07332	0.08548	0.09895	0.1138	0.12984	0.14677	0.1611	0.17682	0.19398	0.21289	0.23339	0.25573	0.28032	0.3056	0.33469	0.36802	0.40134	0.43542	0.470.02	0.5052	108
84	0.02335	0.03814	0.04473	0.05199	0.06064	0.07068	0.08216	0.09508	0.10934	0.12502	0.14201	0.16044	0.17674	0.19398	0.21268	0.23339	0.25573	0.28017	0.30547	0.33431	0.36802	0.40134	0.43542	0.470.02	0.5052	0.54149	109
85	0.02952	0.04469	0.05195	0.05983	0.06899	0.07963	0.09179	0.10541	0.12047	0.13705	0.15499	0.17443	0.19368	0.21268	0.23315	0.25573	0.28017	0.3052	0.33412	0.36802	0.40134	0.43542	0.470.02	0.5052	0.54149	0.57784	110
88	0.03648	0.0519	0.05979	0.06855	0.07817	0.08938	0.10219	0.1185	0.13237	0.14984	0.16874	0.1892	0.21112	0.2327	0.25559	0.26017	0.30493	0.33375	0.36602	0.40118	0.43525	0.470.02	0.5052	0.54149	0.57764	0.61295	111
87	0.04446	0.05976	0.06847	0.07801	0.08823	0.09994	0.11335	0.12836	0.14503	0.16338	0.18315	0.20466	0.22759	0.25214	0.27776	0.30477	0.33074	0.36483	0.39795	0.43169	0.46713	0.5033	0.54052	0.57784	0.61296	0.64651	112
88	0.05544	0.06847	0.07797	0.08814	0.09912	0.11135	0.12532	0.14102	0.15846	0.17762	0.19631	0.22074	0.24477	0.2705	0.29792	0.32691	0.35738	0.38947	0.42316	0.4585	0.49541	0.5339	0.57395	0.61295	0.64651	0.68104	113
89	0.06717	0.07797	0.06814	0.09907	0.11081	0.1236	0.13814	0.15446	0.1727	0.1926	0.21424	0.23757	0.26269	0.2896	0.31817	0.34831	0.38017	0.41373	0.449	0.48596	0.52456	0.56484	0.60674	0.64651	0.68104	0.72372	114
90	0.07797	0.06814	0.09907	0.11081	0.12334	0.13666	0.1516	0.1887	0.18761	0.20836	0.2308	0.25513	0.28124	0.30933	0.33696	0.37044	0.40372	0.43878	0.47564	0.51425	0.55462	0.5967	0.64049	0.66094	0.72372	0.76443	115
91	0.08814	0.09907	0.11081	0.12334	0.13661	0.15054	0.16621	0.16374	0.20319	0.22476	0.24811	0.27332	0.30.047	0.32961	0.36051	0.39331	0.42802	0.46461	0.50307	0.54339	0.56553	0.62947	0.67519	0.72263	0.76443	0.80667	116
92	0.09907	0.11081	0.12334	0.13661	0.15054	0.16525	0.16136	0.19949	0.21964	0.24191	0.26604	0.29221	0.32047	0.35061	0.36277	0.41693	0.45309	0.49123	0.53132	0.57336	0.61731	0.66314	0.71062	0.76029	0.60667	0.8518	117
93	0.11081	0.12334	0.13661	0.15054	0.16525	0.18061	0.1973	0.21592	0.23687	0.2597	0.28466	0.31185	0.34102	0.37232	0.40575	0.44128	0.47891	0.51862	0.56037	0.60417	0.64996	0.69771	0.74737	0.79889	0.6518	0.89387	118
94	0.12334	0.13661	0.15054	0.16525	0.18081	0.19715	0.21406	0.23312	0.25463	0.27816	0.30405	0.33204	0.36227	0.39474	0.42945	0.46636	0.50846	0.54578	0.59022	0.63579	0.68345	0.73314	0.78483	0.83644	0.89387	0.93776	119
95	0.13661	0.15054	0..16525	0.18081	0.19715	0.21406	0.23152	0.25109	0.27311	0.29743	0.32399	0.35293	0.36422	0.41787	0.45386	0.49218	0.5328	0.57571	0.62086	0.66624	0.71779	0.76946	0.62319	0.87869	0.93776	1	120
96	0.15054	0.16525	0.18081	0.19715	0.21406	0.23152	0.24976	0.26985	0.29237	0.31726	0.34463	0.37451	0.40687	0.44171	0.479	0.51873	0.56087	0.6054	0.65229	0.70149	0.75296	0.80663	0.86241	0.92323	1	1	121
97	0.16525	0.18081	0.19715	0.21406	0.23152	0.24976	0.26881	0.28925	0.31219	0.33777	0.36596	0.3968	0.43023	0.46625	0.50485	0.546	0.58966	0.63566	0.6845	0.73555	0.78895	0.64463	0.90792	1	1	1	122
98	0.18081	0.19715	0.21406	0.23152	0.24976	0.26861	0.28852	0.30925	0.33274	0.359	0.36802	0.41978	0.45428	0.4915	0.53141	0.574	0.61923	0.66707	0.71748	0.77039	0.82575	0.89206	1	1	1	1	123
99	0.19683	0.2139	0.23117	0.24941	0.26846	0.28831	0.30854	0.32968	0.35372	0.38066	0.41049	0.4432	0.47877	0.5172	0.55844	0.60248	0.6493	0.69884	0.75105	0.80587	0.66321	1	1	1	1	1	124

2001 Valuation in Basic Table Select & Ultimate Age Last Birthday
Female Smoker
Issue Age	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Attained Age
0	0.00035	0.00024	0.00016	0.00013	0.00012	0.00012	0.00013	0.00014	0.00014	0.00014	0.00015	0.00018	0.0002	0.00024	0.00027	0.00029	0.00054	0.00038	0.00042	0.00046	0.00049	0.00052	0.00056	0.00057	0.00061	0.00066	25
1	0.00024	0.00016	0.00012	0.00012	0.00012	0.00012	0.00014	0.00014	0.00014	0.00014	0.00017	0.0002	0.00023	0.00026	0.00028	0.00034	0.00038	0.00042	0.00045	0.00049	0.00052	0.00055	0.00057	0.0006	0.00064	0.0007	26
2	0.00016	0.00012	0.00012	0.00012	0.00012	0.00012	0.00014	0.00014	0.00014	0.00015	0.00018	0.00022	0.00026	0.00028	0.00032	0.00037	0.00041	0.00045	0.00047	0.00052	0.00055	0.00057	0.0006	0.00064	0.00069	0.00075	27
3	0.00012	0.00012	0.00012	0.00012	0.00012	0.00012	0.00014	0.00014	0.00015	0.00017	0.00021	0.00025	0.00028	0.00032	0.00036	0.00039	0.00043	0.00047	0.00061	0.00054	0.00057	0.0006	0.00064	0.00069	0.00074	0.0008	28
4	0.00012	0.00012	0.00012	0.00012	0.00012	0.00012	0.00014	0.00014	0.00017	0.0002	0.00025	0.00027	0.00032	0.00035	0.00039	0.00043	0.00046	0.00051	0.00054	0.00057	0.0006	0.00064	0.00069	0.00074	0.0008	0.00084	29
5	0.00012	0.00012	0.00012	0.00012	0.00012	0.00012	0.00014	0.00016	0.0002	0.00024	0.00027	0.00031	0.00035	0.00036	0.00042	0.00046	0.00049	0.00054	0.00057	0.0006	0.00064	0.00069	0.00074	0.00079	0.00083	0.0009	30
6	0.00012	0.00012	0(0.012	0.00012	0.00012	0.00014	0.00016	0.0002	0.00024	0.00027	0.00031	0.00034	0.00038	0.00041	0.00045	0.00049	0.00052	0.00057	0.0006	0.00064	0.00069	0.00074	0.00079	0.00083	0.00088	0.00097	31
7	0.00012	0.00012	0.00012	0.00012	0.00012	0.00016	0.00018	0.00023	0.00026	0.00031	0.00034	0.00037	0.00041	0.00044	0.00048	0.00052	0.00056	0.0006	0.00064	0.00069	0.00074	0.00079	0.00083	0.00088	0.00095	0.00104	32
8	0.00012	0.00012	0.00012	0.00012	0.00014	0.00018	0.00022	0.00026	0.0003	0.00033	0.00037	0.0004	0.00044	0.00047	0.00051	0.00056	0.0006	0.00064	0.00066	0.00074	0.00079	0.00083	0.00088	0.00095	0.00103	0.00112	33
9	0.00012	0.00012	0.00012	0.00014	0.00016	0.00022	0.00025	0.0003	0.00032	0.00036	0.00039	0.00042	0.00047	0.0005	0.00054	0.00059	0.00063	0.00068	0.00073	0.00079	0.00083	0.00068	0.00095	0.00103	0.00112	0.00123	34
10	0.00012	0.00012	0.00014	0.00016	0.00021	0.00024	0.00028	0.00032	0.00035	0.00039	0.00041	0.00045	0.0005	0.00053	0.00058	0.00063	0.00067	0.00072	0.00079	0.00083	0.00088	0.00095	0.00102	0.00111	0.00122	0.00135	35
11	0.00012	0.00014	0.00016	0.00021	0.00024	0.00027	0.00031	0.00034	0.00037	0.00041	0.00044	0.00048	0.00053	0.00057	0.00062	0.00067	0.00071	0.00077	0.00083	0.00086	0.00095	0.00102	0.0011	0.00121	0.00133	0.00146	36
12	0.00014	0.00016	0.00021	0.00024	0.00027	0.0003	0.00033	0.00036	0.00039	0.00043	0.00047	0.00051	0.00056	0.00061	0.00065	0.00071	0.00077	0.00062	0.00088	0.00095	0.00102	0.0011	0.00121	0.00133	0.00144	0.00156	37
13	0.00016	0.00021	0.00024	0.00027	0.00029	0.00032	0.00035	0.00038	0.00041	0.00045	0.0005	0.00055	0.0006	0.00065	0.0007	0.00077	0.00092	0.00068	0.00095	0.00102	0.0011	0.00121	0.00133	0.00143	0.00154	0.00165	38
14	0.00021	0.00024	0.00027	0.00029	0.00031	0.00034	0.00037	0.00039	0.00044	0.00047	0.00053	0.00058	0.00064	0.00069	0.00075	0.00062	0.00088	0.00095	0.00102	0.0011	0.00121	0.00132	0.00142	0.00152	0.00163	0.00175	39
15	0.00024	0.00027	0.00029	0.00031	0.00033	0.00036	0.00038	0.00041	0.00046	0.0005	0.00056	0.00062	0.00068	0.00074	0.00081	0.00088	0.00095	0.00102	0.0011	0.00121	0.00132	0.00142	0.00152	0.00163	0.00174	0.00166	40
16	0.00027	0.00029	0.00031	0.00032	0.00034	0.00037	0.0004	0.00044	0.00049	0.00054	0.00059	0.00066	0.00073	0.0008	0.00088	0.00095	0.00102	0.0011	0.00121	0.00132	0.00142	0.00152	0.00163	0.00174	0.00185	0.00199	41
17	0.00029	0.0003	0.00032	0.00033	0.00036	0.00038	0.00043	0.00048	0.00053	0.00058	0.00064	0.00072	0.00079	0.00067	0.00095	0.00102	0.0011	0.00121	0.00132	0.00142	0.00152	0.00163	0.00174	0.00165	0.00199	0.00215	42
18	0.00029	0.00031	0.00032	0.00035	0.00037	0.0004	0.00045	0.00051	0.00057	0.00062	0.0007	0.00076	0.00086	0.00094	0.00102	0.0011	0.00121	0.00132	0.00142	0.00152	0.00163	0.00174	0.00185	0.00199	0.00215	0.00234	43
19	0.00029	0.00031	0.00033	0.00036	0.00039	0.00044	0.00049	0.00054	0.00061	0.00067	0.00076	0.00085	0.00094	0.00102	0.0011	0.00121	0.00132	0.00142	0.00152	0.00163	0.00174	0.00185	0.00199	0.00215	0.00234	0.00257	44
20	0.00027	0.0003	0.00033	0.00036	0.00041	0.00047	0.00053	0.00058	0.00066	0.00073	0.00082	0.00092	0.00101	0.0011	0.0012	0.00132	0.00141	0.00152	0.00162	0.00174	0.00185	0.00199	0.00215	0.00234	0.00257	0.00282	45
21	0.00026	0.00029	0.00033	0.00038	0.00043	0.00049	0.00056	0.00063	0.00072	0.0006	0.00089	0.00099	0.00108	0.00119	0.00129	0.0014	0.0015	0.00162	0.00173	0.00185	0.00199	0.00215	0.00234	0.00257	0.00282	0.00313	46
22	0.00024	0.00028	0.00034	0.00039	0.00046	0.00052	0.0006	0.00068	0.00077	0.00087	0.00096	0.00107	0.00116	0.00127	0.00137	0.00148	0.00159	0.00172	0.00184	0.00199	0.00215	0.00234	0.00257	0.00262	0.00313	0.00362	47
23	0.00023	0.00026	0.00034	0.00041	0.00048	0.00056	0.00064	0.00073	0.00083	0.00093	0.00103	0.00113	0.00124	0.00134	0.00144	0.00157	0.00168	0.00162	0.00198	0.00215	0.00234	0.00257	0.00282	0.00313	0.00352	0.00398	48
24	0.00022	0.00029	0.00035	0.0043	0.00051	0.00059	0.00069	0.00078	0.00069	0.00099	0.0011	0.00119	0.0013	0.00141	0.00152	0.00166	0.00179	0.00195	0.00214	0.00234	0.00257	0.00282	0.00313	0.00352	0.00398	0.0045	49
25	0.00021	0.00029	0.00037	0.00045	0.00054	0.00063	0.00074	0.00083	0.00094	0.00105	0.00116	0.00125	0.00137	0.00149	0.00161	0.00176	0.00193	0.00211	0.00234	0.00257	0.00282	0.00313	0.00352	0.00398	0.0045	0.00506	50
26	0.00022	0.0003	0.00039	0.00047	0.00057	0.00067	0.00077	0.00087	0.00098	0.0011	0.00121	0.00131	0.00144	0.00158	0.00172	0.00189	0.00209	0.00231	0.00257	0.00282	0.00313	0.00352	0.00398	0.0045	0.00506	0.00568	51
27	0.00024	0.00032	0.00041	0.0005	0.0006	0.0007	0.0008	0.00091	0.00103	0.00114	0.00126	0.00139	0.00153	0.00168	0.00185	0.00206	0.00228	0.00254	0.00282	0.00313	0.00352	0.00398	0.0045	0.00506	0.00568	0.00634	52
28	0.00026	0.00035	0.00043	0.00053	0.00063	0.00013	0.00083	0.00095	0.00107	0.00119	0.00132	0.00147	0.00163	0.0018	0.00201	0.00225	0.00262	0.00281	0.00313	0.00352	0.00398	0.0046	0.00506	0.00568	0.00634	0.00706	53
29	0.00028	0.00036	0.00046	0.00056	0.00066	0.00076	0.00067	0.00099	0.00111	0.00125	0.00139	0.00156	0.00174	0.00195	0.0022	0.00247	0.00281	0.00313	0.00352	0.00396	0.0045	0.00506	0.00568	0.00634	0.00706	0.00782	54
30	0.00032	0.0004	0.00049	0.00059	0.00069	0.0008	0.00091	0.00103	0.00116	0.00132	0.00148	0.00167	0.0019	0.00215	0.00244	0.00276	0.00313	0.00352	0.00398	0.0045	0.00506	0.00568	0.00634	0.00706	0.00782	0.00664	55
31	0.00035	0.00043	0.00052	0.00062	0.00072	0.00084	0.00096	0.00109	0.00124	0.00142	0.00161	0.00183	0.00209	0.00236	0.00272	0.00309	0.00352	0.00398	0.0045	0.00506	0.00568	0.00634	0.00706	0.00782	0.00864	0.0095	56
32	0.00037	0.00045	0.00054	0.00065	0.00076	0.00089	0.00102	0.00117	0.00134	0.00155	0.00178	0.00204	0.00233	0.00266	0.00305	0.00348	0.00396	0.0045	0.00506	0.00568	0.00634	0.00706	0.00782	0.00664	0.0095	0.01036	57
33	0.00038	0.00046	0.00056	0.00068	0.00081	0.00095	0.0011	0.00128	0.00148	0.00172	0.00196	0.00228	0.00263	0.003	0.00343	0.00392	0.00445	0.00506	0.00568	0.00634	0.00706	0.00782	0.00864	0.0095	0.01038	0.01129	58
34	0.00038	0.00048	0.00059	0.00072	0.00086	0.00102	0.0012	0.00142	0.00165	0.00192	0.00222	0.00257	0.00296	0.00336	0.00386	0.00441	0.00501	0.00568	0.00634	0.00706	0.00782	0.00864	0.0095	0.01036	0.01129	0.01226	59
35	0.00038	0.0005	0.00062	0.00077	0.00093	0.00112	0.00134	0.00158	0.00165	0.00216	0.0025	0.00268	0.00332	0.00379	0.00432	0.00493	0.00559	0.00634	0.00706	0.00782	0.00864	0.0095	0.01038	0.01129	0.01226	0.01327	60
36	0.0004	0.00052	0.00066	0.00083	0.00101	0.00123	0.00148	0.00176	0.00206	0.00242	0.0026	0.00322	0.0037	0.00422	0.0048	0.00545	0.00616	0.00706	0.00779	0.00864	0.0095	0.01038	0.01129	0.01226	0.01327	0.01436	61
37	0.00042	0.00056	0.00071	0.0009	0.00112	0.00137	0.00165	0.00196	0.00231	0.0027	0.00312	0.00359	0.00411	0.00468	0.00531	0.00601	0.00677	0.00769	0.00652	0.00947	0.01038	0.01129	0.01226	0.01327	0.01436	0.01551	62
38	0.00046	0.00061	0.00078	0.001	0.00125	0.00152	0.00184	0.00219	0.00258	0.00301	0.00348	0.00399	0.00456	0.00518	0.00585	0.00662	0.00743	0.00832	0.00928	0.01031	0.01126	0.01226	0.01327	0.01436	0.01551	0.01669	63
39	0.00051	0.00068	0.00088	0.00113	0.0014	0.00171	0.00206	0.00245	0.00287	0.00335	0.00366	0.00443	0.00504	0.00573	0.00646	0.00726	0.00813	0.00907	0.010.08	0.01117	0.01219	0.01327	0.01434	0.01551	0.01669	0.01795	64
40	0.00058	0.00077	0.00101	0.00128	0.00157	0.03192	0.0023	0.00273	0.00321	0.00373	0.00428	0.0049	0.00558	0.00631	0.0071	0.00796	0.00889	0.00989	0.01095	0.01209	0.01317	0.01432	0.0155	0.01669	0.01795	0.01932	65
41	0.00066	0.00089	0.00116	0.00146	0.00179	0.00217	0.00259	0.00305	0.00357	0.00414	0.00475	0.00543	0.00615	0.00694	0.0078	0.00672	0.0097	0.01075	0.01088	0.01306	0.01424	0.01546	0.01669	0.01795	0.01932	0.02081	66
42	0.00076	0.00103	0.00133	0.00167	0.00205	0.00246	0.00292	0.00343	0.00399	0.0046	0.00526	0.00599	0.00677	0.00762	0.00855	0.00953	0.01057	0.01169	0.01267	0.0141	0.01536	0.01664	0.01793	0.0193	0.0206	0.02247	67
43	0.00086	0.00118	0.00153	0.00192	0.00234	0.00279	0.00329	0.00385	0.00445	0.00511	0.00583	0.0066	0.00745	0.00636	0.00935	0.0104	0.01151	0.01269	0.01393	0.01522	0.01654	0.01785	0.01924	0.02076	0.02242	0.02428	68
44	0.00102	0.00137	0.00176	0.0022	0.00266	0.00317	0.00371	0.00431	0.00497	0.00567	0.00643	0.00727	0.00818	0.00916	0.0102	0.01132	0.0125	0.01375	0.01505	0.0164	0.01774	0.01914	0.02068	0.02236	0.02419	0.02626	69
45	0.00116	0.00157	0.00201	0.00248	0.003	0.00356	0.00416	0.0048	0.00551	0.00627	0.00708	0.00798	0.00894	0.00996	0.0111	0.01226	0.01354	0.01487	0.01626	0.01761	0.01902	0.02056	0.02225	0.02409	0.02616	0.02854	70
46	0.00131	0.00177	0.00226	0.00278	0.00336	0.00397	0.00462	0.00531	0.00607	0.00689	0.00776	0.00671	0.00973	0.01064	0.01203	0.01328	0.01462	0.01604	0.01754	0.01888	0.02043	0.02212	0.02396	0.02603	0.02638	0.03108	71
47	0.00149	0.00199	0.00253	0.00311	0.00372	0.00438	0.00508	0.00683	0.00665	0.00752	0.00846	0.00947	0.01056	0.01174	0.01201	0.01435	0.01576	0.01727	0.01881	0.02026	0.02196	0.02381	0.02588	0.02823	0.03087	0.03386	72
48	0.00162	0.00217	0.0028	0.00343	0.00408	0.00479	0.00554	0.00635	0.00722	0.00816	0.00917	0.01025	0.01142	0.01268	0.01404	0.01546	0.01638	0.01861	0.02016	0.02176	0.0236	0.02569	0.02804	0.03069	0.03358	0.03687	73
49	0.0017	0.00236	0.00307	0.00373	0.00443	0.00518	0.00598	0.00685	0.00778	0.0088	0.00987	0.01105	0.01231	0.01367	0.01514	0.01667	0.01831	0.020.06	0.0217	0.02336	0.02542	0.02778	0.0304	0.03329	0.03644	0.04001	74
50	0.00181	0.00267	0.00337	0.00404	0.00476	0.00556	0.00642	0.00735	0.00635	0.00944	0.0106	0.01187	0.01323	0.0147	0.01629	0.01795	0.01973	0.02163	0.02322	0.02515	0.0275	0.0301	0.03293	0.03605	0.03945	0.0433	75
51	0.00192	0.00302	0.00369	0.00437	0.00513	0.00595	0.00685	0.00784	0.00892	0.01009	0.01135	0.01272	0.0142	0.0158	0.01752	0.01934	0.021*9	0.02307	0.0249	0.02723	0.0296	0.03259	0.03566	0.03903	0.04269	0.04686	76
52	0.00205	0.00333	0.00403	0.0047	0.00547	0.00633	0.00728	0.00833	0.00949	0.01077	0.01213	0.01362	0.01524	0.01698	0.01887	0.02086	0.02277	0.02464	0.02695	0.02951	0.0323	0.03529	0.0386	0.04222	0.04618	0.05066	77
53	0.0022	0.00361	0.00438	0.00605	0.00583	0.00673	0.00774	0.00885	0.010.09	0.01147	0.01296	0.0146	0.01637	0.01829	0.02037	0.02242	0.02439	0.02668	0.02922	0.032	0.03501	0.03819	0.04177	0.04566	0.04994	0.0548	78
54	0.00233	0.00392	0.00476	0.00543	0.00624	0.00716	0.00624	0.00942	0.01076	0.01225	0.01389	0.01669	0.01764	0.01976	0.02206	0.02413	0.02642	0.02893	0.03171	0.03474	0.03794	0.04132	0.04518	0.04938	0.05399	0.05923	79
55	0.00251	0.00419	0.00512	0.0058	0.00664	0.0076	0.00673	0.01	0.01145	0.01307	0.01486	0.01684	0.01899	0.02134	0.02389	0.02615	0.02666	0.03143	0.03446	0.03771	0.04113	0.04475	0.04889	0.05342	0.05837	0.0646	80
56	0.00267	0.00441	0.00546	0.00616	0.00703	0.00606	0.00925	0.01062	0.01218	0.01393	0.01588	0.01805	0.02044	0.02305	0.02589	0.02836	0.03116	0.0342	0.03747	0.04095	0.04465	0.04862	0.05296	0.05782	0.06311	0.07167	81
57	0.00273	0.00465	0.00581	0.00655	0.00749	0.00858	0.00967	0.01136	0.01304	0.01495	0.01706	0.01944	0.02208	0.02496	0.02811	0.03067	0.03392	0.03723	0.04078	0.04455	0.0465	0.05281	0.05735	0.06255	0.0682	0.07872	82
58	0.00283	0.00487	0.00617	0.00698	0.00797	0.00918	0.01057	0.0122	0.01403	0.01613	0.01645	0.02106	0.02394	0.02711	0.0306	0.03364	0.03698	0.04059	0.04445	0.04839	0.05262	0.05721	0.06209	0.06764	0.07369	0.0859	83
59	0.00295	0.00506	0.00653	00.074	0.00848	0.00981	0.01171	0.01313	0.01	0.01746	0.020.03	0.02288	0.02606	0.02954	0.03338	0.03675	0.04041	0.04435	0.04827	0.05244	0.05702	0.06192	0.06711	0.07297	0.07935	0.09335	84
60	0.00303	0.00524	0.00685	0.00779	0.00899	0.01045	0.01216	0.01413	0.01639	0.01896	0.0218	0.02495	0.02845	0.0323	0.03652	0.04024	0.04415	0.04815	0.05226	0.05683	0.06171	0.06689	0.07258	0.07851	0.08576	0.10014	85
61	0.00315	0.00542	0.00716	0.00617	0.00948	0.01109	0.01299	0.01519	0.01773	0.02059	0.02375	0.02726	0.03114	0.03541	0.04006	0.04415	0.04804	0.05209	0.05664	0.0615	0.06666	0.07238	0.07832	0.08508	0.09233	0.10802	86
62	0.00339	0.0056	0.00743	0.00851	0.00992	0.01171	0.01362	0.0163	0.01914	0.02235	0.02591	0.02983	0.03417	0.0389	0.04404	0.04793	0.05192	0.05647	0.06131	0.06644	0.07218	0.0781	0.08472	0.09175	0.09649	0.11791	87
63	0.00372	0.00641	0.00769	0.00882	0.01035	0.01242	0.01467	0.01745	0.02065	0.02427	0.02826	0.03267	0.03751	0.04278	0.04781	0.05174	0.05628	0.06113	0.06623	0.07199	0.07788	0.0843	0.09123	0.09784	0.10514	0.12778	88
64	0.0041	0.00727	0.00796	0.00913	0.01079	0.01294	0.01557	0.01866	0.02227	0.02636	0.03083	0.03678	0.04116	0.04705	0.05157	0.05609	0.06092	0.06601	0.07179	0.0777	0.08388	0.09064	0.09724	0.10471	0.11233	0.13667	89
65	0.00438	0.00759	0.00824	0.00946	0.01242	0.0136	0.01649	0.01994	0.02393	0.02847	0.03345	0.03694	0.04491	0.05139	0.0559	0.06074	0.05578	0.07159	0.07748	0.0635	0.090.09	0.09656	0.10412	0.11199	0.11998	0.14126	90
66	0.00446	0.00795	0.00857	0.00985	0.01177	0.01433	0.0175	0.02126	0.02565	0.03061	0.0361	0.04211	0.04865	0.05572	0.06053	0.06558	0.0714	0.07726	0.06311	0.0895	0.09596	0.10338	0.11143	0.11937	0.1278	0.14473	91
67	0.00472	0.00633	0.00896	0.01033	0.01242	0.01521	0.01868	0.02282	0.02759	0.03298	0.03898	0.04555	0.0527	0.06035	0.06538	0.0709	0.07704	0.0827	0.06898	0.09531	0.10268	0.11066	0.11866	0.12708	0.13619	0.15325	92
68	0.00523	0.00874	0.00944	0.01094	0.01323	0.01629	0.02008	0.02456	0.02977	0.03562	0.04214	0.04926	0.05702	0.06516	0.07035	0.0762	0.0821	0.0884	0.0947	0.10189	0.10985	0.11782	0.12626	0.13552	0.14515	0.16564	93
69	0.00576	0.00919	0.01	0.01166	0.01242	0.01756	0.02172	0.02661	0.03223	0.03853	0.04556	0.05327	0.06159	0.06974	0.0752	0.06109	0.08739	0.09407	0.10.099	0.10886	0.11702	0.12564	0.13478	0.14459	0.15443	0.18333	94
70	0.00638	0.00969	0.01067	0.01258	0.01543	0.01912	0.02364	0.02894	0.03499	0.04173	0.0493	0.05758	0.06646	0.17414	0.07993	0.06618	0.09289	0.09996	0.10762	0.11571	0.12472	0.13434	0.14403	0.15396	0.16537	0.20435	95
71	0.00631	0.01024	0.01146	0.01367	0.01685	0.02092	0.02565	0.03158	0.03804	0.0452	0.05332	0.06212	0.07156	0.07871	0.08357	0.0915	0.09851	0.10617	0.11426	0.12282	0.13277	0.14348	0.15354	0.16464	0.1784	0.2243	96
72	0.01019	0.01087	0.01239	0.01495	0.01851	0.02299	0.02634	0.03449	0.04138	0.04895	0.05759	0.06691	0.07684	0.06275	0.08597	0.09701	0.10454	0.11257	0.12113	0.13018	0.1412	0.15307	0.16399	0.17686	0.19351	0.2353	97
73	0.01079	0.01162	0.0135	0.01646	0.02043	0.02535	0.03113	0.0377	0.045	0.05293	0.06207	0.0719	0.06164	0.08542	0.09233	0.1027	0.11065	0.11912	0.12621	0.13782	0.15004	0.16326	0.17536	0.19146	0.20999	0.23853	98
74	0.01143	0.01257	0.01486	0.01825	0.02265	0.02801	0.0342	0.04119	0.04885	0.05712	0.06673	0.07704	0.08489	0.09092	0.09855	0.1091	0.11767	0.12679	0.1365	0.14769	0.15921	0.17392	0.18858	0.2074	0.2264	0.24988	99
75	0.01228	0.01385	0.01662	0.0205	0.02541	0.03128	0.03799	0.04548	0.05364	0.06242	0.0726	0.08215	0.06959	0.09731	0.10518	0.12611	0.12611	0.13601	0.14729	0.15875	0.171	0.18705	0.2046	0.22379	0.24476	0.26771	100

2001 Valuation Basic Table Select & Ultimate Age Last Birthday

Issue Age	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Attained Age
76	0.01352	0.01558	0.01887	0.02332	0.02882	0.03529	0.04264	0.06077	0.0596	0.06905	0.07997	0.08822	0.09615	0.10446	0.11577	0.12538	0.13551	0.14688	0.15846	0.1706	0.18625	0.20353	0.2225	0.24312	0.26551	0.28969	101
77	0.01522	0.01779	0.02162	0.02664	0.03276	0.03985	0.04782	0.05661	0.06611	0.07626	0.08693	0.09498	0.10378	0.11479	0.1247	0.13501	0.14641	0.15615	0.17036	0.18563	0.20284	0.22154	0.2*195	0.2641	0.28799	0.31343	102
78	0.01648	0.02058	0.02496	0.03053	0.03726	0.04497	0.05367	0.06304	0.07322	0.08407	0.09386	0.10312	0.11387	0.12397	0.13452	0.14601	0.1577	0.17012	0.18519	0.20197	0.2209	0.24113	0.26306	0.28671	0.31218	0.33886	103
79	0.01721	0.02404	0.02896	0.03508	0.04236	0.06072	0.05994	0.07005	0.08091	0.09244	0.10244	0.11294	0.12335	0.13397	0.1456	0.1574	0.16972	0.18467	0.20121	0.21964	0.24054	0.26229	0.286	0.31136	0.33829	0.36802	104
80	0.01867	0.02626	0.03367	0.04033	0.04816	0.06712	0.06694	0.07769	0.08922	0.10146	0.11201	0.12267	0.13353	0.14507	0.15703	0.16948	0.16406	0.20034	0.21838	0.2387	0.2619	0.28542	0.31088	0.3361	0.36802	0.40134	105
81	0.02093	0.0333	0.03917	0.04632	0.0547	0.06417	0.0746	0.06599	0.09814	0.11107	0.12196	0.13303	0.14466	0.15665	0.16907	0.18362	0.19939	0.21712	0.23686	0.25939	0.28502	0.31058	0.33791	0.36802	0.40134	0.43542	106
82	0.02336	0.03666	0.04548	0.05309	0.06195	0.07197	0.08292	0.09488	0.10768	0.12129	0.1325	0.14426	0.15635	0.16684	0.183	0.19862	0.21585	0.23545	0.25744	0.28233	0.3101	0.33772	0.36802	0.40134	0.43542	0.47002	107
83	0.02666	0.04462	0.05266	0.06065	0.06995	0.08046	0.0919	0.1044	0.11781	0.13208	0.14376	0.15598	0.1686	0.16256	0.19775	0.21508	0.23469	0.25675	0.28116	0.3082	0.33753	0.36802	0.40134	0.43542	0.47002	0.5052	108
84	0.03154	0.06222	0.06001	0.06901	0.0787	0.08963	0.10155	0.11453	0.12852	0.14336	0.15557	0.16821	0.18204	0.19708	0.21452	0.23444	0.25675	0.28116	0.30786	0.33677	0.36802	0.40134	0.43542	0.47002	0.5052	0.54149	109
85	0.04006	0.05936	0.06808	0.07818	0.08817	0.10023	0.11184	0.12525	0.13961	0.15525	0.1679	0.18146	0.19667	0.21406	0.23444	0.25675	0.28116	0.30786	0.33677	0.36808	0.40134	0.43542	0.47002	0.5052	0.54149	0.57784	110
86	0.04792	0.06713	0.07763	0.08796	0.09942	0.11148	0.1227	0.13657	0.15157	0.16767	0.18097	0.19531	0.2125	0.23399	0.25675	0.26116	0.30786	0.33677	0.36602	0.40116	0.43525	0.47002	0.5052	0.54149	0.57784	0.61295	111
87	0.05671	0.07712	0.08772	0.0992	0.11119	0.12242	0.1341	0.14836	0.16384	0.1805	0.19458	0.20972	0.22885	0.25329	0.27874	0.30555	0.33416	0.36483	0.39795	0.43189	0.46713	0.5033	0.54052	0.57784	0.61295	0.64651	112
88	0.07106	0.08765	0.09896	0.11087	0.12217	0.1339	0.14612	0.16074	0.17661	0.19379	0.2086	0.22476	0.24568	0.27158	0.29868	0.32729	0.35738	0.38947	0.42316	0.4585	0.49541	0.5339	0.57395	0.61295	0.64651	0.68104	113
89	0.08565	0.09871	0.11055	0.12186	0.13372	0.14594	0.15866	0.17362	0.18982	0.20743	0.22309	0.24037	0.26619	0.2905	0.31853	0.34631	0.38017	0.41373	0.449	0.48596	0.52458	0.56484	0.60674	0.64651	0.68104	0.72372	114
90	0.09847	0.1102	0.12161	0.13113	0.14572	0.15843	0.17229	0.16681	0.20338	0.22146	0.23804	0.25922	0.28676	0.30968	0.33898	0.37044	0.40372	0.43876	0.47564	0.51425	0.55462	0.5967	0.64049	0.68094	0.72372	0.76443	115
91	0.10966	0.12136	0.13327	0.14553	0.15816	0.17194	0.18639	0.2004	0.21722	0.23588	0.25464	0.27896	0.30268	0.32961	0.36051	0.39331	0.42802	0.46461	0.50307	0.54339	0.58553	0.62947	0.67519	0.72263	0.76443	0.80687	116
92	0.1214	0.13304	0.14534	0.15796	0.17157	0.18592	0.1999	0.21436	0.2314	0.25051	0.27166	0.29451	0.32047	0.35061	0.36277	0.41693	0.45309	0.49123	0.53132	0.57336	0.61731	0.66314	0.71062	0.76029	0.80687	0.8518	117
93	0.13282	0.14516	0.15768	0.17119	0.18542	0.1994	0.2137	0.22856	0.24588	0.26532	0.2869	0.31185	0.34102	0.37232	0.40575	0.44128	0.47891	0.51862	0.56037	0.60417	0.64996	0.69771	0.74737	0.79889	0.8518	0.89367	118
94	0.14491	0.15746	0.17082	0.185	0.19894	0.21316	0.22779	0.24294	0.26065	0.26035	0.30405	0.33204	0.36227	0.39474	0.42945	0.46636	0.50546	0.54678	0.59022	0.63579	0.68345	0.73314	0.78483	0.83844	0.69387	0.93776	119
95	0.1572	0.1703	0.18451	0.19849	0.21267	0.22715	0.24208	0.25755	0.27554	0.29743	0.32399	0.35293	0.38422	0.41767	0.46386	0.49218	0.5328	0.57571	0.62066	0.66824	0.71779	0.76946	0.62319	0.87889	0.93776	1	120
96	0.16963	0.1836	0.19795	0.21208	0.22641	0.2414	0.2567	0.27238	0.29237	0.31725	0.34463	0.37451	0.40667	0.44171	0.479	0.61873	0.56087	0.6054	0.65229	0.70149	0.75296	0.80663	0.66241	0.92323	1	1	121
97	0.18235	0.19678	0.21149	0.22567	0.24057	0.25607	0.27148	0.26925	0.31219	0.33777	0.36598	0.3968	0.43023	0.46625	0.00485	0.546	0.58968	0.63586	0.6845	0.73555	0.78895	0.84463	0.90792	1	1	1	122
98	0.19524	0.21002	0.22502	0.23975	0.25532	0.27118	0.28852	0.30925	0.33274	0.359	0.38802	0.41978	0.45428	0.4915	0.53141	0.574	0.61923	0.66707	0.71748	0.77039	0.82575	0.89208	1	1	1	1	123
99	0.20815	0.22329	0.23849	0.25457	0.27016	0.28656	0.30854	0.32968	0.35372	0.38066	0.41049	0.4432	0.47877	0.5172	0.55844	0.60248	0.6493	0.69884	0.75106	0.60587	0.86321	1	1	1	1	1	124

2001 Valuation Basic Table Select & Ultimate Age Last Birthday

Male Nonsmoker

Issue Age	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Attained Age
0	0.00065	0.00039	0.00026	0.00017	0.00014	0.00014	0.00015	0.00015	0.00015	0.00016	0.00017	0.00021	0.00027	0.00032	0.00044	0.00058	0.00069	0.00079	0.00083	0.00085	0.00085	0.00085	0.00065	0.00085	0.00085	0.00087	25
1	0.00034	0.00024	0.00017	0.00014	0.00014	0.00014	0.00015	0.00015	0.00015	0.00016	0.00016	0.00023	0.00028	0.00036	0.00055	0.00066	0.00075	0.00082	0.00084	0.00085	0.00085	0.00085	0.00085	0.00085	0.00087	0.00091	26
2	0.00023	0.00016	0.00014	0.00014	0.00014	0.00014	0.00015	0.00015	0.00015	0.00017	0.00021	0.00026	0.00034	0.00049	0.00064	0.00073	0.0008	0.00063	0.00084	0.00085	0.00065	0.00086	0.00065	0.00086	0.00089	0.00092	27
3	0.00015	0.00013	0.00013	0.00014	0.00014	0.00014	0.00015	0.00016	0.00016	0.0002	0.00026	0.00033	0.00048	0.00063	0.00072	0.00079	0.00083	0.00084	0.00085	0.00085	0.00065	0.00085	0.00086	0.00087	0.00089	0.0009	28
4	0.00013	0.00013	0.00013	0.00014	0.00014	0.00014	0.00015	0.00018	0.0002	0.00025	0.00033	0.00048	0.00063	0.00072	0.00079	0.00083	0.00084	0.00065	0.00085	0.00085	0.00065	0.00086	0.00087	0.00087	0.00087	0.00087	29
5	0.00013	0.00013	0.00013	0.00014	0.00014	0.00014	0.00016	0.00019	0.00024	0.00032	0.00046	0.00062	0.00072	0.00079	0.00083	0.00084	0.00085	0.00085	0.00085	0.00085	0.00085	0.00085	0.00086	0.00065	0.00085	0.00085	30
6	0.00013	0.00013	0.00013	0.00014	0.00014	0.00015	0.00019	0.00024	0.00031	0.00047	0.00062	0.00072	0.00079	0.00082	0.00084	0.00084	0.00084	0.00084	0.00084	0.00084	0.00084	0.00084	0.00084	0.00084	0.00084	0.00084	31
7	0.00013	0.00013	0.00013	0.00014	0.00015	0.00018	0.00023	0.00031	0.00046	0.00062	0.00072	0.00078	0.00082	0.00083	0.00083	0.00083	0.00083	0.00083	0.00083	0.00083	0.00063	0.00083	0.00083	0.00083	0.00083	0.00083	32
8	0.00013	0.00013	0.00013	0.00015	0.00017	0.00022	0.0003	0.00046	0.00062	0.00072	0.00078	0.00081	0.00082	0.00082	0.00082	0.00062	0.00083	0.00083	0.00083	0.00083	0.00083	0.00083	0.00083	0.00083	0.00083	0.00084	33
9	0.00013	0.00013	0.00014	0.00017	0.00022	0.0003	0.00046	0.00061	0.00072	0.00076	0.00081	0.00081	0.00081	0.00081	0.00081	0.00081	0.00083	0.00083	0.00083	0.00083	0.00083	0.00083	0.00083	0.00083	0.00084	0.00086	34
10	0.00013	0.00014	0.00016	0.00021	0.00029	0.00045	0.00061	0.00071	0.00077	0.0008	0.0008	0.0008	0.0006	0.0008	0.00081	0.00082	0.00063	0.00083	0.00083	0.00083	0.00083	0.00083	0.00083	0.00084	0.00086	0.00089	35
11	0.00013	0.00016	0.00021	0.00026	0.00045	0.00061	0.00071	0.00077	0.00079	0.00079	0.00079	0.00079	0.00079	0.0008	0.00082	0.00063	0.00083	0.00083	0.00083	0.00083	0.00083	0.00083	0.00084	0.00066	0.00089	0.00093	36
12	0.00015	0.0002	0.00028	0.00044	0.00061	0.00071	0.00076	0.00078	0.00078	0.00078	0.00078	0.00078	0.00079	0.00082	0.00083	0.00083	0.00063	0.00083	0.00083	0.00063	0.00083	0.00084	0.00086	0.00089	0.00093	0.00098	37
13	0.00019	0.00027	0.00044	0.00061	0.00071	0.00076	0.00077	0.00077	0.00077	0.00077	0.00077	0.00079	0.00081	0.00083	0.00083	0.00063	0.00083	0.00083	0.00083	0.00083	0.00084	0.00086	0.00089	0.00093	0.00098	0.00105	38
14	0.00026	0.00043	0.00061	0.00071	0.00076	0.00077	0.00077	0.00077	0.00077	0.00077	0.00077	0.00079	0.00082	0.00083	0.00083	0.00083	0.00083	0.00083	0.00063	0.00064	0.00066	0.00069	0.00093	0.00098	0.00105	0.00112	39
15	0.00043	0.00061	0.00071	0.00076	0.00076	0.00076	0.00076	0.00076	0.00076	0.00076	0.00078	0.0008	0.00083	0.00063	0.00083	0.00063	0.00083	0.00083	0.00084	0.00086	0.00089	0.00093	0.00098	0.00105	0.00112	0.00121	40
16	0.00061	0.0007	0.00075	0.00075	0.00075	0.00075	0.00075	0.00075	0.00075	0.00076	0.00078	0.00081	0.00081	0.00082	0.00082	0.00082	0.00083	0.00064	0.00086	0.00089	0.00093	0.00098	0.00105	0.00112	0.00121	0.00132	41
17	0.0007	0.00074	0.00074	0.00074	0.00074	0.00074	0.00074	0.00074	0.00075	0.00076	0.00077	0.00079	0.00079	0.0008	0.0008	0.0008	0.00084	0.00085	0.00089	0.00093	0.00098	0.00105	0.00112	0.00121	0.00132	0.00146	42
18	0.00072	0.00072	0.00072	0.00072	0.00072	0.00072	0.00072	0.00073	0.00074	0.00074	0.00075	0.00075	0.00076	0.00078	0.0006	0.00081	0.00085	0.00088	0.00093	0.00098	0.00105	0.0042	0.00121	0.00132	0.00146	0.00162	43
19	0.00066	0.00068	0.00066	0.00068	0.00068	0.00069	0.00069	0.0007	0.0007	0.0007	0.00071	0.00072	0.00073	0.00077	0.00081	0.00084	0.000088	0.00093	0.00098	0.00105	0.00112	0.00121	0.00132	0.00146	0.00162	0.00181	44
20	0.00063	0.00063	0.00063	0.00063	0.00064	0.00065	0.00065	0.00066	0.00066	0.00067	0.00068	0.0007	0.00072	0.00076	0.00083	0.00088	0.00092	0.00098	0.00105	0.00112	0.00123	0.00132	0.00146	0.00162	0.00181	0.002	45
21	0.00058	0.00058	0.00056	0.00058	0.0006	0.0006	0.00061	0.00062	0.00062	0.00064	0.00066	0.00069	0.00072	0.00076	0.00086	0.00092	0.00098	0.00105	0.00112	0.00121	0.00132	0.00146	0.00162	0.00161	0.002	0.0022	46
22	0.00052	0.00052	0.00053	0.00055	0.00057	0.00057	0.0058	0.00059	0.0006	0.00063	0.00065	0.00068	0.00073	0.0008	0.00089	0.00098	0.00105	0.00112	0.00121	0.00132	0.00146	0.00162	0.00181	0.002	0.0022	0.00236	47
23	0.00046	0.00047	0.0005	0.00052	0.00055	0.00056	0.00057	0.00058	0.00059	0.00062	0.00066	0.00069	0.00075	0.00083	0.00094	0.00104	0.00112	0.00121	0.00132	0.00146	0.00162	0.00181	0.002	0.00219	0.00236	0.00248	48
24	0.00039	0.00042	0.00047	0.00051	0.00054	0.00055	0.00056	0.00058	0.00061	0.00064	0.00066	0.00073	0.00079	0.00088	0.001	0.00*11	0.00121	0.00132	0.00146	0.00162	0.00181	0.002	0.00218	0.00235	0.00248	0.00264	49
25	0.00034	0.0004	0.00046	0.00051	0.00053	0.00055	0.00057	0.00059	0.00063	0.00067	0.00072	0.00077	0.00085	0.00095	0.00107	0.0012	0.00132	0.00146	0.00162	0.00181	0.002	0.00216	0.00234	0.00248	0.00264	0.00285	50
26	0.00031	0.00039	0.00046	0.00052	0.00055	0.00056	0.00059	0.00062	0.00066	0.00071	0.00077	0.00083	0.00092	0.00104	0.00116	0.00132	0.00146	0.00162	0.0018	0.002	0.00218	0.00233	0.00248	0.00264	0.00285	0.00313	51
27	0.0003	0.00039	0.00046	0.00053	0.00056	0.00058	0.00062	0.00066	0.0007	0.00076	0.00083	0.00091	0.00101	0.00114	0.00127	0.00145	0.00161	0.0018	0.002	0.00217	0.00233	0.00247	0.00264	0.00285	0.00313	0.00347	52
28	0.0003	0.00039	0.00047	0.00053	0.00058	0.00061	0.00065	0.0007	0.00075	0.00083	0.00091	0.00101	0.00111	0.00125	0.00141	0.00161	0.00179	0.00199	0.00217	0.00232	0.00247	0.00264	0.00285	0.00313	0.00347	0.00388	53
29	0.00029	0.00039	0.00046	0.00054	0.00061	0.00065	0.0007	0.00075	0.00082	0.00091	0.001	0.0011	0.00121	0.00136	0.00154	0.00176	0.00196	0.00215	0.00232	0.00247	0.00264	0.00285	0.00312	0.00347	0.00386	0.00439	54
30	0.00028	0.00039	0.00047	0.00055	0.00062	0.00069	0.00075	0.00081	0.00088	0.00097	0.00106	0.00118	0.00132	0.00149	0.0017	0.00192	0.00212	0.00229	0.00246	0.00264	0.00284	0.00311	0.00345	0.00386	0.00432	0.00497	55
31	0.00027	0.00037	0.00047	0.00055	0.00063	0.00071	0.00079	0.00085	0.00092	0.001	0.00111	0.00126	0.00145	0.00166	0.00169	0.00209	0.00228	0.00245	0.00263	0.00284	0.00309	0.00344	0.00385	0.0043	0.00453	0.00557	56
32	0.00026	0.00037	0.00047	0.00056	0.00065	0.00074	0.00082	0.00089	0.00096	0.0104	0.00117	0.00136	0.0016	0.00184	0.00206	0.00226	0.00245	0.00263	0.00284	0.00309	0.00343	0.00384	0.00428	0.00478	0.00536	0.00615	57
33	0.00028	0.00038	0.00049	0.00059	0.00069	0.00076	0.00087	0.00094	0.00101	0.01011	0.00127	0.00149	0.00175	0.002	0.00222	0.00242	0.00262	0.00284	0.00309	0.00341	0.00381	0.00425	0.00474	0.0053	0.00588	0.00671	58
34	0.0003	0.0004	0.00051	0.00061	0.00072	0.00082	0.00092	0.001	0.0011	0.00123	0.00141	0.00164	0.0019	0.00216	0.00239	0.0026	0.00283	0.00309	0.0034	0.00377	0.0042	0.00469	0.00524	0.00581	0.00641	0.00739	59
35	0.00031	0.00042	0.00053	0.00064	0.00075	0.00085	0.00096	0.00109	0.00122	0.00138	0.00157	0.0016	0.00206	0.00233	0.00258	0.00262	0.00309	0.00339	0.00376	0.00415	0.00464	0.00518	0.00575	0.00636	0.00699	0.00621	60
36	0.00033	0.00043	0.00055	0.00066	0.00077	0.00069	0.00103	0.0012	0.00137	0.00155	0.00174	0.00196	0.00223	0.00253	0.00281	0.00309	0.00339	0.00373	0.00413	0.00458	0.00512	0.00568	0.00629	0.00697	0.00773	0.00923	61
37	0.00035	0.00046	0.00058	0.00069	0.0006	0.00094	0.00112	0.00133	0.00153	0.00171	0.00189	0.00211	0.0024	0.00272	0.00305	0.00337	0.00372	0.00411	0.00455	0.00505	0.00561	0.00623	0.00692	0.0077	0.0087	0.01043	62
38	0.00038	0.00051	0.00063	0.00074	0.00086	0.00103	0.00125	0.00147	0.00168	0.00186	0.00205	0.00229	0.00259	0.00294	0.0033	0.00368	0.00408	0.00453	0.00502	0.00555	0.00616	0.00687	0.00767	0.00866	0.00987	0.01173	63
39	0.00041	0.00056	0.00066	0.0008	0.00094	0.00114	0.00139	0.00162	0.00182	0.00201	0.00222	0.0025	0.00283	0.0032	0.0036	0.00403	0.004<9	0.005	0.00553	0.0061	0.0068	0.00763	0.00862	0.00979	0.0111	0.0131	64
40	0.00044	0.0006	0.00075	0.00066	0.00105	0.00128	0.00154	0.00177	0.00197	0.00219	0.00244	0.00276	0.00312	0.00351	0.00396	0.00444	0.00405	0.0055	0.00606	0.00674	0.00757	0.00656	0.00971	0.01101	0.01229	0.0145	65
41	0.00046	0.00066	0.00064	0.001	0.00119	0.00143	0.00169	0.00192	0.00215	0.00241	0.00271	0.00307	0.00346	0.00391	0.00442	0.00492	0.00546	0.00605	0.00673	0.0075	0.00849	0.00962	0.01088	0.01222	0.01337	0.01591	66
42	0.00049	0.00071	0.00092	0.0011	0.0013	0.00154	0.00181	0.00207	0.00234	0.00264	0.00299	0.00339	0.00386	0.00437	0.00491	0.00538	0.00599	0.00668	0.00749	0.0084	0.00952	0.01073	0.01204	0.0133	0.01455	0.01739	67
43	0.00052	0.00075	0.00097	0.01117	0.00138	0.00163	0.00193	0.00223	0.00254	0.00288	0.00327	0.00377	0.00432	0.00486	0.00537	0.0059	0.00662	0.00744	0.00837	0.00941	0.0106	0.01186	0.01314	0.0144	0.01592	0.01894	68
44	0.00057	0.00081	0.00102	0.00123	0.00146	0.00174	0.00207	0.00243	0.00278	0.00315	0.0036	0.00422	0.00479	0.00531	0.00583	0.00652	0.00736	0.00631	0.00935	0.01046	0.01169	0.01296	0.01423	0.01575	0.01755	0.02068	69
45	0.00062	0.00086	0.00107	0.00129	0.00156	0.00188	0.00226	0.00266	0.00307	0.00346	0.00402	0.00469	0.00525	0.00574	0.00641	0.00272	0.00825	0.00931	0.01041	0.01155	0.01278	0.01404	0.0155	0.0195	0.01961	0.02271	70
46	0.00066	0.0009	0.00111	0.00136	0.00168	0.00205	0.00248	0.00294	0.00338	0.00389	0.00449	0.00515	0.0057	0.00628	0.00716	0.00817	0.00927	0.0104	0.01154	0.01267	0.01386	0.01528	0.01716	0.0195	0.02211	0.02522	71
47	0.00074	0.00095	0.00119	0.00147	0.00162	0.00222	0.0027	0.00321	0.00372	0.00434	0.00493	0.00556	0.00619	0.00697	0.00804	0.00921	0.01038	0.01154	0.01267	0.0.134	0.01507	0.0169	0.01921	0.02199	0.02489	0.02817	72
48	0.00079	0.00103	0.0013	0.00161	0.00197	0.0024	0.00292	0.0035	0.00405	0.00472	0.00534	0.00606	0.00683	0.00681	0.00904	0.01034	0.01153	0.01267	0.01373	0.0149	0.01666	0.01892	0.02166	0.02476	0.0278	0.03126	73
49	0.00065	0.0003	0.00144	0.00121	0.00214	0.00259	0.00315	0.00379	0.00437	0.00504	0.00579	0.00669	0.0077	0.00885	0.0105	0.01152	0.01266	0.01372	0.01486	0.01643	0.01666	0.02135	0.02436	0.02766	0.03081	0.03456	74
50	0.00093	0.00126	0.0016	0.00196	0.00233	0.0028	0.00339	0.00404	0.00468	0.00541	0.00635	0.00754	0.00876	0.01003	0.01126	0.01266	0.01369	0.01627	0.01832	0.01842	0.02106	0.02405	0.02725	0.03066	0.03403	0.03817	75
51	0.00102	0.00141	0.0018	0.01256	0.00256	0.00303	0.00362	0.0043	0.00504	0.00594	0.00712	0.00857	0.00993	0.01102	0.01229	0.01366	0.01475	0.01627	0.01832	0.02079	0.02373	0.02689	0.03023	0.03388	0.0376	0.04223	76
52	0.00109	0.00155	0.00199	0.0024	0.00281	0.00328	0.00391	0.00469	0.00506	0.00688	0.00809	0.0097	0.01091	0.01093	0.0133	0.01469	0.01618	0.01821	0.02053	0.02344	0.02654	0.02984	0.03342	0.7227	0.04166	0.04698	77
53	0.00113	0.00167	0.00217	0.00263	0.00306	0.00359	0.00431	0.00524	0.00625	0.00759	0.00916	0.01066	0.01181	0.01306	0.01449	0.01609	0.0181	0.02043	0.02301	0.02624	0.02948	0.033	0.03697	0.04152	0.04636	0.05251	78
54	0.00117	0.00179	0.00236	0.00264	0.00331	0.00394	0.00482	0.00591	0.00707	0.00856	0.01002	0.01449	0.01292	0.01438	0.0016	0.01799	0.02033	0.02286	0.02574	0.02915	0.03263	0.03652	0.041	0.04623	0.05184	0.05871	79
55	0.00121	0.00192	0.00254	0.00306	0.0036	0.00438	0.00544	0.00668	0.00793	0.00933	0.01075	0.01246	0.01421	0.01591	0.01788	0.02026	0.02281	0.02546	0.02857	0.03225	0.03609	0.0405	0.04566	0.0517	0.05798	0.06563	80
56	0.00126	0.00204	0.00272	0.00332	0.00398	0.00492	0.00613	0.00748	0.00878	0.01017	0.01184	0.01377	0.01571	0.01777	0.02018	0.02279	0.02546	0.02824	0.03157	0.03566	0.04001	0.0451	0.05107	0.05783	0.06482	0.07315	81
57	0.00134	0.00216	0.00291	0.00364	0.00446	0.00554	0.00666	0.00825	0.00956	0.1118	0.7978	0.01532	0.01753	0.01998	0.02275	0.02542	0.02621	0.03119	0.03489	0.03954	0.04456	0.05045	0.05714	0.06467	0.07227	0.08107	82
58	0.00145	0.00231	0.00315	0.00401	0.00502	0.00623	0.0076	0.00898	0.01026	0.01208	0.01426	0.01693	0.01971	0.02245	0.02537	0.02816	0.03116	0.03447	0.03867	0.04405	0.04985	0.05645	0.06391	0.07212	0.08011	0.06972	83
59	0.00161	0.00249	0.00342	0.00444	0.00561	0.00693	0.00834	0.00969	0.01094	0.01299	0.01551	0.01659	0.02202	0.02503	0.0281	0.01758	0.03441	0.0382	0.04307	0.04929	0.0558	0.06315	0.07125	0.07994	0.08864	0.09933	84
60	0.0018	0.00271	0.00373	0.00489	0.00621	0.00763	0.00905	0.01038	0.01163	0.01397	0.01685	0.02022	0.024	0.02772	0.0301	0.03433	0.03813	0.04253	0.04818	0.05518	0.06243	0.07042	0.0079	0.08846	0.09813	0.11002	85
61	0.00203	0.00296	0.00407	0.00535	0.00682	0.00834	0.00979	0.0112	0.01242	0.01507	0.01821	0.02175	0.02568	0.0301	0.03424	0.03803	0.04244	0.04757	0.05392	0.06175	0.06963	0.0781	0.08744	0.09796	0.10873	0.12178	86
62	0.00222	0.00326	0.00449	0.00591	0.00749	0.00911	0.01063	0.01204	0.01346	0.01636	0.01968	0.02337	0.02756	0.03239	0.0378	0.04232	0.04745	0.05322	0.06033	0.06891	0.01088	0.08648	0.09686	0.10857	0.12038	0.13446	87
63	0.00235	0.00359	0.00657	0.00657	0.00827	0.00998	0.01163	0.0132	0.0148	0.01789	0.02139	0.02536	0.02995	0.03534	0.04174	0.0473	0.05307	0.05953	0.0673	0.07646	0.08556	0.09583	0.10739	0.12024	0.13295	0.14792	88
64	0.00244	0.00392	0.00555	0.00729	0.00913	0.01096	0.01277	0.01454	0.01632	0.01964	0.02341	0.0278	0.03294	0.03907	0.04639	0.0529	0.05935	0.0664	0.07466	0.08471	0.09485	0.10627	0.11896	0.13284	0.1463	0.16199	89
65	0.00249	0.00435	0.00618	0.0061	0.01014	0.01212	0.01404	0.01598	0.01804	0.216	0.02578	0.0307	0.03656	0.04356	0.05176	0.05918	0.0662	0.07365	0.08268	0.09388	0.10517	0.11772	0.13144	0.1462	0.16025	0.17588	90
66	0.00259	0.0049	0.00691	0.00898	0.01131	0.01341	0.01544	0.01753	0.01986	0.0238	0.02849	0.03409	0.04078	0.04861	0.05774	0.06604	0.07345	0.08156	0.09161	0.01407	0.11648	0.13005	0.11772	0.13144	0.1462	0.18943	91
67	0.00269	0.00552	0.00773	0.00997	0.0125	0.01466	0.01717	0.01952	0.02204	0.02649	0.03184	0.03825	0.04576	0.05452	0.05454	0.07329	0.08137	0.09039	0.10159	0.11528	0.1287	0.14313	0.16647	0.17392	0.16015	0.20355	92
68	0.00331	0.00622	0.00866	0.01106	0.01399	0.01655	0.0191	0.0216	0.02434	0.02942	0.03552	0.04269	0.05107	0.06066	0.0714	0.08122	0.0902	0.10027	0.11256	0.12738	0.14167	0.15683	0.17212	0.18736	0.20239	0.21839	93
69	0.00374	0.007	0.00969	0.01228	0.01399	0.0184	0.02087	0.02342	0.02756	0.03344	0.04034	0.04842	0.05767	0.06804	0.07879	0.09007	0.10008	0.0113	0.12442	0.14024	0.15525	0.17036	0.18543	0.20233	0.21829	0.23394	94
70	0.00454	0.00769	0.01064	0.01326	0.01548	0.02016	0.02253	0.02688	0.3149	0.03617	0.04597	0.05454	0.06601	0.0765	0.06981	0.09996	0.11096	0.12287	0.13701	0.1537	0.16865	0.18365	0.2012	0.21823	0.23383	0.24916	95
71	0.00586	0.0069	0.01213	0.01474	0.01785	0.02165	0.0246	0.02965	0.03381	0.04113	0.04952	0.05899	0.06983	0.08239	0.09694	0.1108	0.12271	0.13534	0.15021	0.16699	0.18174	0.20012	0.21819	0.22378	0.2491	0.26379	96
72	0.00718	0.01049	0.01389	0.01696	0.01995	0.02306	0.02647	0.03132	0.03534	0.04312	0.05186	0.06191	0.07359	0.8713	0.1027	0.12034	0.1352	0.14841	0.16324	0.17999	0.19908	0.21816	0.23373	0.24909	0.26379	0.27925	97
73	0.00847	0.01219	0.01572	0.01898	0.02195	0.02486	0.02918	0.034	0.03778	0.04612	0.05554	0.0666	0.07925	0.09392	0.11058	0.12923	0.14831	0.16134	0.167	0.19809	0.21813	0.2337	0.24906	0.26379	0.27925	0.29562	98
74	0.01002	0.01325	0.01716	0.0211	0.02411	0.02792	0.03269	0.03679	0.04354	0.0526	0.06328	0.07563	0.08988	0.10605	0.12416	0.1444	0.16127	0.174	0.19583	0.2161	0.23366	0.24903	0.26379	0.27925	0.29562	0.31292	99
75	0.01101	0.01446	0.0188	0.02335	0.02684	0.0314	0.03577	0.04227	0.05231	0.06277	0.7512	0.08929	0.10538	0.1234	0.14334	0.16115	0.17384	0.1947	0.21087	0.23363	0.24901	0.26379	0.27925	0.29562	0.31292	0.33122	100

2001 Valuation Basic Table Select & Ultimate Age Last Birthday

Issue Age	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Attained Age
76	0.01133	0.01589	0.02073	0.0258	0.03015	0.03475	0.041	0.05073	0.05966	0.07331	0.08727	0.10316	0.12096	0.14067	0.15948	0.17358	0.19439	0.21804	0.2336	0.24899	0.26379	0.27925	0.29562	0.31292	0.33122	0.35056	101
77	0.01165	0.01714	0.02278	0.02896	0.03379	0.03978	0.04922	0.05657	0.07017	0.06555	0.10122	0.11879	0.13626	0.15679	0.17236	0.19413	0.21773	0.23356	0.24895	0.26379	0.27925	0.29562	0.31292	0.33122	0.35058	0.37104	102
78	0.01267	0.01654	0.02523	0.03285	0.03662	0.04776	0.0575	0.06916	0.0809	0.09638	0.11351	0.13253	0.15282	0.17127	0.19389	0.21746	0.23326	0.24879	0.26375	0.27925	0.29562	0.31292	0.33122	0.35056	0.37104	0.39266	103
79	0.01363	0.02041	0.02837	0.03749	0.04638	0.05645	0.06817	0.0798	0.06965	0.10632	0.12459	0.14411	0.16477	0.19263	0.21722	0.233	0.24851	0.26344	0.27921	0.29562	0.31292	0.33122	0.35058	0.37104	0.39266	0.41541	104
80	0.01475	0.02289	0.03237	0.04321	0.05547	0.06772	0.07874	0.08874	0.102	0.12013	0.13926	0.16165	0.19024	0.21702	0.23278	0.24826	0.26318	0.27894	0.29558	0.31292	0.33122	0.35058	0.37104	0.39266	0.41541	0.43927	105
81	0.01621	0.02613	0.03746	0.05024	0.06446	0.07773	0.08787	0.10112	0.1116	0.13652	0.15872	0.18953	0.21664	0.23256	0.24606	0.26296	0.2767	0.29534	0.31269	0.33122	0.35058	0.37104	0.39266	0.41541	0.43927	0.46447	106
82	0.01634	0.03036	0.04379	0.05859	0.0748	0.06704	0.10028	0.11081	0.12957	0.15854	0.1894	0.21668	0.23242	0.24787	0.26277	0.2785	0.29513	0.31266	0.33119	0.35058	0.37104	0.39266	0.41541	0.43927	0.46447	0.4911	107
83	0.02156	0.03581	0.05134	0.06816	0.08626	0.09948	0.11004	0.12868	0.15807	0.18927	0.21654	0.23226	0.24772	0.2626	0.27833	0.29495	0.3125	0.33102	0.35055	0.37104	0.39266	0.41541	0.43927	0.46447	0.4911	0.51922	108
84	0.02619	0.04252	0.06007	0.07875	0.09869	0.10932	0.12622	0.15754	0.16664	0.21641	0.23213	0.24758	0.26245	0.27818	0.2946	0.31236	0.33088	0.35042	0.37102	0.39266	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	109
85	0.03219	0.05052	0.06995	0.09048	0.10861	0.12759	0.15697	0.18844	0.21596	0.23201	0.24745	0.26233	0.27605	0.29467	0.31223	0.33076	0.35031	0.37094	0.39266	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	110
86	0.03943	0.05997	0.08145	0.10386	0.127	0.15642	0.18797	0.21554	0.23157	0.24734	0.26221	0.27793	0.29456	0.31212	0.33065	0.35022	0.37067	0.39263	0.41541	0.43927	0.46447	0.4911	0.51922	0.54691	0.56025	0.61333	111
87	0.04804	0.07146	0.09534	0.1264	0.15592	0.16754	0.21517	0.23117	0.24692	0.26211	0.27783	0.29444	0.31201	0.33056	0.35014	0.37081	0.3926	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	112
88	0.05887	0.06572	0.1196	0.1554	0.18715	0.21482	0.23061	0.24654	0.26173	0.27773	0.29436	0.31192	0.33048	0.35007	0.37076	0.39257	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.56025	0.61333	0.64821	0.68501	113
89	0.07326	0.11176	0.15072	0.18674	0.21451	0.23048	0.2462	0.26137	0.27739	0.29427	0.31184	0.3304	0.35001	0.37071	0.39255	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	0.72378	114
90	0.10163	0.14532	0.18457	0.2142	0.23018	0.24589	0.26106	0.27707	0.29396	0.31177	0.33033	0.34996	0.37067	0.39253	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	0.72378	0.76463	115
91	0.1384	0.1821	0.21369	0.22989	0.24561	0.26077	0.27678	0.29369	0.31151	0.33028	0.3499	0.37064	0.39252	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58026	0.61333	0.64821	0.68501	0.72378	0.76463	0.80762	116
92	0.179	0.21358	0.22959	0.24534	0.26051	0.27653	0.29343	0.31127	0.33006	0.34986	0.3706	0.3925	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64621	0.66501	0.72378	0.76463	0.80762	0.85281	117
93	0.21328	0.22929	0.24506	0.26026	0.27629	0.2932	0.31105	0.32967	0.34969	0.37058	0.39249	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	0.72376	0.76463	0.80762	0.85281	0.90028	118
94	0.229	0.24476	0.26	0.27605	0.29299	0.31085	0.32969	0.34955	0.37047	0.39248	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64621	0.68501	0.72378	0.76463	0.60762	0.85281	0.90028	0.94993	119
95	0.2445	0.25974	0.27582	0.29279	0.31067	0.32953	0.34942	0.37038	0.39244	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	0.72378	0.76463	0.80762	0.85281	0.90028	0.94993	1	120
96	0.25948	0.27659	0.29256	0.3105	0.32938	0.34929	0.37029	0.39241	0.41541	0.43927	0.46447	0.4911	0.61922	0.54891	0.56025	0.61333	0.64621	0.68501	0.72376	0.76463	0.80762	0.85281	0.90028	0.94993	1	1	121
97	0.27535	0.29237	0.31032	0.32924	0.34918	0.37021	0.39237	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	0.72378	0.76463	0.80762	0.85281	0.90028	0.94993	1	1	1	122
98	0.29217	0.31014	0.32909	0.34908	0.37014	0.39234	0.41541	0.43927	0.46447	0.4911	0.51922	0.54691	0.58025	0.61333	0.64621	0.68501	0.72378	0.76463	0.80762	0.85261	0.90028	0.94993	1	1	1	1	123
99	0.30954	0.3285	0.34849	0.3696	0.39182	0.41523	0.43877	0.46396	0.49057	0.51668	0.54836	0.57971	0.61278	0.64767	0.68448	0.72328	0.76416	0.80719	0.85245	0.90001	0.94969	1	1	1	1	1	124

2001 Valuation Basic Table Select & Ultimate Age Last Birthday

Male Smoker

Issue Age	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Attained Age
0	0.00065	0.00039	0.00026	0.00017	0.00014	0.00014	0.00015	0.00015	0.00015	0.00016	0.00017	0.00021	0.00027	0.00032	0.00044	0.00058	0.00077	0.00093	0.00104	0.00113	0.00119	0.00125	0.00131	0.00137	0.00145	0.00153	25
1	0.00034	0.00024	0.00017	0.00017	0.00014	0.00014	0.00015	0.00015	0.00015	0.00016	0.00018	0.00023	0.00028	0.00036	0.00055	0.00073	0.00069	0.00103	0.00111	0.00118	0.00125	0.00131	0.00137	0.00145	0.00152	0.00161	26
2	0.00023	0.00016	0.00014	0.00014	0.00014	0.00014	0.00015	0.00015	0.00015	0.00017	0.00021	0.00026	0.00034	0.00049	0.00071	0.00086	0.001	0.0011	0.00118	0.00125	0.00131	0.00137	0.00145	0.00151	0.00158	0.00166	27
3	0.00015	0.00013	0.00013	0.00014	0.00014	0.00014	0.00015	0.00015	0.00016	0.0002	0.00026	0.00033	0.00046	0.0007	0.00085	0.00099	0.0011	0.00118	0.00125	0.00131	0.00137	0.00145	0.00151	0.00156	0.00161	0.00165	28
4	0.00013	0.00013	0.00013	0.00014	0.00014	0.00014	0.00015	0.00016	0.0002	0.00026	0.00033	0.00048	0.0007	0.00085	0.00099	0.0011	0.00118	0.00125	0.00131	0.00137	0.00145	0.00151	0.00155	0.00159	0.00161	0.00163	29
5	0.00013	0.00013	0.00013	0.00014	0.00014	0.00014	0.00016	0.00019	0.00024	0.00032	0.00048	0.00069	0.00085	0.00099	0.0011	0.00118	0.00124	0.0013	0.00137	0.00145	0.0015	0.00154	0.00156	0.00158	0.0016	0.00162	30
6	0.00013	0.00013	0.00013	0.00014	0.00014	0.00015	0.00019	0.00024	0.00031	0.00047	0.00069	0.00085	0.00099	0.0011	0.00117	0.00124	0.00129	0.00136	0.00144	0.00149	0.00151	0.00153	0.00155	0.00157	0.00159	0.00161	31
7	0.00013	0.00013	0.00013	0.00014	0.00015	0.00018	0.00023	0.00031	0.00046	0.00069	0.00086	0.00099	0.00109	0.00116	0.00122	0.00128	0.00134	0.00142	0.00148	0.0015	0.00152	0.00154	0.00156	0.00158	0.0016	0.00163	32
8	0.00013	0.00013	0.00013	0.00015	0.00017	0.00022	0.0003	0.00046	0.00069	0.00065	0.00099	0.00109	0.00116	0.00121	0.00127	0.00132	0.00141	0.00147	0.0015	0.00152	0.00154	0.00156	0.00158	0.0016	0.00163	0.00168	33
9	0.00013	0.00013	0.00014	0.00017	0.00022	0.0003	0.00046	0.00068	0.00065	0.00099	0.00109	0.00115	0.0012	0.00125	0.00132	0.00138	0.00146	0.0015	0.00152	0.00154	0.00156	0.00158	0.0016	0.00163	0.00168	0.00173	34
10	0.00013	0.00014	0.00016	0.00021	0.00029	0.00045	0.00066	0.00085	0.00098	0.00108	0.00114	0.00119	0.00124	0.0013	0.00138	0.00145	0.0015	0.00152	0.00154	0.00156	0.00158	0.0016	0.00163	0.00168	0.00173	0.0018	35
11	0.00013	0.00016	0.00021	0.00028	0.00045	0.00068	0.00085	0.00098	0.00106	0.00113	0.00118	0.00122	0.00129	0.00137	0.00144	0.00149	0.00152	0.00154	0.00156	0.00158	0.0016	0.00163	0.00168	0.00173	0.0018	0.0019	36
12	0.00015	0.0002	0.00028	0.00044	0.00068	0.00065	0.00097	0.00106	0.00112	0.00116	0.00121	0.00127	0.00135	0.00143	0.00149	0.00152	0.00154	0.00156	0.00156	0.0016	0.00163	0.00168	0.00173	0.0018	0.0019	0.00202	37
13	0.00019	0.00027	0.00044	0.00068	0.00085	0.00097	0.00105	0.0011	0.00115	0.00119	0.00125	0.00133	0.00141	0.00148	0.00152	0.00154	0.00156	0.00158	0.0016	0.00163	0.00168	0.00173	0.0018	0.0019	0.00202	0.00217	38
14	0.00026	0.00043	0.00068	0.00085	0.00097	0.00103	0.00109	0.00113	0.00118	0.00123	0.00131	0.00138	0.00147	0.00152	0.00154	0.00156	0.00156	0.0016	0.00163	0.00168	0.00173	0.0018	0.0019	0.00202	0.00217	0.00234	39
15	0.00043	0.00068	0.00085	0.00097	0.00103	0.00107	0.00112	0.00116	0.00122	0.00128	0.00136	0.00143	0.0015	0.00154	0.00156	0.00158	0.0016	0.00163	0.00167	0.00173	0.0016	0.0019	0.00202	0.00217	0.00234	0.00254	40
16	0.00068	0.00085	0.00097	0.00102	0.00106	0.00111	0.00116	0.0012	0.00127	0.00133	0.00139	0.00145	0.00149	0.00154	0.00156	0.00158	0.00163	0.00167	0.00172	0.00179	0.00189	0.00202	0.00217	0.00234	0.00254	0.0026	41
17	0.00085	0.00096	0.00102	0.00105	0.00109	0.00114	0.00119	0.00124	0.00131	0.00135	0.00139	0.00144	0.00147	0.00151	0.00155	0.00156	0.00167	0.00172	0.00179	0.00189	0.00202	0.00217	0.00234	0.00254	0.0028	0.0031	42
18	0.00094	0.00099	0.00103	0.00107	0.00111	0.00115	0.00121	0.00127	0.00131	0.00134	0.00137	0.0014	0.00144	0.0015	0.00156	0.0016	0.00172	0.00179	0.00189	0.00201	0.00217	0.00233	0.00254	0.0028	0.0031	0.00347	43
19	0.00094	0.00098	0.00102	0.00106	0.0011	0.00116	0.00121	0.00125	0.00128	0.0013	0.00133	0.00135	0.00141	0.00149	0.0016	0.00169	0.00179	0.00189	0.00201	0.00217	0.00233	0.00253	0.0028	0.0031	0.00347	0.00388	44
20	0.00091	0.00095	0.00099	0.00103	0.00108	0.00113	0.00117	0.00119	0.00122	0.00125	0.00129	0.00133	0.00141	0.00152	0.00166	0.00179	0.00189	0.00201	0.00217	0.00233	0.00253	0.00279	0.0031	0.00347	0.00388	0.00428	45
21	0.00087	0.00091	0.00094	0.00099	0.00104	0.00107	0.00111	0.00113	0.00116	0.00121	0.00127	0.00133	0.00142	0.00156	0.00173	0.00189	0.00201	0.00217	0.00233	0.00253	0.00279	0.0031	0.00347	0.00388	0.00428	0.00469	46
22	0.00062	0.00085	0.0009	0.00096	0.001	0.00104	0.00106	0.00109	0.00113	0.0012	0.00127	0.00135	0.00146	0.00161	0.00182	0.00201	0.00217	0.00233	0.00253	0.00279	0.0031	0.00347	0.00386	0.00428	0.00469	0.00602	47
23	0.00075	0.0008	0.00086	0.00093	0.00098	0.00103	0.00105	0.00109	0.00114	0.00122	0.0013	0.0014	0.00153	0.0017	0.00194	0.00215	0.00233	0.00253	0.00279	0.0031	0.00346	0.00386	0.00427	0.00467	0.00502	0.00526	48
24	0.00066	0.00074	0.00083	0.00092	0.00098	0.00103	0.00106	0.00111	0.00118	0.00126	0.00137	0.00147	0.00162	0.00181	0.00207	0.00231	0.00253	0.00279	0.0031	0.00346	0.00386	0.00427	0.00466	0.005	0.00526	0.00558	49
25	0.00059	0.0007	0.00082	0.00094	0.001	0.00105	0.00109	0.00116	0.00124	0.00135	0.00146	0.00156	0.00174	0.00197	0.00222	0.00252	0.00279	0.0031	0.00345	0.00365	0.00427	0.00466	0.00498	0.00526	0.00556	0.006	50
26	0.00055	0.00069	0.00084	0.00097	0.00104	0.00106	0.00115	0.00123	0.00132	0.00145	0.00157	0.00172	0.00189	0.00216	0.00242	0.00277	0.0031	0.00345	0.00385	0.00427	0.00465	0.00498	0.00526	0.00508	0.006	0.00656	51
27	0.00053	0.00071	0.00087	0.00099	0.00108	0.00114	0.00122	0.00131	0.00142	0.00157	0.00172	0.00189	0.00209	0.00239	0.00267	0.00307	0.00344	0.00384	0.00427	0.00465	0.00498	0.00526	0.00556	0.006	0.00656	0.00725	52
28	0.00054	0.00073	0.0009	0.00102	0.00114	0.00121	0.0013	0.00141	0.00153	0.00171	0.00189	0.00209	0.00232	0.00263	0.00297	0.00341	0.00384	0.00427	0.00464	0.00497	0.00526	0.00558	0.006	0.00656	0.00725	0.00606	53
29	0.00053	0.00074	0.00091	0.00105	0.00119	0.0013	0.00141	0.00153	0.00167	0.00189	0.00207	0.0023	0.00255	0.00287	0.00328	0.00376	0.00422	0.00464	0.00497	0.00526	0.00558	0.006	0.00656	0.00725	0.00805	0.00907	54
30	0.00053	0.00075	0.00091	0.00108	0.00124	0.00139	0.00153	0.00166	0.00182	0.00203	0.00223	0.00249	0.00279	0.00317	0.00364	0.00412	0.00456	0.00496	0.00526	0.00558	0.006	0.00656	0.00725	0.00805	0.00893	0.01013	55
31	0.00051	0.00073	0.00092	0.0011	0.00128	0.00145	0.00162	0.00177	0.00193	0.00211	0.00235	0.00268	0.0031	0.00356	0.00405	0.00451	0.00493	0.00526	0.00556	0.006	0.00656	0.00725	0.00805	0.00893	0.00991	0.01223	56
32	0.00052	0.00073	0.00095	0.00114	0.00134	0.00152	0.00171	0.00187	0.00202	0.00221	0.00251	0.00292	0.00344	0.00396	0.00445	0.00489	0.00525	0.00558	0.006	0.00656	0.00725	0.00805	0.00892	0.00991	0.01092	0.01223	57
33	0.00056	0.00078	0.001	0.00121	0.00142	0.00162	0.00162	0.00199	0.00216	0.00239	0.00274	0.00322	0.00379	0.00434	0.00482	0.00523	0.00558	0.006	0.00656	0.00725	0.00805	0.00892	0.0099	0.01092	0.01183	0.01317	58
34	0.0006	0.00082	0.00106	0.00127	0.0015	0.00173	0.00194	0.00215	0.00237	0.00266	0.00306	0.00357	0.00414	0.00471	0.0052	0.00558	0.006	0.00656	0.00725	0.00605	0.00892	0.0099	0.01092	0.01183	0.01265	0.143	59
35	0.00065	0.00087	0.00111	0.00134	0.00158	0.00182	0.00206	0.00234	0.00264	0.00301	0.00343	0.00394	0.00451	0.00511	0.00556	0.006	0.00656	0.00725	0.00805	0.00692	0.0099	0.01092	0.01183	0.01265	0.01356	0.01568	60
36	0.00069	0.0009	0.00115	0.00139	0.00164	0.0019	0.00221	0.00259	0.00298	0.00339	0.00381	0.0043	0.00489	0.00554	0.006	0.00656	0.00725	0.00805	0.00892	0.0099	0.01092	0.01183	0.01265	0.01356	0.01476	0.01379	61
37	0.00073	0.00096	0.00123	0.00147	0.00172	0.00203	0.00243	0.00269	0.00334	0.00376	0.00417	0.00466	0.00529	0.006	0.00656	0.00725	0.00805	0.00892	0.0099	0.01092	0.01183	0.01265	0.01356	0.01476	0.01379	0.01938	62
38	0.0008	0.00108	0.00134	0.00157	0.00184	0.00222	0.00271	0.00322	0.0037	0.00412	0.00454	0.00507	0.00574	0.00651	0.00725	0.00605	0.00892	0.0099	0.01092	0.01183	0.01265	0.01356	0.01476	0.01639	0.0184	0.02148	63
39	0.00087	0.00118	0.00146	0.00171	0.00203	0.00248	0.00303	0.00356	0.00404	0.00448	0.00495	0.00556	0.00629	0.00711	0.00798	0.00892	0.0099	0.01092	0.01183	0.01265	0.01356	0.01476	0.01639	0.0184	0.02054	0.02359	64
40	0.00093	0.00128	0.00161	0.0019	0.00228	0.00261	0.00338	0.00391	0.00439	0.0049	0.00548	0.00618	0.00697	0.00785	0.00883	0.0099	0.01092	0.01183	0.01265	0.01356	0.01476	0.01639	0.0184	0.02054	0.02231	0.02564	65
41	0.00099	0.00141	0.0018	0.00216	0.00259	0.00314	0.00373	0.00427	0.00481	0.00543	0.00611	0.00689	0.00777	0.00875	0.00986	0.01092	0.01183	0.01265	0.01356	0.01476	0.01639	0.0164	0.02054	0.02231	0.02367	0.0276	66
42	0.00105	0.00153	0.00198	0.00239	0.00285	0.0034	0.00402	0.00463	0.00527	0.006	0.00677	0.00767	0.0087	0.00963	0.01092	0.01183	0.01265	0.01356	0.01476	0.01639	0.0164	0.02054	0.02231	0.02367	0.02525	0.02957	67
43	0.00112	0.00163	0.00211	0.00255	0.00303	0.00362	0.0043	0.00502	0.00576	0.00658	0.00743	0.00856	0.00978	0.01091	0.01183	0.01265	0.01356	0.01476	0.01639	0.0164	0.02054	0.02231	0.02367	0.02525	0.02724	0.03156	68
44	0.00122	0.00175	0.00223	0.00269	0.00323	0.00367	0.00466	0.00549	0.00634	0.00722	0.00823	0.00962	0.01088	0.01183	0.01265	0.01356	0.01476	0.01639	0.0184	0.02054	0.02231	0.02367	0.02525	0.02724	0.02955	0.03376	69
45	0.00135	0.00166	0.00235	0.00284	0.00346	0.0042	0.00508	0.00602	0.00697	0.00796	0.00917	0.01066	0.01183	0.01265	0.01356	0.01476	0.01639	0.0184	0.02054	0.02231	0.02367	0.02525	0.02724	0.02955	0.03238	0.03629	70
46	0.00149	0.00197	0.00245	0.00301	0.00374	0.00456	0.00555	0.0066	0.00763	0.00861	0.01011	0.01153	0.01265	0.01356	0.01476	0.01639	0.0184	0.02054	0.02231	0.02367	0.02525	0.02724	0.02955	0.03238	0.03575	0.03943	71
47	0.00163	0.00211	0.00263	0.00327	0.00405	0.00496	0.00602	0.00717	0.00831	0.00971	0.01095	0.01233	0.01356	0.01476	0.01639	0.0184	0.02054	0.02231	0.02367	0.02525	0.02724	0.02955	0.03238	0.03575	0.0394	0.04309	72
48	0.00177	0.00231	0.00291	0.0036	0.0044	0.00534	0.00648	0.00775	0.00898	0.01043	0.01172	0.01321	0.01475	0.01639	0.0184	0.02054	0.02231	0.02367	0.02525	0.02724	0.02955	0.03238	0.03575	0.0394	0.04309	0.04675	73
49	0.00192	0.00256	0.00323	0.00397	0.00478	0.00576	0.00698	0.00834	0.00959	0.01102	0.01254	0.01437	0.01635	0.0164	0.02054	0.02231	0.02367	0.02525	0.02724	0.02955	0.03238	0.03575	0.0394	0.04309	0.04675	0.05072	74
50	0.00213	0.00287	0.00362	0.0044	0.00522	0.00622	0.00748	0.00885	0.01018	0.01171	0.01358	0.01594	0.01832	0.02054	0.02231	0.02367	0.02525	0.02724	0.02955	0.03238	0.03575	0.0394	0.04309	0.04675	0.05067	0.05513	75
51	0.00237	0.00324	0.00409	0.00491	0.00573	0.00672	0.00795	0.00937	0.01018	0.0127	0.01501	0.01786	0.02042	0.0223	0.02367	0.02525	0.02724	0.02955	0.03238	0.03575	0.0394	0.04309	0.04675	0.05067	0.05508	0.06003	76
52	0.00256	0.00358	0.00455	0.00543	0.00628	0.00727	0.00856	0.01014	0.01167	0.0141	0.01663	0.01992	0.02208	0.02366	0.02525	0.02724	0.02955	0.03238	0.03575	0.0394	0.04309	0.04675	0.05067	0.05508	0.06003	0.0657	77
53	0.00267	0.00389	0.005	0.00597	0.00685	0.00792	0.0094	0.01126	0.01323	0.01585	0.0188	0.02156	0.02349	0.02525	0.02724	0.02955	0.03238	0.03575	0.0394	0.04309	0.04675	0.05067	0.05508	0.06003	0.0657	0.07223	78
54	0.00278	0.00422	0.00547	0.00648	0.00743	0.00869	0.01047	0.01262	0.01483	0.01765	0.0203	0.02288	0.02524	0.02724	0.02955	0.03238	0.03575	0.0394	0.04309	0.04675	0.05067	0.05508	0.06003	0.0657	0.07223	0.07941	79
55	0.00291	0.00453	0.00569	0.00697	0.00808	0.00964	0.01175	0.01417	0.01653	0.01907	0.02158	0.02456	0.02724	0.02955	0.03238	0.03575	0.0394	0.04309	0.04675	0.05067	0.05508	0.06003	0.0657	0.07223	0.07941	0.08725	80
56	0.00301	0.00478	0.00627	0.00754	0.00689	0.01078	0.01319	0.01581	0.01823	0.02069	0.02362	0.02689	0.02955	0.03236	0.03575	0.0394	0.04309	0.04675	0.05067	0.05508	0.06003	0.0657	0.07223	0.07941	0.08725	0.09557	81
57	0.00318	0.00504	0.00669	0.00822	0.00991	0.0121	0.0147	0.01737	0.01975	0.02266	0.02597	0.02954	0.03238	0.03575	0.0394	0.04309	0.04675	0.05067	0.05508	0.06003	0.0657	0.07223	0.07941	0.08725	0.09557	0.10408	82
58	0.00344	0.00536	0.0072	0.00903	0.01108	0.01354	0.01622	0.01881	0.0211	0.02438	0.02812	0.03238	0.3575	0.0394	0.04309	0.04675	0.05067	0.05508	0.06003	0.0657	0.07223	0.07941	0.08725	0.09557	0.10408	0.11311	83
59	0.00379	0.00576	0.0078	0.00995	0.01234	0.01499	0.0177	0.0202	0.02241	0.02609	0.0304	0.03547	0.0394	0.04309	0.04675	0.05067	0.05508	0.06003	0.0657	0.07223	0.07941	0.06725	0.09557	0.10406	0.11311	0.12334	84
60	0.00422	0.00625	0.00646	0.0109	0.01361	0.01643	0.01913	0.02155	0.02371	0.02794	0.03283	0.03833	0.04309	0.04675	0.05067	0.05508	0.06003	0.0657	0.07223	0.07941	0.08725	0.09557	0.10408	0.11311	0.12334	0.13497	85
61	0.00473	0.00681	0.00919	0..1189	0.01487	0.01788	0.0206	0.02298	0.02519	0.03	0.03526	0.04092	0.04657	0.05067	0.05508	0.06003	0.0657	0.07223	0.07941	0.06725	0.09557	0.10408	0.11311	0.12334	0.13497	0.14757	86
62	0.00516	0.00746	0.0101	0.01307	0.01627	0.01944	0.02226	0.02477	0.02718	0.03242	0.03786	0.04365	0.04988	0.06508	0.06003	0.0657	0.07223	0.07941	0.06725	0.09557	0.10408	0.11311	0.12334	0.13497	0.14757	0.16093	87
63	0.00544	0.00818	0.0112	0.01446	0.01787	0.02122	0.02426	0.02703	0.02976	0.03528	0.04091	0.04698	0.05368	0.06003	0.0657	0.07223	0.07941	0.06725	0.09557	0.10408	0.11311	0.12334	0.13497	0.14757	0.16093	0.17483	88
64	0.00562	0.0089	0.01237	0.01598	0.01966	0.02322	0.02652	0.02964	0.03273	0.03655	0.04451	0.05109	0.05847	0.0657	0.07223	0.07941	0.08725	0.09557	0.10406	0.11311	0.12334	0.13497	0.14757	0.16093	0.17483	0.18906	89
65	0.0057	0.00977	0.01364	0.01755	0.02157	0.02531	0.02877	0.03211	0.03555	0.04171	0.04817	0.05544	0.06373	0.07223	0.07941	0.08725	0.09557	0.10408	0.11311	0.12334	0.13429	0.14753	0.16093	0.17483	0.18906	0.20267	90
66	0.00587	0.01087	0.01504	0.01916	0.02365	0.02746	0.03095	0.0344	0.0381	0.04465	0.05175	0.05968	0.06923	0.0793	0.08725	0.09557	0.10408	0.11311	0.12334	0.13396	0.14615	0.16055	0.1748	0.18906	0.20267	0.21546	91
67	0.00647	0.0121	0.01658	0.02092	0.02565	0.02982	0.03365	0.03735	0.04113	0.04822	0.05617	0.06533	0.07558	0.08699	0.09557	0.10408	0.11311	0.12334	0.13362	0.14502	0.15912	0.17371	0.18871	0.20267	0.21546	0.2285	92
68	0.00732	0.01345	0.01829	0.02282	0.02695	0.0325	0.03656	0.04029	0.04419	0.05195	0.06065	0.07085	0.06204	0.09424	0.10408	0.11311	0.12334	0.13329	0.1445	0.15736	0.172	0.18707	0.20166	0.21546	0.2285	0.2419	93
69	0.00817	0.01494	0.02016	0.02489	0.02765	0.03536	0.03902	0.04256	0.04857	0.05716	0.06695	0.07792	0.08996	0.10275	0.11311	0.12334	0.13296	0.14209	0.15693	0.16999	0.18508	0.19981	0.21468	0.2285	0.2419	0.25617	94
70	0.0098	0.01662	0.0222	0.02643	0.02996	0.0379	0.04111	0.04608	0.05389	0.0632	0.07396	0.08561	0.0985	0.11234	0.12334	0.13263	0.15214	0.15372	0.16913	0.18255	0.19745	0.21362	0.2285	0.2419	0.25617	0.27038	95
71	0.01251	0.01848	0.02447	0.02886	0.03387	0.03982	0.04377	0.04957	0.05618	0.06591	0.07719	0.08936	0.10272	0.11758	0.1323	0.13935	0.15214	0.16637	0.18137	0.19438	0.21216	0.2285	0.2419	0.25617	0.27036	0.28363	96
72	0.01516	0.02149	0.02757	0.0326	0.03711	0.04145	0.04594	0.05236	0.05689	0.06672	0.07813	0.09074	0.10486	0.12062	0.138	0.15058	0.165	0.17914	0.19276	0.2103	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	97
73	0.01767	0.02464	0.03072	0.03582	0.03996	0.04366	0.04927	0.05522	0.05885	0.07085	0.06398	0.09418	0.10927	0.12597	0.14418	0.16365	0.17702	0.19222	0.20927	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	98
74	0.02065	0.0264	0.03299	0.0391	0.043	0.04782	0.05378	0.05811	0.06621	0.08122	0.09247	0.10372	0.12011	0.13804	0.15731	0.17492	0.19061	0.20884	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	99
75	0.02234	0.02832	0.03549	0.04247	0.04692	0.05272	0.05752	0.06514	0.07961	0.09164	0.10272	0.11943	0.13748	0.15512	0.17363	0.18901	0.20848	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	100

2001 Valuation Basic Table Select & Ultimate Age Last Birthday

Issue Age	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	Ultimate	Attained Age
76	0.02252	0.03049	0.03839	0.04603	0.05177	0.05722	0.06477	0.07804	0.09093	0.10223	0.11718	0.13554	0.15322	0.17042	0.18743	0.20812	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	101
77	0.02306	0.03223	0.04135	0.05067	0.05683	0.06431	0.07717	0.09024	0.10187	0.11539	0.13012	0.14947	0.16728	0.18587	0.20777	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	102
78	0.02412	0.03413	0.04486	0.05636	0.06373	0.07622	0.08955	0.10152	0.11437	0.12674	0.14377	0.1642	0.18432	0.20741	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35956	0.37691	0.39501	103
79	0.02538	0.03676	0.04939	0.06305	0.07514	0.08887	0.10116	0.11337	0.12519	0.13995	0.16027	0.18114	0.20706	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	104
80	0.02684	0.04035	0.05517	0.07118	0.0882	0.1008	0.11237	0.12394	0.13806	0.15568	0.17856	0.20472	0.2285	0.2419	0.25617	0.27036	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	105
81	0.02882	0.04502	0.06248	0.08103	0.10045	0.11139	0.12271	0.13722	0.15335	0.17548	0.20437	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	106
82	0.03184	0.05112	0.07141	0.09251	0.11042	0.12149	0.13637	0.15187	0.17393	0.20403	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	107
83	0.03655	0.05886	0.08184	0.1053	0.12029	0.13554	0.1504	0.17241	0.20369	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	108
84	0.04324	0.06822	0.09357	0.11909	0.13471	0.14895	0.17092	0.20335	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	109
85	0.0518	0.07918	0.1066	0.13388	0.14752	0.16944	0.20302	0.2285	0.2419	0.25617	0.27038	0.26363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	110
86	0.06195	0.0919	0.12133	0.1461	0.16798	0.20268	0.2265	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	111
87	0.07374	0.10683	0.13852	0.16654	0.20235	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	112
88	0.08806	0.12478	0.16513	0.20201	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	113
89	0.10651	0.15787	0.20168	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	0.72378	114
90	0.14304	0.20004	0.2285	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54691	0.56025	0.61333	0.64621	0.68501	0.72378	0.76463	115
91	0.18952	0.22686	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	0.72378	0.76463	0.80762	116
92	0.22197	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	0.72378	0.76463	0.80762	0.65261	117
93	0.2419	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	0.72378	0.76463	0.80762	0.85281	0.90028	118
94	0.25617	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	0.72378	0.76463	0.80762	0.85281	0.90028	0.94993	119
95	0.27038	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	0.72378	0.76463	0.80762	0.85281	0.90028	0.94993	1	120
96	0.28363	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	0.72378	0.76463	0.80762	0.85281	0.90028	0.94993	1	1	121
97	0.29749	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64821	0.68501	0.72378	0.76463	0.80762	0.85281	0.90028	0.94993	1	1	1	122
98	0.31199	0.32716	0.34301	0.35958	0.37691	0.39501	0.41541	0.43927	0.46447	0.4911	0.51922	0.54891	0.58025	0.61333	0.64621	0.68501	0.72378	0.76463	0.80762	0.85281	0.90028	0.94993	1	1	1	1	123
99	0.32688	0.34272	0.35928	0.3766	0.3947	0.41361	0.43877	0.46396	0.49057	0.51868	0.54838	0.57971	0.61278	0.64767	0.68448	0.72328	0.76416	0.80719	0.85245	0.90001	0.94989	1	1	1	1	1	124

Exhibit D

The Company’s Retention limits

life:

The Company will retain                                 per Life.

It is understood that the sum of all amounts retained on a life by the Company under any in force policies will not exceed the Company’s Retention Limit on a per life basis

Waiver of Premium:	Not applicable

Accidental Death Benefits:	Not applicable

The Company’s retention amounts apply to Life and ADB separately.

Risk Retention

Any change in the net amount at risk due to changes in the cash value applicable to the policy will be shared proportionately between the Company and its reinsurers.

1414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

Exhibit E

Automatic Issue and Acceptance and Per Location Limits

Guaranteed Issue and Simplified Issue Business:

The Reinsurer will automatically accept               of each Policy, not to exceed the limits specified below on a per life basis. If the Company has filled its maximum retention on the life as specified in Exhibit D, the percentage the Reinsurer will automatically accept will increase to              , but the limits stated below will not change.

Maximum Automatic Issue on any one Life:                                    (subject to the multiples stated below)

Number of Lives	Multiples
10 – 19
20 – 49
50 +

Regular Issue Business:

The total Automatic Issue Amounts available to the Company on a per life basis, including amounts retained by the Company and all automatic reinsurance, will be as follows:

Ages	Standard to Table 3 Flat Extras $0 to $ 12.75	Table 4 to Table 16 Flat Extras over $12.75
0-24
25-60
61-70

The Reinsurer will automatically accept                    of each Policy, not to exceed the limits specified below on a per life basis. If the Company has filled its maximum retention on the life as specified in Exhibit D, the percentage the Reinsurer will automatically accept will increase to                  ,but the limits stated below will not change.

Ages	Standard to Table 3 Flat Extras $0 to $ 12.75	Table 4 to Table 16 Flat Extras over $12.75
0-24
25-60
61-70

In Force Limits: In force and applied for on any one life:

Ages	All Ratings
0-24
24-70

1414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

Exhibit E

Per location limits (applies to Gl, Sl and Rl Business)

                                    ultimate amount of reinsurance for all policies covered by this Agreement and all other agreements between the Reinsurer and the Company covering business written on an Employer Sponsored plan issued on a Simplified and/or Guaranteed Issue and/or Regular Issue underwriting basis with respect to any one location at the time of policy issue.

For purposes of this Agreement, the term “location” shall mean any one or more structures within a one mile radius of a building that serves as the place of employment at the time a Reinsured Policy is issued.

Conditional Receipt or Temporary Insurance Agreement Liability

Not applicable

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Exhibit F

Reinsurance Reports

The Company acknowledges that timely and correct compliance with the reporting requirements of this Agreement are a material element of the Company’s responsibilities hereunder and an important basis of the Reinsurer’s ability to reinsure the risks hereunder. Consistent and material non-compliance with reporting requirements, including extended delays, will constitute a material breach of the terms of this Agreement.

Remittance The Company will self-administer reinsurance transactions. Reinsurance premiums are payable as specified in the Premium Mode provision of Exhibit C-1. During each accounting period, as defined below, the Company will report to the Reinsurer all first year and renewal premiums which became due during the previous accounting period. Reporting of business transactions should begin within 90 days of the effective date of the Agreement, including policies with zero first year premium. Any adjustments made necessary by changes in reinsurance effective during a previous accounting period will also be reported.

The Company will take credit, without interest, for any unearned premiums arising due to reductions, cancellations or death claims. The unearned premiums refunded will be net of allowances and policy fees.

The Company will pay the balance of premiums in arrears due under a reinstated Reinsured Policy.

If a net balance is due to the Reinsurer, the Company will forward a remittance in settlement with its report. If the net balance is due to the Company, the Reinsurer will forward a remittance in settlement within 30 days of receipt of the report.

Report Requirements:

The Company will send to the Reinsurer the following reports electronically, by the times indicated below:

	Report	Accounting Period	Due Date

1.	New Business (New issues only- first time policy reported to the Reinsurer)	Quarterly	21[s]t day after quarter end

2.	Renewal Business (Policies with renewal dates within Accounting Period)	Quarterly	21[s]t day after quarter end

3.	Changes & Terminations (including conversions, replacements reinstatements, increases, decreases, recaptures, lapses, claims, etc.)	Quarterly	21[s]t day after quarter end

4.	Inforce List (Listing of each policy in force)	Quarterly	21[s]t day after quarter end

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Exhibit F

5.	Accounting Information (only required for Paper Reporting) (See Exhibit F-1 for Sample Summary Reporting Form, Section I)	Quarterly	21[s]t day after quarter end

6.	Statutory Reserves (See Exhibit F-1 for Sample Summary Reporting Form, Section II)	Quarterly	21[s]t day after quarter end

7.	Policy Exhibit Quarterly (only required for Paper Reporting) (See Exhibit F-1 for Sample Summary Reporting Form, Section III)	Quarterly	21[s]t day after quarter end

8.	Valuation Reserve Certification (See Exhibit F-2 for Sample)	Annually	October 31st

9.	Tax Reserve Certification (See Exhibit F-3 for Sample)	Annually	June 1st

Minimum Data Requirements for Electronic or Paper Administration:

Policy record details for new business, renewal business and changes and terminations (Reports # 1, 2 and 3 in Report Requirements, above) may be reported as separate reports or combined into one report, hereinafter referred to as the Billings and Transactions Report. Nonetheless, the data elements specified below for the Billings and Transactions Report must be provided for each reported record.

Billings and Transactions Report:

General
1.	Reporting Period Dates	Specifies the beginning and ending date of the reporting period represented on the statement file.
Insured Data
2.	Last Name	Represents the surname or family name of the insured; must be specified for each insured on joint policy types; name fields are required to be parsed out into these listed components
3.	First Name	Represents the given name of the insured; must be specified for each insured on joint policy types; name fields are required to be parsed out into these listed components.

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Exhibit F

4.	Middle Name or Middle Initial (if available)	Represents the middle name of the insured; must be specified for each insured on joint policy types; name fields are required to be parsed out into these listed components.
5.	Date of Birth	Specifies the date on which the insured was born; this field must be provided on each insured on a joint policy.
6.	Sex	Indicates the gender of the insured; this field must be provided on each insured on a joint policy.
7 .	Tobacco Use Code	Indicates whether the insured is a smoker or user of tobacco products.
8.	Rating	Indicates whether the insured is standard, substandard, or uninsurable.
9.	Residence	State, province, or other geographical code that indicates where the insured resides.
10.	Insured Sequence Number	Specifies the number assigned by the ceding company to delineate one insured from another on a policy with multiple insureds.

Coverage Data
11.	Currency	Ind icates the currency to be applied in calculating monetary amounts, if currency within this treaty is a variable on a by policy basis.
12.	Reinsurance Method	Indicates whether the policy is being ceded on an automatic or facultative basis.
13.	Policy Number	Specifies the number assigned by the ceding company to the policy record.
14.	Coverage Sequence Number	Specifies the number assigned by the ceding company to delineate one coverage or benefit from another on a policy with multiple coverages or benefits.
15.	Issue Date	The date the policy or benefit was issued.
16.	Reinsurance Effective Date (if different than issue date)	Spec ifies the date upon which the reinsurance coverage goes into effect, if it goes into effect on a date other than the issue date. Can also be used to specify the original Policy Issue Date on a contractual policy conversion.
17.	Plan Code	Specifies the plan of insurance being provided to the insured; there must be a separate plan code for each coverage.
18.	Joint Life Indicator	I ndicates that the coverage is a joint coverage and that multiple lives are involved with the coverage.
19.	Smoker Code	Indicates that the coverage has been issued at either non-smoker or smoker rates.
20.	Preferred Risk Class	Ind icates the level of classification between the preferred and standard categories; there may be more than one level of the preferred classification available, and this will indicate the specific level for this policy.

1414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

Exhibit F

21.	Mortality Rating	Specifies the exact rating assigned to the policy; premium rates will be based on this rating; this rating is generally expressed as a percentage.
22.	Flat Extra Rate	Specifies a flat rate per thousand to be charged on the policy.
23.	Flat Extra Duration	Specifies the number of years that the flat extra rating will be charged.
24.	Direct Face Amount	Specifies the face amount of the benefit issued to the insured before the purchase of any reinsurance.
25.	Reinsu red Face Amount	Specifies the face amount of the reinsurance purchased.
26.	Reinsured Amount at Risk	Specifies the net amount at risk for the current year’s reinsurance benefits.
27.	Death Benefit Option	Specifies the option used to calculate the policy net amount at risk on Universal Life products, only.
28.	Coverage Maturity or Expiry Date	Specifies the date on which the insurance coverage will cease, based on the type of plan issued to the insured.
29.	Issue Age	From date of issue, the age at which premiums will be charged when the case does not use a rated age.
30.	Rated Age	From the date of issue, the age at which premiums will be charged when the age is increased for substandard reasons, or when the age is an equivalent age for joint products.
31.	Transaction Code	Indicates the specific action that has occurred to cause a policy to appear on the billing or transaction report, such as New Business, Renewal, Lapse, Death etc.
32.	Transaction Effective Date	Specifies the date on which the transaction is applied to the insured’s policy.
33.	Standard Premium	The premium to be paid for the reinsured benefit; this must be specified for each benefit provided on a policy record.
34.	Substandard Premium	In the event that a mortality rating has been assigned, this is the substandard portion of the premium to be paid for the reinsured benefit; this must be specified for each benefit provided on a policy record.
35.	Flat Extra Premium	The premium to be paid the reinsurer for any flat extra premiums assi_gned to the policy.
36.	Fees	Any additional fees to be charged, such as policy fees

37.	Standard Allowance	The allowance to be taken for the reinsured benefit; this must be specified for each benef it provided on a policy record.
38.	Substandard Allowance	In the event that a mortality rating has been assigned, this is the portion of the allowance to be taken for the substandard premium; this must be specified for each benefit provided on a policy record.

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Exhibit F

39.	Flat Extra Allowance	In the event a flat extra rating has been assigned to the policy, this is the portion of the allowance to be taken on the flat extra premium; this must be specified for each flat extra premium provided on a policy record.
40.	Fee Allowance	The allowance to be taken for any fees paid on the record.
41.	Underwriti ng Method	The underwriting method applies to the reinsured policies, i.e., Simplified or Guaranteed Issue
42.	Group Name	Name of entity insuring its executives
43.	Tota l Risk Amounts (all lives)	The total risk amounts, on all lives, ceded to the Reinsurer at each location (street address, city, state, zip)

lnforce list:

As required, a complete listing of all policy records considered to be in force under this Agreement must also be provided to the Reinsurer (Report #4 in Report Requirements, above). Each record on the lnforce List must contain data elements 1–30, as specified in the above listing of data requirements.

Reporting System: The system used by the Company to administer its reinsurance is: Excel

The Company will inform the Reinsurer at least one reporting period in advance of any change in the reporting format or data prior to its use in reports to the Reinsurer. The Company will provide the Reinsurer with a test file containing such a change prior to its implementation in the production of reports.

Notification of Acceptance of Facultative Offer: The Company will promptly advise the Reinsurer of its acceptance of the Reinsurer’s underwriting decision pertaining to facultative business by sending notice to the Reinsurer on the next New Business Report, providing the full details of the facultative new business.

Additional Information: Upon request, the Company will promptly provide the Reinsurer with any additional information related to the Reinsured Policies and which the Reinsurer requires in order to complete its financial statements.

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Exhibit F-1

Swiss Re Life & Health America Inc.

SELF ADMINISTERED REINSURANCE SUMMARY REPORTING FORM

Ceding Company______________________________	Reinsurer________________________________

Treaty/Account # ____________________________	Period Experience is for_____________________

Coin_______ YRT______ Mod Co_____ Other_____	Interest Sensitive: Yes___ No___

Reinsurance Premium Mode:	Monthly ______	Quarterly ______	Annual ______	In Advance ______	In Arrears ______

Reinsurance Reporting Mode:	Monthly ______	Quarterly ______	Annual ______

Contact __________________________	Date ___________________	Phone #______________________

SECTION I – ACCOUNTING
		* * Premiums * *		* * Allowances Other* *
		First Year	Renewal Year	First Year	Renewal Year Benefit		Total
Life
ADB
Waiver of Premium
TOTAL
SECTION II – RESERVE INFORMATION
Amount of Rein (000)		Issue	Reserve Reinsured
Life	ABD	Year	Life	ADB	Waiver	Subst’d	Deficiency

SECTION III – POLICY EXHIBIT INFORMATION
		Current Period			Year to Date
		No. of Policies	Amt of * Rein (000)		No. of Policies	Amt of * Rein (000)

A. In force Beg. of Period				A.
1. New Business	Auto			1. Auto
	Fac			Fac
2. Conversions/Replacements - On				2.
3. Reinstatements				3.
4. Other Increases				4.
5. Not Takens				5.
a) Total Inc (1 + 2 + 3 + 4 -5)				a)
6. Death				6.
7. Conversions/Replacements - OFF				7.
8. Lapses				8.
9. Surrenders				9.
10. Expiry				10.
11. Recapture				11.
12. Other Decreases				12.
b) Total Dec (6 + 7 + 8 + 9 + 10 + 11 + 12)				b)
B. In force End of Period (A + a-b)				B.

1414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

Exhibit F-2

Valuation Reserve for Self -Administered Business Ceded to Swiss Re Life & Health America Inc. from NATIONWIDE LIFE INSURANCE COMPANY

In force and Reserves at	200x:

Plan:	Type: SM/NSM/AGGR/TOTAL

In force Reinsured Amount:____________________

In force Number of Reinsured Policies:______________________

Valuation Reserve as at	200x:

Type	Reserve Amount ($)	Reserve Basis (Table, interest rate and method)

Active Life Reserve

Unearned Premium Reserve

Disabled Life Reserve

Liability for Incurred But Not Reported Claims (IBNR)

Liability for Due and Unpaid Claims

Liability for claims in Course of Settlement

Other* * (specify)

Total

* *If credit for deficiency reserves is being taken, please specify under “other”.

As the valuation actuary of the above named company I certify that the information above is correct as shown. *

Name:

Signature:

Actuarial Designation:

Title:

Date:

* Required only for Year End Valuation Reserves.

1414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)

Exhibit F-3

Tax Reserve Certification for Self Administered Business Ceded to Swiss Re Life & Health America Inc. from NATIONWIDE LIFE INSURANCE COMPANY

In force and Reserves at December 31, 200x:

Plan:	Type: SM/NSM/AGGR/TOTAL

In force Reinsured Amount:_______________________

In force Number of Reinsured Policies:____________________

Tax Reserve as at December 31, 200x:

Type	Reserve Amount ($)	Reserve Basis (Table, interest rate and method)

Active Life Reserve

Unearned Premium Reserve

Disabled Life Reserve

Liability for Incurred But Not Reported Claims (IBNR)

Liability for Due and Unpaid Claims

Liability for Claims in Course of Settlement

Other* * (specify)

Total

* *If credit for deficiency reserves is being taken, please specify under “other”.

As the valuation actuary of the above named company I certify that the information above is correct as shown.

Name:

Signature:

Actuarial Designation:

Title:

Date:

1414848US-12 (11-01-2011) QT#04028US11 (COLI & BOLl)